           PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MARCH 26, 1999)

                      FIRST NATIONWIDE TRUST SERIES 1999-3
                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR

            FIRST NATIONWIDE MORTGAGE CORPORATION                               PNC MORTGAGE SECURITIES CORP.
                     SELLER AND SERVICER                                             SELLER AND SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-3

                                  $841,488,757
                                 (APPROXIMATE)

                       THE TRUST WILL ISSUE:

                        Ten classes of senior Class A Certificates, including one interest-only class.

                        Two classes of senior principal-only Class P
                        Certificates.

                        One class of senior interest-only Class X Certificates.

                        One class of senior residual Class A-R Certificates.

                        Twelve classes of Class B Certificates, which are subordinate to, and provide credit enhancement for the related senior certificates. Each class of Class B Certificates is also subordinate to each class of related Class B Certificates, if any, with a lower numerical designation.

                       THE CERTIFICATES:

                        Represent ownership interests in a trust, whose assets are primarily a pool of fixed rate, first lien residential mortgage loans consisting of three loan groups.

                        Currently have no trading market.

                        Offered pursuant to this prospectus and prospectus supplement are listed under the heading 'Offered Certificates' in the table on page S-3.

                       RISKS:

                        The yield to investors on each class of certificates will be sensitive to the rate and timing of principal payments on the mortgage loans in the related loan group or loan groups which may vary over time.

                        Net interest shortfalls from prepayments on mortgage loans and losses from liquidations of defaulted mortgage loans will adversely affect the yield to investors in the related certificates, and the investors in the related subordinate certificates in particular.

                        REVIEW THE INFORMATION IN 'RISK FACTORS' ON PAGE S-8 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 9 IN THE PROSPECTUS.

The certificates represent
obligations of the trust only
and do not represent an
interest in or obligation of
DLJ Mortgage Acceptance
Corp., First Nationwide
Mortgage Corporation, PNC
Mortgage Securities Corp.,
The First National Bank of
Chicago or any of their
affiliates.

This prospectus supplement
may be used to offer and sell
the certificates only if
accompanied by the
prospectus.

Donaldson, Lufkin & Jenrette Securities Corporation, as Underwriter, will buy the Offered Certificates from the Depositor at a price equal to approximately 99.879485% of their face value. The Depositor will pay the expenses related to the issuance of the Certificates from these proceeds. The Underwriter will sell the Offered Certificates purchased by it from time to time in negotiated transactions.

The trust will make two REMIC elections for federal income tax purposes.

If the terms of your series of certificates vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          DONALDSON, LUFKIN & JENRETTE

                                 April 28, 1999

                               TABLE OF CONTENTS

                                                 PAGE
                                                 -----
            PROSPECTUS SUPPLEMENT
----------------------------------------------
SUMMARY INFORMATION...........................     S-3
RISK FACTORS..................................     S-8
THE MORTGAGE POOL.............................    S-13
THE SELLERS...................................    S-22
SERVICING OF MORTGAGE
  LOANS.......................................    S-24
DESCRIPTION OF THE
  CERTIFICATES................................    S-28
YIELD, PREPAYMENT AND
  MATURITY CONSIDERATIONS.....................    S-41
CREDIT ENHANCEMENT............................    S-56
USE OF PROCEEDS...............................    S-57
CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES............................    S-57
ERISA CONSIDERATIONS..........................    S-59
METHOD OF DISTRIBUTION........................    S-60
LEGAL MATTERS.................................    S-61
RATINGS.......................................    S-62
INDEX OF DEFINED TERMS........................    S-63

                                                 PAGE
                                                 -----

                  PROSPECTUS
----------------------------------------------

ADDITIONAL INFORMATION........................       2
REPORTS TO SECURITYHOLDERS....................       3
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE......................       3
SUMMARY OF PROSPECTUS.........................       4
RISK FACTORS..................................       9
DESCRIPTION OF THE SECURITIES.................      11
YIELD, PREPAYMENT AND
  MATURITY CONSIDERATIONS.....................      15
THE TRUST FUNDS...............................      19
LOAN UNDERWRITING PROCEDURES AND STANDARDS....      28
SERVICING OF LOANS............................      33
CREDIT SUPPORT................................      44
DESCRIPTION OF MORTGAGE
  AND OTHER INSURANCE.........................      48
THE AGREEMENTS................................      53
CERTAIN LEGAL ASPECTS OF
  LOANS.......................................      63
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES................................      77
STATE AND OTHER TAX
  CONSEQUENCES................................      93
ERISA CONSIDERATIONS..........................      93
LEGAL INVESTMENT..............................      98
LEGAL MATTERS.................................     100
THE DEPOSITOR.................................     100
USE OF PROCEEDS...............................     100
PLAN OF DISTRIBUTION..........................     100
GLOSSARY......................................     102

                              SUMMARY INFORMATION

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION TO MAKE YOUR INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY FOR ADDITIONAL INFORMATION ABOUT THE OFFERED CERTIFICATES.

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 1999-3

                                   PASS-     INITIAL RATING OF
                 INITIAL CLASS    THROUGH         OFFERED
                   PRINCIPAL       RATE       CERTIFICATES(2)
CLASS             BALANCE(1)    (PER ANNUM)  S&P    DCR   FITCH
---------------------------------------------------------------
OFFERED
CERTIFICATES
IPP-A            $ 391,989,639     6.500%     AAA   AAA     AAA
IIPP-A-1            95,867,000     6.500%     AAA   AAA     AAA
IIPP-A-2            22,364,000     6.500%     AAA   AAA     AAA
IIPP-A-3            13,136,228     6.500%     AAA   AAA     AAA
III-A-1             55,325,000     6.750%     AAA   AAA      --
III-A-2              7,605,000     6.750%     AAA   AAA      --
III-A-3             28,332,535     6.750%     AAA   AAA      --
III-A-4            172,475,000     6.550%     AAA   AAA      --
III-A-5             19,632,000     6.750%     AAA   AAA      --
III-A-6                     (3)    6.750%    AAAr   AAA      --
II-P                    18,655        (4)    AAAr   AAA     AAA
III-P                  320,538        (4)    AAAr   AAA      --
III-X                       (3)    6.750%    AAAr   AAA      --
A-R                        100     6.500%     AAA   AAA     AAA
C-B-1                9,802,000     6.500%      --    AA      AA
C-B-2                4,902,621     6.500%      --     A       A
C-B-3                2,178,463     6.500%      --   BBB     BBB
III-B-1             10,676,000     6.750%      --    AA      --
III-B-2              4,576,155     6.750%      --     A      --
III-B-3              2,287,823     6.750%      --   BBB      --
NON-OFFERED
CERTIFICATES
C-B-4                1,906,155     6.500%      --    BB      --
C-B-5                1,089,231     6.500%      --     B      --
C-B-6                1,361,540     6.500%      --    --      --
III-B-4              1,677,737     6.750%      --    BB      --
III-B-5                610,086     6.750%      --     B      --
III-B-6              1,525,216     6.750%      --    --      --

------------

(1) This amount is subject to a variance of 5%.

(2) A description of the ratings of the Offered Certificates is set forth under the heading 'Ratings' in this prospectus supplement.

(3) These Certificates are interest only certificates, will have no principal balance and will bear interest on their related notional amount. The initial Class III-A-6 and Class III-X notional amounts will be approximately $5,110,370 and $16,981,792 respectively. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(4) These Certificates are principal only certificates and do not bear interest. The trust will issue the Offered Certificates, other than the Class A-R Certificates, in book-entry form through the facilities of The Depository Trust Company. The Class A-R Certificates will be physical certificates. We refer you to 'Description of the Certificates -- General' and ' -- Book-Entry Certificates' in this prospectus supplement for more detail.
The certificates whose class designation begins with 'I' correspond to the Group I Loans. The certificates whose class designation begins with 'II' correspond to the Group II Loans. The certificates whose class designation begins with 'III' correspond to the Group III Loans. The certificates whose class designation begins with 'C' correspond to the Group I and Group II Loans. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in their corresponding loan group or loan groups.

DEPOSITOR
 DLJ Mortgage Acceptance Corp.
 The Depositor maintains its principal office at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.
We refer you to 'The Depositor' in the prospectus for more detail.

SELLER AND SERVICER OF THE GROUP I AND GROUP II LOANS
 First Nationwide Mortgage Corporation.
 First Nationwide Mortgage Corporation will initially service all of the Group I and Group II Loans.
We refer you to 'The Sellers' in this prospectus supplement for more detail.

SELLER AND SERVICER OF THE GROUP III LOANS
 PNC Mortgage Securities Corp.
 PNC Mortgage Securities Corp. will initially service all of the Group III
 Loans.
We refer you to 'The Sellers' in this prospectus supplement for more detail.

TRUSTEE

  The First National Bank of Chicago.

CUT-OFF DATE

  April 1, 1999.

CLOSING DATE

  April 29, 1999.

DETERMINATION DATE

 With respect to the Group I and Group II Loans, the 10th day of each month or if such day is not a business day, the next business day.

 With respect to the Group III Loans, a day not later than the 10th day preceding a related Distribution Date.

DISTRIBUTION DATE

 With respect to the Group I and Group II Certificates, the 19th day of each month or if such day is not a business day, the next business day.

 With respect to the Group III Certificates, the 25th day of each month or if such day is not a business day, the next business day.

 The first Distribution Date will be in May 1999.

RECORD DATE

 The last business day of the month preceding the month of a Distribution Date.

DESIGNATIONS

 Group I Loans -- All of the Mortgage Loans identified as Group I Loans on the schedule of mortgage loans delivered to the Trustee on the closing date.

 Group II Loans -- All of the Mortgage Loans identified as Group II Loans on the schedule of mortgage loans delivered to the Trustee on the closing date.

 Group III Loans -- All of the Mortgage Loans identified as Group III Loans on the schedule of mortgage loans delivered to the Trustee on the closing date.

 Loan Group -- Either the Group I Loans, the Group II Loans or the Group III Loans, as the context requires.

 Regular Certificates -- All classes of Certificates other than the Class A-R Certificates.

 Residual Certificates -- Class A-R Certificates.
 Class A Certificates -- Class IPP-A, Class IIPP-A-1, Class IIPP-A-2, Class IIPP-A-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-A-6 Certificates.

 Senior Certificates -- Group I Senior, Group II Senior and Group III Senior Certificates.

 Group I Senior Certificates -- Class IPP-A Certificates.

 Group I Certificates -- The Group I Senior Certificates and the Group C-B Certificates.

 Group II Senior Certificates -- Class IIPP-A-1, Class IIPP-A-2, Class IIPP-A-3, Class II-P and Class A-R Certificates.

 Group II Certificates -- The Group II Senior Certificates and the Group C-B Certificates.

 Group III Senior Certificates -- Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6, Class III-P and Class III-X Certificates.

 Group III Certificates -- The Group III Senior Certificates and the Group III-B Certificates.

 Certificate Group -- Either the Group I Certificates, the Group II Certificates or the Group III Certificates, as the context requires.

 Class B or Subordinate Certificates -- The Group C-B and the Group III-B Certificates.

 Group C-B Certificates -- Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates. The Group C-B Certificates are the Subordinate Certificates for the Group I Senior and Group II Senior Certificates, are part of both Certificate Groups and therefore, as used herein, their 'related Certificate Group' includes the Group I and Group II Certificates and their 'related Loan Group' includes the Group I and Group II Loans.

 Group III-B Certificates -- Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates.

 Class P Certificates -- Class II-P and Class III-P Certificates.

 Notional Amount Certificates -- Class III-A-6 and Class III-X Certificates.

 Class X Certificates -- Class III-X Certificates.

 Physical Certificates -- Class A-R, Class C-B-4, Class C-B-5, Class C-B-6, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates.

 Book-Entry Certificates -- All classes of Certificates other than the Physical Certificates.

THE MORTGAGE POOL

On April 29, 1999, the trust will acquire a pool of Mortgage Loans which will be divided into three loan groups. As of April 1, 1999, the mortgage pool consists of approximately 2,519 Mortgage Loans, with an aggregate principal balance of approximately $849,658,723. All of the Mortgage Loans are secured by residential properties and each is set to mature within 15, 20 or 30 years of the date it was originated.

The mortgage pool consists of the following three Loan Groups:

                                             APPROXIMATE
                                              PRINCIPAL
                             NUMBER OF      BALANCE AS OF
LOAN GROUP                 MORTGAGE LOANS   APRIL 1, 1999
---------------------------------------------------------

Loan Group I                    1,183       $ 407,897,647
Loan Group II                     486       $ 136,717,984
Loan Group III                    850       $ 305,043,090

We refer you to 'The Mortgage Pool' in this prospectus supplement for more detail.

CROSS-COLLATERALIZATION

Generally, distributions of principal and interest to the holders of the Senior Certificates will be based solely on the payments received or advanced on the Mortgage Loans in the related Loan Group. However, in certain limited circumstances:

 principal and interest collected from the Group I Loans may be used to pay principal or interest, or both, to the Group II Senior Certificates; and

 principal and interest collected from the Group II Loans may be used to pay principal or interest, or both, to the Group I Senior Certificates.

We refer you to 'Description of the Certificates -- Cross-Collateralization' in this prospectus supplement for more detail.

PRIORITY OF DISTRIBUTIONS

Funds available from payments and other amounts received on the Mortgage Loans in each Loan Group on any Distribution Date will be distributed to the holders of the certificates related to that Loan Group in the following order:

          (i) to principal of the related Class P Certificates, if any, in the manner described in this prospectus supplement under 'Description of the Certificates -- Distributions of Principal;'
          (ii) to interest on the interest-bearing related Senior Certificates;

          (iii) to principal of the related Senior Certificates (other than the related Class P Certificates, if any) entitled to principal;

          (iv) to any deferred amounts payable on the related Class P Certificates, if any; and

          (v) to interest on and principal of each class of Subordinate Certificates related to such Loan Group, in order of their numerical class designations, beginning with the Class C-B-1 or Class III-B-1 Certificates, as applicable.

In certain limited circumstances, distributions of principal and interest on the Group I Senior Certificates and the Group II Senior Certificates may be based on payments received or advanced with respect to the Group II Loans and Group I Loans, respectively.

We refer you to 'Description of the Certificates -- Priority of Distributions Among Certificates' and ' -- Cross-Collateralization' in this prospectus supplement for more detail.

INTEREST DISTRIBUTIONS

Interest accrues on the interest-bearing Certificates during the calendar month prior to a Distribution Date.

On each Distribution Date, you will be entitled to the following:

 interest at the related pass-through rate that accrued during the accrual period; and

 interest due on a prior Distribution Date that was not paid.

Your interest entitlement may be reduced as a result of prepayments on the Mortgage Loans in the related Loan Group and certain types of losses on the Mortgage Loans in such Loan Group.

The Class P Certificates do not receive interest distributions.

We refer you to 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement for more detail.

PRINCIPAL DISTRIBUTIONS

Principal distributions are payable on each Distribution Date. Shortfalls in available funds may result in a class receiving less than what is due. The calculation of the amount a class is entitled to receive on each Distribution Date is described in this prospectus supplement under 'Description of the Certificates -- Distributions of Principal.'
                                       S-5

The Notional Amount Certificates do not receive principal distributions.

CREDIT ENHANCEMENT

Credit enhancement in the form of subordination should reduce delays in distributions and losses on certain classes of certificates. The subordination feature will support the classes of certificates in varying degrees.

There are two types of subordination in this transaction:

1. The Senior Certificates will receive distributions of interest and principal prior to distributions of interest and principal to the related Subordinate Certificates. Also, on each Distribution Date each class of Subordinate Certificates will receive its interest and principal distribution before any other related class of Subordinate Certificates with a higher numerical class designation; and

2. Losses resulting from the liquidation of defaulted Mortgage Loans (other than certain excess losses resulting from special hazards, mortgagor fraud or mortgagor bankruptcy) will be allocated to the related Subordinate Certificates in reverse order of numerical class designation, until the respective class balance has been reduced to zero.

We refer you to 'Description of the Certificates -- Priority of Distributions Among Certificates' and ' -- Allocation of Losses' in this prospectus supplement for more detail.

OPTIONAL TERMINATION

If the aggregate principal balance of the Mortgage Loans declines below 5% of the aggregate principal balance of the Mortgage Loans as of April 1, 1999, then the Depositor may purchase all of the Mortgage Loans and the related properties in the trust. If the Depositor purchases all of the Mortgage Loans, you will receive a final distribution and then the trust will be terminated.

We refer you to 'Description of the Certificates -- Optional Termination' in this prospectus supplement for more detail.

ADVANCES

If a Servicer reasonably believes that cash advances can be recovered from a delinquent mortgagor or other collections on the Mortgage Loan then such Servicer will make cash advances to the trust to cover related delinquent mortgage loan payments. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates, not to guarantee or insure against losses.

We refer you to 'Servicing of Mortgage Loans -- Advances' in this prospectus supplement for more detail.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust will comprise two real estate mortgage investment conduits: the Subsidiary REMIC and the Master REMIC. The Subsidiary REMIC will hold the Mortgage Loans and will issue several classes of uncertificated regular interests and a single uncertificated residual interest. The Master REMIC will hold as assets the regular interests issued by the Subsidiary REMIC and will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent regular interests in the Master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the Master REMIC and the residual interest in the Subsidiary REMIC.

We refer you to 'Certain Federal Income Tax Consequences' in this prospectus supplement and in the prospectus for more detail.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and Section 4975 of the Internal Revenue Code of 1986 (the Code) can limit investments by certain pension and other employee benefit plans. For example, the acquisition of certificates by certain plans may be considered a 'prohibited transaction' under ERISA; however, certain exemptions from the prohibited transactions rules could apply. If you are a fiduciary of a pension or other employee benefit plan, which is subject to ERISA or Section 4975 of the Code, you should consult with your counsel regarding the applicability of the provisions of ERISA and the Code before purchasing a certificate.

Subject to the considerations and conditions described under 'ERISA Considerations' in this prospectus supplement and prospectus, it is expected that pension or employee benefit plans subject to ERISA or Section 4975 of the Code may purchase the Senior Certificates other than the Class A-R Certificates.

We refer you to 'ERISA Considerations' in this prospectus supplement and in the prospectus for more detail.
                                       S-6

LEGAL INVESTMENT

The Senior Certificates and the Class C-B-1 and Class III-B-1 Certificates will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA), as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class C-B-2, Class C-B-3, Class III-B-2 and Class III-B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and therefore will not be 'mortgage related securities' for purposes of SMMEA.

We refer you to 'Legal Investment' in the prospectus for more detail.

RATINGS

The trust will not issue the Offered Certificates unless they have been assigned the ratings designated on page S-3.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either rating agency.

We refer you to 'Ratings' in this prospectus supplement for more detail.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER 'RISK FACTORS' IN THE PROSPECTUS.

PREPAYMENTS ON MORTGAGE LOANS MAY ADVERSELY       The rate of principal distributions and yield to maturity on
  AFFECT YIELD                                    your certificates will be directly related to the rate of
                                                  principal payments on the Mortgage Loans in the related Loan
                                                  Group or Loan Groups. Mortgagors may prepay a Mortgage Loan at any time. The rate of principal payments on the Mortgage Loans will be affected by, among other factors, the following:
                                                    the amortization schedules of the Mortgage Loans;
                                                    the rate of prepayments (including partial prepayments and prepayments resulting from refinancing) by mortgagors;
                                                    liquidations of defaulted Mortgage Loans;
                                                    repurchases of Mortgage Loans by the related Seller as a
                                                    result of defective documentation or breaches of
                                                    representations and warranties; and
                                                    the optional purchase by the Depositor of all of the Mortgage
                                                    Loans in connection with the termination of the trust.
                                                  All of the Group I and Group II Loans and a portion of the
                                                  Group III Loans impose a penalty for early full or partial prepayments of a mortgage loan if such prepayments are made by the mortgagor during a specified period for each such Mortgage
                                                  Loan occurring during the first one to five years after
                                                  origination and the amount of such prepayments in any
                                                  twelve-month period are in excess of 20% of the original
                                                  principal balance of such mortgage loan. Such prepayment
                                                  penalties may discourage borrowers from prepaying their
                                                  mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment. Any such prepayment
                                                  penalties will be paid to First Nationwide Mortgage Corporation or PNC Mortgage Securities Corp., as applicable, and will not, in any circumstances, be available for payment of the
                                                  Certificates.
                                                  The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. For example, if mortgage rates for similar
                                                  mortgage loans fall below the mortgage rates on the Mortgage
                                                  Loans, the prepayment rate would generally be expected to
                                                  increase. Conversely, if mortgage rates on similar mortgage loans rise above the mortgage rates on the Mortgage Loans, the prepayment rate would generally be expected to decrease.
                                                  We cannot predict the rate at which mortgagors will repay their mortgage loans. Please consider the following:
                                                    If you are purchasing a certificate at a discount, in
                                                    particular, a Class P Certificate, your yield may be lower than expected if principal payments on the

                                                    Mortgage Loans occur at a slower rate than you expected.
                                                    If you are purchasing a certificate at a premium, your yield may be lower than expected if principal payments on the
                                                    Mortgage Loans occur at a faster rate than you expected.
                                                    If you are purchasing a Class III-X Certificate, you should consider the risk that a rapid rate of principal payments on certain Group III Loans could result in your failure to fully recover your initial investment.
                                                    If you are purchasing a Class III-A-6 Certificate, you should consider the risk that a rapid rate of principal prepayments on the Group III Loans could result in your failure to fully recover your initial investment.
                                                    The earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase a
                                                    certificate at a premium, although the average rate of
                                                    principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate
                                                    higher than expected, which would adversely impact your
                                                    yield, a subsequent reduction in the rate of principal
                                                    payments will not offset any adverse yield effect.
                                                  We refer you to 'Yield, Prepayment and Maturity Considerations'
                                                  in this prospectus supplement for more detail.
RISKS OF HOLDING SUBORDINATE CERTIFICATES         The protections afforded the Senior Certificates in this
                                                  transaction create risks for the related Subordinate
                                                  Certificates. Before purchasing Subordinate Certificates, you should consider the following factors that may negatively
                                                  impact your yield:
                                                    Because the Subordinate Certificates receive distributions after the related Senior Certificates, there is a greater
                                                    likelihood that one or more classes of Subordinate
                                                    Certificates will not receive the distributions to which they are entitled on any Distribution Date.
                                                    If principal payments on the Mortgage Loans are used to make interest payments on the related Certificates (because, for example, other Mortgage Loans have defaulted), the aggregate class balance of the certificates related to such Loan Group will exceed the aggregate principal balance of the Mortgage
                                                    Loans in such Loan Group. The class balance of the related class of Subordinate Certificates outstanding at that time with the highest numerical class designation will be reduced, without a corresponding distribution, by the amount of such excess.
                                                    If a Servicer determines not to advance a delinquent payment because such amount is not recoverable from a mortgagor,
                                                    there will be a shortfall in distributions on the related
                                                    certificates which will initially impact the related
                                                    Subordinate Certificates.

                                                    The Subordinate Certificates are not entitled to a
                                                    proportionate share of principal prepayments on the Mortgage
                                                    Loans in the related Loan Group or Loan Groups until the
                                                    beginning of the ninth year after the Closing Date.
                                                    Losses resulting from the liquidation of defaulted Mortgage
                                                    Loans (other than certain excess losses resulting from
                                                    special hazards, mortgagor fraud or mortgagor bankruptcy)
                                                    will be allocated to the related Subordinate Certificates in reverse order of numerical class designation, until the
                                                    respective class balance has been reduced to zero. A loss
                                                    allocation results in a reduction in a class balance without a corresponding distribution of cash to the holder. Also, the lower class balance will result in less interest accruing on the certificate.
                                                    The earlier in the transaction that a loss on a Mortgage Loan occurs, the greater the impact on yield.
                                                    The risks presented in this section are more severe for the classes of Subordinate Certificates with higher numerical
                                                    class designations. No class of Subordinate Certificates will receive a distribution on any Distribution Date prior to the related class or classes of Subordinate Certificates with a lower numerical class designation receiving its distribution.
                                                    With limited exceptions, losses on the Mortgage Loans are
                                                    allocated to the related class of Subordinate Certificates then outstanding with the highest numerical class
                                                    designation.
                                                  We refer you to 'Description of the Certificates' and 'Yield,
                                                  Prepayment and Maturity Considerations' in this prospectus supplement for more detail.
LOSSES ON THE GROUP I AND GROUP II LOANS MAY      The applicable coverages for special hazard losses, fraud
REDUCE THE YIELD ON THE SENIOR CERTIFICATES       losses and bankruptcy losses cover the Group I and Group II
UNRELATED TO THAT LOAN GROUP                      Loans. Therefore, if Mortgage Loans in either of these Loan
                                                  Groups suffer a high level of these losses, it will reduce the available coverage for certificates related to both the Group I and Group II Loans. Moreover, after the available coverage has been exhausted, if a Mortgage Loan in either of these Loan
                                                  Groups suffers such a loss, the Senior Certificates related to both of these Loan Groups will be allocated a portion of such loss.
                                                  Investors in these Senior Certificates should also be aware that because the Group C-B Certificates represent interests in both the Group I and Group II Loans, the class balance of the
                                                  Group C-B Certificates could be reduced to zero as a result of realized losses on the Mortgage Loans in either of these Loan
                                                  Groups. Therefore, the allocation of realized losses on the
                                                  Mortgage Loans in either of these Loan Groups to the Group C-B
                                                  Certificates will reduce the subordination provided by the
                                                  Group C-B Certificates to Group I Senior and Group II Senior
                                                  Certificates, including the Senior Certificates related to a
                                                  Loan Group which did not suffer any losses. This will increase the likelihood that

                                                  future realized losses may be allocated to the Senior
                                                  Certificates related to such other Loan Group.
LIMITED SOURCE OF PAYMENTS -- NO RECOURSE TO THE  The Mortgage Loans are the sole source of distributions for the
DEPOSITOR, THE SELLERS, THE SERVICERS OR THE      Certificates. The Certificates do not represent an interest in
TRUSTEE                                           or obligation of the Depositor, the Sellers, the Servicers, the
                                                  Trustee or any of their affiliates. Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the Depositor, the
                                                  Sellers, the Servicers, the Trustee or any of their affiliates.
                                                  Consequently, if payments on the Mortgage Loans are
                                                  insufficient to make all payments required on the Certificates you may incur a loss on your investment.
LIMITED LIQUIDITY                                 The Underwriter intends to make a market for the purchase and sale of the Offered Certificates after their initial issuance but has no obligation to do so. There is currently no secondary market for the Offered Certificates. We cannot give you any assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your Offered Certificates readily or at prices that will enable you to realize your desired yield. The market values of the Offered Certificates are likely to fluctuate;
                                                  these fluctuations may be significant and could result in
                                                  significant losses to you.
                                                  The secondary markets for mortgage backed securities have
                                                  experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited
                                                  categories of investors.
GEOGRAPHIC CONCENTRATION                          Approximately 90.79%, 84.97% and 62.99% of the Group I, Group
                                                  II and Group III Loans, respectively, in each case by principal balance as of April 1, 1999, are secured by properties located in California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquency, foreclosure, bankruptcy and loss on the Mortgage
                                                  Loans may increase, as compared to such rates in a stable or improving real estate market. Also, California is more
                                                  susceptible to certain types of uninsurable hazards, such as earthquakes, brush fires, floods, mudslides and other natural disasters. If any such disaster occurs, the rates of
                                                  delinquency, foreclosure, bankruptcy and loss on the Mortgage
                                                  Loans may increase.
CONSEQUENCES OF OWNING BOOK-ENTRY CERTIFICATES    Limit on Liquidity of Certificates. Issuance of the Book- Entry
                                                  Certificates in book-entry form may reduce the liquidity of such certificates in the secondary trading market since
                                                  investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

                                                  Limit on Ability to Transfer or Pledge. Since transactions in the Book-Entry Certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a Book-Entry
                                                  Certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of a physical
                                                  certificate representing the Book-Entry Certificates.
                                                  Delays in Distributions. You may experience some delay in the receipt of distributions on the Book-Entry Certificates since the distributions will be forwarded by the Trustee to DTC for
                                                  DTC to credit the accounts of its participants which will
                                                  thereafter credit them to your account either directly or
                                                  indirectly through indirect participants, as applicable.
                                                  We refer you to 'Description of the Certificates -- Book-Entry
                                                  Certificates' in this prospectus supplement for more detail.
RISKS ASSOCIATED WITH YEAR 2000 COMPLIANCE        The Servicers are faced with the task of completing their goals for compliance in connection with the year 2000 issue. The year
                                                  2000 issue is the result of prior computer programs being
                                                  written using two digits to define the applicable year. Any computer programs that have time-sensitive software may
                                                  recognize a date using '00' as the year 1900 rather than the year 2000. Any such occurrence could result in a major computer system failure or miscalculations. The Servicers are testing for potential problems from two-digit programs, and they plan to correct or replace their affected computer programs and systems on a timely basis (which, in the case of First
                                                  Nationwide, is expected to be the end of the second quarter of
                                                  1999).
                                                  In the event that a Servicer, any subservicer or any of their suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, such Servicer's
                                                  performance of its respective obligations under the Agreement could be adversely affected. This could result in delays in processing payments on the related Mortgage Loans and could cause a delay in distributions to you.

                               THE MORTGAGE POOL

GENERAL

     DLJ Mortgage Acceptance Corp. (the 'Depositor') will acquire 1,669 Mortgage Loans with an aggregate Stated Principal Balance as of the Cut-off Date of approximately $544,615,633 (the 'First Nationwide Loans') directly or indirectly from First Nationwide Mortgage Corporation ('First Nationwide') pursuant to one or more mortgage loan purchase agreements (collectively, the 'First Nationwide Agreements'). The First Nationwide Loans are divided into two loan groups (the 'Group I Loans' and 'Group II Loans'). The Group I Loans consist of 1,183 Mortgage Loans with an aggregate Stated Principal Balance as of the Cut-off Date of approximately $407,897,647 and the Group II Loans consist of 486 Mortgage Loans with an aggregate Stated Principal Balance as of the Cut-off Date of approximately $136,717,984. The Depositor will purchase 850 Mortgage Loans with an aggregate Stated Principal Balance as of the Cut-off Date of approximately $305,043,090 (the 'PNC Loans' or 'Group III Loans') directly or indirectly from PNC Mortgage Securities Corp. ('PNC') pursuant to a Mortgage Loan Purchase Agreement dated as of April 29, 1999 (the 'PNC Agreement').

     Pursuant to a Pooling and Servicing Agreement, dated as of April 1, 1999 (the 'Agreement'), among the Depositor, The First National Bank of Chicago, as trustee (the 'Trustee'), and First Nationwide and PNC, each as a seller (in such capacity, a 'Seller') and servicer (in such capacity, a 'Servicer'), the Depositor will cause the First Nationwide Loans and the PNC Loans (collectively, the 'Mortgage Loans') and all right, title and interest in and to all other assets included in the trust fund (the 'Trust Fund'), including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date, to be assigned to the Trustee for the benefit of the holders of the Certificates (the 'Certificateholders').

     Under the Agreement, each Seller will make certain representations and warranties relating to the characteristics of the applicable Mortgage Loans, as further described in the Prospectus under 'Loan Underwriting Procedures and Standards -- Representations and Warranties.' Such representations and warranties relating to the Mortgage Loans will generally be made by the related Seller as of the Closing Date, or as of such earlier date as specified in the Agreement. In the event of a breach of any representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the related Seller will be obligated, in accordance with the Agreement, to either cure such breach, or to repurchase such Mortgage Loan at an amount equal to the sum of (i) the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate (net of the applicable Servicing Fee if the applicable Seller is also the Servicer of the related Mortgage Loan) from the date through which interest was last paid by the Mortgagor to the date of such purchase (the 'Purchase Price'), or, in lieu of a repurchase, to substitute a Replacement Mortgage Loan for such Mortgage Loan; however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify either REMIC or result in a prohibited transaction under the Code. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or which are otherwise defective. Each Seller is selling the related Mortgage Loans without recourse and will have no obligation with respect to the Mortgage Loans in its capacity as Seller other than the cure, repurchase or substitution obligations described above with respect to the Mortgage Loans sold by it. The obligations of each Seller, as Servicer, with respect to the Certificates is limited to its contractual servicing obligations under the Agreement.

     Certain information with respect to the Mortgage Loans to be included in the mortgage pool (the 'Mortgage Pool') is set forth below. Prior to April 29, 1999 (the 'Closing Date'), Mortgage Loans may be removed from the Mortgage Pool and other Mortgage Loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Pool as presently constituted is representative of the characteristics of the Mortgage Pool as it will be constituted at the Closing Date, although certain characteristics of the Mortgage Loans in the Mortgage Pool may vary. Unless otherwise indicated, information presented below expressed as a percentage (other than rates of interest) are approximate percentages based on the Stated Principal Balances of the Mortgage Loans in the related Loan Groupas of the Cut-off Date and have been rounded in order to total 100%.

     As of the Cut-off Date, the aggregate Stated Principal Balance of the Mortgage Loans is expected to be approximately $849,658,723 (the 'Cut-off Date Pool Principal Balance'). The Mortgage Loans provide for the amortization of the amount financed over a series of substantially equal monthly payments. All of the Mortgage Loans provide for payments due on the first day of each month (the 'Due Date'). The Mortgage Loans to be included in the Mortgage Pool were originated or acquired by the Sellers in the normal course of their business and substantially in accordance with the underwriting criteria specified herein. At origination, the Group I Loans had stated terms to maturity which ranged from 20 to 30 years. At origination, the Group II Loans had stated terms to maturity which ranged from 15 to 30 years. At origination, the Group III Loans had stated terms to maturity which ranged from 20 to 30 years. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans ('Scheduled Payments') either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The majority of the PNC Loans are prepayable at anytime without penalty. A portion of the PNC Loans and all of the First Nationwide Loans impose certain penalties for early prepayments (except for prepayments due to the sale of the Mortgaged Property) (each, a 'Prepayment Penalty Loan'). During a specified period for each Prepayment Penalty Loan lasting anywhere from one to five years after the origination thereof (the 'Penalty Period'), the Mortgagor may not prepay more than 20% of the original principal amount of such Mortgage Loan in any twelve month period without incurring a penalty. With respect to each Prepayment Penalty Loan, the penalty is equal to the lesser of (i) six months' interest on such excess and (ii) the amount authorized by applicable law. No penalty will be imposed after the Penalty Period.

     Each Group I Loan has a first payment date on or after March 1, 1998. Each Group II Loan has a first payment date on or after June 1, 1998. Each Group III Loan has a first payment date on or after January 1, 1996.

     The latest stated maturity date of any Group I Loan is April 1, 2029, and the earliest stated maturity date of any Group I Loan is April 1, 2019. The latest stated maturity date of any Group II Loan is April 1, 2029, and the earliest stated maturity date of any Group II Loan is April 1, 2014. The latest stated maturity date of any Group III Loan is June 1, 2029, and the earliest stated maturity date of any Group III Loan is November 1, 2018.

     As of the Cut-off Date, no Mortgage Loan will be delinquent more than 30 days.

     No Mortgage Loan is subject to a buydown agreement. No Mortgage Loan provides for deferred interest or negative amortization.

     Except for 125 Group III Loans, representing approximately 12.17% of the aggregate Stated Principal Balance of the Group III Loans, as of the Cut-off Date, all of the Mortgage Loans as of the Cut-off Date had a Loan-to-Value Ratio at origination of 80% or less. Except for 27 Mortgage Loans, representing approximately 2.60% of the Cut-off Date Pool Principal Balance, each Mortgage Loan with a Loan-to-Value Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to the Federal National Mortgage Association ('FNMA'), the Federal Home Loan Mortgage Corporation ('FHLMC') or any nationally recognized statistical rating organization or the Group PMI Policy (as defined below). Each primary mortgage guaranty insurance policy provides coverage of a portion of the original principal balance of the related Mortgage Loan equal to the product of the original principal balance thereof and a fraction, the numerator of which is the excess of the original principal balance of the related Mortgage Loan over 75% of the lesser of the appraised value and selling price of the related Mortgaged Property and the denominator of which is the original principal balance of the related Mortgage Loan, plus accrued interest thereon and related foreclosure expenses. No such primary mortgage guaranty insurance policy will be required with respect to any such Mortgage Loan after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of such Mortgage Loan represents 80% or less of the new appraised value. See ' -- Underwriting Standards' herein.

     As of the Cut-off Date, approximately 2.83% of the Group III Loans are covered by primary mortgage guaranty insurance policies or the Group PMI Policy, the premiums of which are paid by the applicable subservicers out of the Servicing Fees for the Group III Loans.

     As of the Cut-Off Date, approximately 23.26% of the Group III Loans have Loan-to-Value Ratios in excess of 80% but not in excess of 95%, and are not covered by traditional primary mortgage guaranty insurance policies. Instead, these Mortgage Loans are covered by a mortgage pool insurance policy (the 'Group PMI Policy') issued by Commonwealth Mortgage Assurance Company. The Group PMI Policy provides coverage substantially similar to traditional primary mortgage guaranty insurance policies. Each Group III Loan covered by the Group PMI Policy (each, a 'Group PMI Loan') with an initial Loan-to-Value Ratio of at least 80.01% up to and including 89.99% is covered by the Group PMI Policy in an amount equal to 22% of the appraised value of the related Mortgage Property, in each case, at the time of the origination of such Group PMI Loan. Each Group PMI Loan with an initial Loan-to-Value Ratio of at least 90.00% up to and including 95.00% is covered by the Group PMI Policy in an amount equal to 30% of the appraised value of the related Mortgaged Property, in each case, at the time of the origination of such Group PMI Loan. The Group PMI Policy does not cover Mortgage Loans with an initial Loan-to-Value Ratio in excess of 95.00%.

     The Group PMI Policy covers losses in an aggregate amount of 10% of the initial principal balance of the mortgage loans covered under the Group PMI Policy (up to a maximum aggregate principal balance of $2,000,000,000). Since the Group PMI Policy insures mortgage loans other than the Group PMI Loans (including mortgage loans not included in the Mortgage Pool) losses on such other mortgage loans may deplete the coverage available under the Group PMI Policy for losses incurred in connection with the Group PMI Loans. The premiums payable to Commonwealth Mortgage Assurance Company for coverage of each Group PMI Loan under the Group PMI Policy will be paid by the applicable subservicers out of the Servicing Fees for such Group PMI Loans.

     The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

     The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans in each Loan Group. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the Cut-off Date and have been rounded in order to total 100%.

                                 GROUP I LOANS

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)
---------------------------------------------------------------
                                    AGGREGATE
      ORIGINAL        NUMBER OF     PRINCIPAL      PERCENT OF
    LOAN-TO-VALUE      GROUP I       BALANCE         GROUP I
     RATIOS (%)         LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
 0.01 - 60.00........     221    $ 84,603,773.52       20.74%
60.01 - 65.00........      95      37,489,994.24        9.19
65.01 - 70.00........     122      41,602,060.77       10.20
70.01 - 75.00........     198      68,354,135.62       16.76
75.01 - 80.00........     440     147,417,962.92       36.14
80.01 - 85.00........      20       5,552,310.08        1.36
85.01 - 90.00........      71      19,450,871.14        4.77
90.01 - 95.00........      16       3,426,539.41        0.84
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

------------------------
(1) The weighted average original Loan-to-Value Ratio of the Group I Loans is expected to be approximately 70.05%.

          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
---------------------------------------------------------------
       CURRENT                      AGGREGATE
    MORTGAGE LOAN     NUMBER OF     PRINCIPAL      PERCENT OF
 PRINCIPAL BALANCES    GROUP I       BALANCE         GROUP I
         ($)            LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Less than 100,000....      22    $  1,803,941.08        0.44%
100,001 -  200,000...      90      13,936,457.05        3.42
200,001 -  300,000...     384     103,006,028.55       25.25
300,001 -  400,000...     396     138,041,936.69       33.84
400,001 -  500,000...     176      78,909,334.68       19.35
500,001 -  600,000...      67      36,699,906.08        9.00
600,001 -  700,000...      28      17,897,901.39        4.39
700,001 -  800,000...       7       5,354,319.63        1.31
800,001 -  900,000...       6       5,165,940.72        1.27
900,001 - 1,000,000...      5       4,854,491.88        1.19
More than
 1,000,000...........       2       2,227,389.95        0.55
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

------------------------

(1) As of the Cut-off Date, the average current Group I Loan principal balance is expected to be approximately $344,799.

                       MORTGAGE RATES(1)
---------------------------------------------------------------
                                    AGGREGATE
                      NUMBER OF     PRINCIPAL      PERCENT OF
                       GROUP I       BALANCE         GROUP I
 MORTGAGE RATES (%)     LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
6.750 - 7.000........     872    $309,637,324.53       75.91%
7.001 - 7.500........     311      98,260,323.17       24.09
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

------------------------

(1) As of the Cut-off Date, the weighted average current Mortgage Rate of the Group I Loans is expected to be approximately 6.9580%.

                                OCCUPANCY TYPES(1)
---------------------------------------------------------------
                                    AGGREGATE
                      NUMBER OF     PRINCIPAL      PERCENT OF
                       GROUP I       BALANCE         GROUP I
   OCCUPANCY TYPE       LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Primary..............   1,162    $402,852,440.64       98.76%
Investment...........      16       3,736,022.18        0.92
Secondary............       5       1,309,184.88        0.32
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.

                        ORIGINAL TERMS TO MATURITY(1)
---------------------------------------------------------------
                                    AGGREGATE
                      NUMBER OF     PRINCIPAL      PERCENT OF
  ORIGINAL TERM TO     GROUP I       BALANCE         GROUP I
  MATURITY (MONTHS)     LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
240..................       3    $  1,068,622.00        0.26%
300..................       1         393,513.62        0.10
360..................   1,179     406,435,512.08       99.64
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

------------------------

(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Group I Loans is expected to be approximately 358 months.

             STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
---------------------------------------------------------------
                                    AGGREGATE
                      NUMBER OF     PRINCIPAL      PERCENT OF
                       GROUP I       BALANCE         GROUP I
        STATE           LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
California...........   1,062    $370,341,179.20       90.79%
Texas................      34      10,597,667.43        2.60
Florida..............      29       8,886,191.92        2.18
Georgia..............      15       4,657,000.25        1.14
Washington...........      13       3,827,399.83        0.94
Hawaii...............       5       1,891,901.07        0.46
Illinois.............       5       1,854,504.94        0.45
Oregon...............       6       1,657,172.74        0.41
Nevada...............       4         910,189.15        0.22
Maryland.............       2         613,263.22        0.15
Pennsylvania.........       1         477,377.28        0.12
Kansas...............       1         467,255.58        0.11
Tennessee............       1         418,935.35        0.10
Virginia.............       1         362,365.52        0.09
Connecticut..........       1         224,810.97        0.06
Delaware.............       1         255,348.26        0.06
North Carolina.......       1         262,084.99        0.06
Arizona..............       1         193,000.00        0.05
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

------------------------

(1) No more than approximately 1.67% of the Group I Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                           PURPOSE OF MORTGAGE LOANS
---------------------------------------------------------------
                                    AGGREGATE
                      NUMBER OF     PRINCIPAL      PERCENT OF
                       GROUP I       BALANCE         GROUP I
    LOAN PURPOSE        LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Purchase.............     407    $133,486,050.24       32.73%
Cash-out Refinance...     258      91,645,738.53       22.47
Rate/Term
 Refinance...........     518     182,765,858.93       44.81
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

               DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
---------------------------------------------------------------
                                    AGGREGATE
                      NUMBER OF     PRINCIPAL      PERCENT OF
                       GROUP I       BALANCE         GROUP I
   TYPE OF PROGRAM      LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Reduced
 Documentation.......     349    $102,106,541.08       25.03%
Full Documentation...     834     305,791,106.62       74.97
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

                 TYPES OF MORTGAGED PROPERTIES
---------------------------------------------------------------
                                    AGGREGATE
                      NUMBER OF     PRINCIPAL      PERCENT OF
                       GROUP I       BALANCE         GROUP I
    PROPERTY TYPE       LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Single Family........     875    $303,513,749.59       74.41%
PUD..................     238      85,558,364.36       20.98
Condominium..........      66      17,119,826.74        4.20
2-Family.............       4       1,705,707.01        0.42
                          ---    ---------------       -----
   Total.............   1,183    $407,897,647.70      100.00%
                          ---    ---------------       -----
                          ---    ---------------       -----

                                 GROUP II LOANS

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)
---------------------------------------------------------------
                                   AGGREGATE
      ORIGINAL       NUMBER OF     PRINCIPAL       PERCENT OF
   LOAN-TO-VALUE     GROUP II       BALANCE         GROUP II
     RATIOS (%)        LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
 0.01 - 60.00.......     67     $ 18,577,098.84       13.59%
60.01 - 65.00.......     37       10,942,888.71        8.00
65.01 - 70.00.......     84       22,236,765.74       16.26
70.01 - 75.00.......     72       19,616,501.40       14.35
75.01 - 80.00.......    194       58,077,974.73       42.48
80.01 - 85.00.......      3        1,026,755.42        0.75
85.01 - 90.00.......     10        2,972,136.98        2.17
90.00 - 95.00.......     19        3,267,863.07        2.39
                         --      ---------------       -----
   Total............    486     $136,717,984.89      100.00%
                         --      ---------------       -----
                         --      ---------------       -----

------------------------

(1) The weighted average original Loan-to-Value Ratio of the Group II Loans is expected to be approximately 72.14%.

                        ORIGINAL TERMS TO MATURITY(1)
---------------------------------------------------------------
                                   AGGREGATE
                     NUMBER OF     PRINCIPAL       PERCENT OF
  ORIGINAL TERM TO   GROUP II       BALANCE         GROUP II
 MATURITY (MONTHS)     LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
180.................     10     $  1,826,650.00        1.34%
360.................    476      134,891,334.89       98.66
                         --      ---------------       -----
   Total............    486     $136,717,984.89      100.00%
                         --      ---------------       -----
                         --      ---------------       -----

------------------------

(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Group II Loans is expected to be approximately 357 months.

          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
---------------------------------------------------------------
      CURRENT                      AGGREGATE
        LOAN         NUMBER OF     PRINCIPAL       PERCENT OF
 PRINCIPAL BALANCES  GROUP II       BALANCE         GROUP II
        ($)            LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Less than 100,000...      38    $  3,008,011.02        2.20%
100,001 -  200,000...    115      16,989,917.16       12.43
200,001 -  300,000...    151      39,552,471.00       28.93
300,001 -  400,000...    103      35,568,459.14       26.02
400,001 -  500,000...     47      21,606,488.16       15.80
500,001 -  600,000...     14       7,688,459.14        5.62
600,001 -  700,000...     15       9,697,179.27        7.09
700,001 -  800,000...      1         732,000.00        0.54
800,001 -  900,000...      1         875,000.00        0.64
900,001 - 1,000,000...     1       1,000,000.00        0.73
                         ---    ----------------     -------
   Total............     486    $136,717,984.89      100.00%
                         ---    ----------------     -------
                         ---    ----------------     -------

------------------------

(1) As of the Cut-off Date, the average current Group II Loan principal balance is expected to be approximately $281,313.

                       MORTGAGE RATES(1)
---------------------------------------------------------------
                                   AGGREGATE
                     NUMBER OF     PRINCIPAL       PERCENT OF
                     GROUP II       BALANCE         GROUP II
 MORTGAGE RATES (%)    LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
6.501 - 7.000.......    196     $ 61,268,058.51       44.81%
7.001 - 7.500.......    242       62,790,935.74       45.93
7.501 - 8.000.......     48       12,658,990.64        9.26
                         --      ---------------       -----
   Total............    486     $136,717,984.89      100.00%
                         --      ---------------       -----
                         --      ---------------       -----

------------------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Group II Loans is expected to be approximately 7.1540%.

                                OCCUPANCY TYPES(1)
---------------------------------------------------------------
                                   AGGREGATE
                     NUMBER OF     PRINCIPAL       PERCENT OF
                     GROUP II       BALANCE         GROUP II
   OCCUPANCY TYPE      LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Primary.............    475     $134,415,019.45       98.32%
Secondary...........      8        1,833,940.02        1.34
Investment..........      3          469,025.42        0.34
                         --      ---------------       -----
   Total............    486     $136,717,984.89      100.00%
                         --      ---------------       -----
                         --      ---------------       -----

------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.

             STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
---------------------------------------------------------------
                                   AGGREGATE
                     NUMBER OF     PRINCIPAL       PERCENT OF
                     GROUP II       BALANCE         GROUP II
       STATE           LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
California..........    387     $116,174,863.14       84.97%
Washington..........     26        4,886,684.25        3.57
Utah................      6        2,291,900.00        1.68
Florida.............     10        2,170,051.43        1.59
Texas...............      6        2,104,038.33        1.54
Arizona.............     11        1,719,750.00        1.26
Nevada..............      9        1,679,766.09        1.23
Oregon..............      7        1,372,054.72        1.00
Georgia.............      3        1,080,272.13        0.79
Colorado............      4          750,990.02        0.55
Virginia............      4          609,953.81        0.45
Pennsylvania........      2          432,000.00        0.32
Maryland............      2          407,352.85        0.30
Idaho...............      3          369,650.00        0.27
North Carolina......      2          251,658.12        0.18
Montana.............      2          191,000.00        0.14
Delaware............      1          138,000.00        0.10
Ohio................      1            88,00.00        0.06
                         --      ---------------       -----
   Total............    486     $136,717,984.89      100.00%
                         --      ---------------       -----
                         --      ---------------       -----

------------------------

(1) No more than approximately 1.38% of the Group II Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                           PURPOSE OF MORTGAGE LOANS
---------------------------------------------------------------
                                   AGGREGATE
                     NUMBER OF     PRINCIPAL       PERCENT OF
                     GROUP II       BALANCE         GROUP II
    LOAN PURPOSE       LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Purchase............    158     $ 49,515,746.85       36.22%
Cash-out
 Refinance..........    112       29,974,161.26       21.92
Rate/Term
 Refinance..........    216       57,228,076.78       41.86
                         --      ---------------       -----
   Total............    486     $136,717,984.89      100.00%
                         --      ---------------       -----
                         --      ---------------       -----

               DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
---------------------------------------------------------------
                                   AGGREGATE
                     NUMBER OF     PRINCIPAL       PERCENT OF
                     GROUP II       BALANCE         GROUP II
  TYPE OF PROGRAM      LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Reduced
 Documentation......    255     $ 62,086,911.94       45.41%
Full
 Documentation......    231       74,631,072.95       54.59
                         --      ---------------       -----
   Total............    486     $136,717,984.89      100.00%
                         --      ---------------       -----
                         --      ---------------       -----

                 TYPES OF MORTGAGED PROPERTIES
---------------------------------------------------------------
                                   AGGREGATE
                     NUMBER OF     PRINCIPAL       PERCENT OF
                     GROUP II       BALANCE         GROUP II
   PROPERTY TYPE       LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Single Family.......    373     $106,063,827.77       77.58%
PUD.................     70       20,509,430.62       15.00
Condominium.........     36        7,830,326.50        5.73
2-Family............      3        1,507,500.00        1.10
4-Family............      3          546,900.00        0.40
3-Family............      1          260,000.00        0.19
                         --      ---------------       -----
   Total............    486     $136,717,984.89      100.00%
                         --      ---------------       -----
                         --      ---------------       -----

                                GROUP III LOANS

                      ORIGINAL LOAN-TO-VALUE RATIOS(1)
---------------------------------------------------------------
                                       AGGREGATE
                         NUMBER OF     PRINCIPAL     PERCENT OF
 ORIGINAL LOAN-TO-VALUE  GROUP III      BALANCE      GROUP III
       RATIOS (%)          LOANS      OUTSTANDING      LOANS
---------------------------------------------------------------
 0.01 - 60.00...........     82     $ 33,073,436.97     10.84%
60.01 - 65.00...........     56       22,508,574.66      7.38
65.01 - 70.00...........     74       30,674,242.36     10.06
70.01 - 75.00...........    153       57,769,263.25     18.94
75.01 - 80.00...........    360      123,881,970.19     40.61
80.01 - 85.00...........     15        5,012,178.40      1.64
85.01 - 90.00...........     92       26,636,551.86      8.73
90.01 - 95.00...........     18        5,486,873.00      1.80
                            ---     ----------------   ------
   Total................    850     $305,043,090.69    100.00%
                            ---     ----------------   ------
                            ---     ----------------   ------

------------------------

(1) The weighted average original Loan-to-Value Ratio of the Group III Loans is expected to be approximately 74.35%.

          CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
---------------------------------------------------------------
  RANGE OF CURRENT                 AGGREGATE
   MORTGAGE LOAN     NUMBER OF     PRINCIPAL       PERCENT OF
 PRINCIPAL BALANCES  GROUP III      BALANCE        GROUP III
        ($)            LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
100,001 -  200,000...      1    $    121,983.84        0.04%
200,001 -  300,000...    347      94,395,848.40       30.95
300,001 -  400,000...    306     105,514,138.42       34.59
400,001 -  500,000...    105      47,867,253.64       15.69
500,001 -  600,000...     46      25,319,774.48        8.30
600,001 -  700,000...     29      18,565,666.60        6.09
700,001 -  800,000...      7       5,230,305.31        1.71
800,001 -  900,000...      5       4,273,000.00        1.40
900,001 - 1,000,000..      4       3,755,120.00        1.23
                         ---    ----------------    ------
   Total............     850    $305,043,090.69      100.00%
                         ---    ----------------    ------
                         ---    ----------------    ------

------------------------

(1) As of the Cut-off Date, the average current Group III Loan principal balance is expected to be approximately $358,874.

                       MORTGAGE RATES(1)
---------------------------------------------------------------
                                       AGGREGATE
                         NUMBER OF     PRINCIPAL     PERCENT OF
                         GROUP III      BALANCE      GROUP III
   MORTGAGE RATES (%)      LOANS      OUTSTANDING      LOANS
---------------------------------------------------------------
6.501 -  7.000..........     46     $ 16,860,657.82      5.53%
7.001 -  7.500..........    220       76,313,819.57     25.02
7.501 -  8.000..........    265       96,647,628.90     31.68
8.001 -  8.500..........    210       75,946,066.46     24.90
8.501 -  9.000..........     92       33,010,724.67     10.82
9.001 -  9.500..........     14        5,094,025.03      1.67
9.501 - 10.000..........      3        1,170,168.24      0.38
                            ---     ----------------   ------
   Total................    850     $305,043,090.69    100.00%
                            ---     ----------------   ------
                            ---     ----------------   ------

------------------------

(1) As of the Cut-off Date, the weighted average Mortgage Rate of the Group III Loans is expected to be approximately 7.9149%.

                                OCCUPANCY TYPES(1)
---------------------------------------------------------------
                                   AGGREGATE
                     NUMBER OF     PRINCIPAL       PERCENT OF
                     GROUP III      BALANCE        GROUP III
   OCCUPANCY TYPE      LOANS      OUTSTANDING        LOANS
---------------------------------------------------------------
Primary.............    792     $283,771,664.82       93.03%
Investor............     43       15,205,168.99        4.98
Secondary...........     15        6,066,256.88        1.99
                        ---     ----------------     ------
   Total............    850     $305,043,090.69      100.00%
                        ---     ----------------     ------
                        ---     ----------------     ------

------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.

                        ORIGINAL TERMS TO MATURITY(1)
---------------------------------------------------------------
                                       AGGREGATE
                         NUMBER OF     PRINCIPAL     PERCENT OF
    ORIGINAL TERM TO     GROUP III      BALANCE      GROUP III
   MATURITY (MONTHS)       LOANS      OUTSTANDING      LOANS
---------------------------------------------------------------
240.....................      6     $  2,054,494.65      0.67%
360.....................    844      302,988,596.04     99.33
                            ---     ----------------   ------
   Total................    850     $305,043,090.69    100.00%
                            ---     ----------------   ------
                            ---     ----------------   ------

------------------------

(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Group III Loans is expected to be approximately 358 months.

                    STATE DISTRIBUTION OF MORTGAGED
                        PROPERTIES(1)
--------------------------------------------------------------
                                      AGGREGATE
                        NUMBER OF     PRINCIPAL     PERCENT OF
                        GROUP III      BALANCE      GROUP III
         STATE            LOANS      OUTSTANDING      LOANS
--------------------------------------------------------------
California.............    518     $192,150,315.18     62.99%
New York...............     45       14,432,481.66      4.73
New Jersey.............     27        9,739,768.85      3.19
Oregon.................     21        7,992,394.20      2.62
Colorado...............     25        7,875,026.04      2.58
Hawaii.................     20        7,571,535.40      2.48
Massachusetts..........     14        4,962,128.46      1.63
Utah...................     16        4,861,143.27      1.59
Virginia...............     11        4,148,716.72      1.36
Washington.............     13        4,033,753.73      1.32
Nevada.................     10        3,776,440.53      1.24
Connecticut............      9        3,723,168.70      1.22
North Carolina.........     10        3,711,052.86      1.22
Florida................     11        3,549,638.42      1.16
Texas..................     10        3,321,677.23      1.09
Arizona................     11        3,243,577.74      1.06
Georgia................      9        2,843,672.29      0.93
Maryland...............      8        2,804,604.35      0.92
Pennsylvania...........      9        2,689,393,56      0.88
Michigan...............      6        2,037,549.41      0.67
Illinois...............      6        1,958,789.64      0.64
South Carolina.........      4        1,516,417.67      0.50
Minnesota..............      4        1,504,026.05      0.49
Ohio...................      4        1,210,767.84      0.40
Montana................      3        1,121,703.57      0.37
New Mexico.............      2          908,443.85      0.30
Rhode Island...........      3          921,798.19      0.30
Oklahoma...............      3          882,455.19      0.29
New Hampshire..........      3          789,918.49      0.26
Vermont................      2          766,766.78      0.25
Lousiana...............      2          659,282.31      0.22
Indiana................      2          603,076.38      0.20
Delaware...............      2          570,683.60      0.19
Tennessee..............      2          553,679.09      0.18
Wisconsin..............      2          532,590.39      0.17
Idaho..................      1          386,000.00      0.13
Kentucky...............      1          390,000.00      0.13
Missouri...............      1          298,643.05      0.10
                           ---     ----------------   ------
   Total...............    850     $305,043,090.69    100.00%
                           ---     ----------------   ------
                           ---     ----------------   ------

------------------------

(1) No more than approximately 1.21% of the Group III Loans will be secured by Mortgaged Properties located in any one postal zip code area.

                           PURPOSE OF MORTGAGE LOANS
---------------------------------------------------------------
                                       AGGREGATE
                         NUMBER OF     PRINCIPAL     PERCENT OF
                         GROUP III      BALANCE      GROUP III
      LOAN PURPOSE         LOANS      OUTSTANDING      LOANS
---------------------------------------------------------------
Purchase................    363     $127,066,285.05     41.66%
Cash-out Refinance......    241       87,996,015.42     28.85
Rate/Term Refinance.....    246       89,980,790.22     29.50
                            ---     ----------------   ------
   Total................    850     $305,043,090.69    100.00%
                            ---     ----------------   ------
                            ---     ----------------   ------

               DOCUMENTATION PROGRAMS FOR MORTGAGE LOANS
---------------------------------------------------------------
                                  AGGREGATE
                    NUMBER OF     PRINCIPAL       PERCENT OF
                    GROUP III      BALANCE         GROUP III
  TYPE OF PROGRAM     LOANS      OUTSTANDING         LOANS
---------------------------------------------------------------
Full
 Documentation.....    255     $ 89,098,660.33        29.21%
Reduced............    452      167,188,587.20        54.81
No Documentation...    123       41,462,408.00        13.59
No Ratio...........     20        7,293,435.16         2.39
                       ---     ----------------      ------
   Total...........    850     $305,043,090.69       100.00%
                       ---     ----------------      ------
                       ---     ----------------      ------

                 TYPES OF MORTGAGED PROPERTIES
---------------------------------------------------------------
                                       AGGREGATE
                         NUMBER OF     PRINCIPAL     PERCENT OF
                         GROUP III      BALANCE      GROUP III
     PROPERTY TYPE         LOANS      OUTSTANDING      LOANS
---------------------------------------------------------------
Single Family...........    687     $248,118,972.13     81.34%
PUD.....................     84       29,784,581.82      9.76
2-Family................     27        8,920,625.27      2.92
Condominium.............     24        8,367,632.30      2.74
4-Family................     13        4,477,205.94      1.47
3-Family................     11        3,526,359.15      1.16
Cooperative.............      4        1,847,714.08      0.61
                            ---     ----------------   ------
   Total................    850     $305,043,090.69    100.00%
                            ---     ----------------   ------
                            ---     ----------------   ------

UNDERWRITING STANDARDS

     The Mortgage Loans have either been originated by a Seller or purchased by a Seller from various banks, savings and loan associations, mortgage bankers (which may or may not be affiliated with a Seller) and other mortgage loan originators, and were originated generally in accordance with the underwriting criteria described herein.

     All of the Mortgage Loans are 'conventional non-conforming mortgage loans' (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration or which do not qualify for sale to FNMA or FHLMC). The underwriting standards applicable to the Mortgage Loans typically differ from, and are generally less stringent than, the underwriting standards established by FNMA or FHLMC primarily with respect to original principal balances, loan-to-value ratios, borrower income, borrower credit history, borrower employment history, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent the programs reflect underwriting standards different from these of FNMA and FHLMC, the performance of the mortgage loans thereunder may reflect higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein are made in the event that compensating factors are demonstrated by a prospective borrower. Neither the Depositor nor any affiliate has re-underwritten any Mortgage Loan. In addition, neither First Nationwide nor any affiliate has re-underwritten any First Nationwide Loan that was purchased by First Nationwide rather than originated by First Nationwide. In addition, neither PNC nor any PNC affiliate has re-underwritten any PNC Loan that was purchased by PNC rather than originated by PNC or a PNC affiliate.

     Generally, each Mortgagor will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the Mortgagor. As part of the description of the Mortgagor's financial condition, such Mortgagor will have furnished information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the Mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The Mortgagor may also have been required to authorize verifications of deposits at financial institutions where the Mortgagor had demand or savings accounts. In the case of investment properties and two- to four-unit dwellings, income derived from the Mortgaged Property may have been considered for underwriting purposes, in addition to the income of the Mortgagor from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain Mortgagors with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the Mortgagor's monthly income (if required to be stated) will be sufficient to enable the Mortgagor to meet its monthly obligations on the Mortgage Loan and other expenses related to the Mortgaged Property (such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a Mortgage Loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months (including those mentioned above and other fixed obligations) equal no more than a specified percentage of the prospective Mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the Loan-to-Value Ratio of the Mortgage Loan. The originator may also consider the amount of liquid assets available to the Mortgagor after origination.

     Certain of the Mortgage Loans have been originated under 'reduced documentation,' 'no stated income,' 'no ratio' or 'no documentation' programs which require less documentation and verification than do traditional 'full documentation' programs. Generally, under a 'reduced documentation' program, no verification of a mortgagor's stated income is undertaken by the originator. Under a 'no stated income' or 'no ratio' program, certain borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken. Under a 'no documentation' program, no verification of a mortgagor's income or assets is undertaken by the originator. The underwriting for such Mortgage Loans may be based primarily or entirely on an appraisal of the Mortgaged Property and the Loan-to-Value Ratio at origination.

     The adequacy of the Mortgaged Property as security for repayment of the related Mortgage Loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform

Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to FNMA and/or FHLMC. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by or acceptable to the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to the Agreement, the Depositor on the Closing Date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Depositor in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Trust Fund, including all principal and interest received on or with respect to such Mortgage Loans, exclusive of principal and interest due on or prior to the Cut-off Date.

     In connection with such transfer and assignment, the Depositor will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things, the original promissory note (the 'Mortgage Note') (and any modification or amendment thereto) endorsed in blank without recourse, except that the Depositor may deliver or cause to be delivered a lost note affidavit in lieu of any original Mortgage Note that has been lost, the original instrument creating a first lien on the related Mortgaged Property (the 'Mortgage') with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the 'Mortgage File'). Assignments of the Mortgages to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the related Seller.

     The Trustee will review each Mortgage File within 90 days of the Closing Date (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the applicable Seller does not cure such defect within 90 days of notice thereof from the Trustee (or within such longer period not to exceed 720 days after the Closing Date in the case of missing documents not returned from the public recording office), such Seller will be obligated to repurchase the related Mortgage Loan from the Trust Fund. Rather than repurchase the Mortgage Loan as provided above, such Seller may remove such Mortgage Loan (a 'Deleted Mortgage Loan') from the Trust Fund and substitute in its place another mortgage loan (a 'Replacement Mortgage Loan'); however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify either REMIC or result in a prohibited transaction under the Code. Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Agreement, (i) have a principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by the related Seller and held for distribution to the Certificateholders on the related Distribution Date (a 'Substitution Adjustment Amount')), (ii) have a Mortgage Rate not lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan,
(iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. This cure, repurchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage Loan document.

                                  THE SELLERS

FIRST NATIONWIDE

     First Nationwide, a Delaware corporation and a wholly-owned subsidiary of California Federal Bank, FSB, is a mortgage company engaged in the business of originating and servicing a variety of loan products including non-conforming residential mortgage loans (also known as 'jumbo' mortgage loans). First Nationwide originates mortgage loans through various channels, including wholesale brokers, correspondents, California Federal Bank, FSB, branches and its own regional offices. First Nationwide's executive offices are located at 5280 Corporate Drive, Frederick, Maryland 21701.

FIRST NATIONWIDE'S DELINQUENCY EXPERIENCE

     As of December 31, 1998, First Nationwide's total loan servicing portfolio contained 956,789 loans with an aggregate outstanding principal balance of approximately $86.3 billion. The loans contained in First Nationwide's servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one- to four-family loans and therefore may differ significantly from the First Nationwide Loans. There can be no assurance, and no representation is made, that the delinquency experience with respect to the First Nationwide Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted First Nationwide Loans.

     The following table sets forth certain information regarding the delinquency experience of First Nationwide with respect to all mortgage loans serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                           MORTGAGE LOAN PORTFOLIO(1)
                          (DOLLAR AMOUNTS IN MILLIONS)

                                       DECEMBER 31, 1996                 DECEMBER 31, 1997                 DECEMBER 31, 1998
                                 ------------------------------    ------------------------------    ------------------------------
                                  NUMBER     DOLLAR                 NUMBER     DOLLAR                 NUMBER     DOLLAR
                                 OF LOANS    AMOUNT     PERCENT    OF LOANS    AMOUNT     PERCENT    OF LOANS    AMOUNT     PERCENT
                                 --------    -------    -------    --------    -------    -------    --------    -------    -------
Total Portfolio...............   790,001     $49,906    100.00 %   810,895     $61,642    100.00 %   956,789     $86,355    100.00 %
Delinquent Loans
    30-59 days delinquent.....    38,859     $ 2,062      4.13 %    32,676     $ 2,034      3.30 %    33,456     $ 2,277      2.64 %
    60-89 days delinquent.....     8,560         475      0.95       6,888         435      0.71       7,634         536      0.62
    90+ days delinquent(2)....    25,157       1,734      3.47      22,249       1,643      2.67      19,628       1,543      1.79
                                 --------    -------    -------    --------    -------    -------    --------    -------    -------
        Total.................    72,576     $ 4,271      8.56 %    61,813     $ 4,112      6.67 %    60,718     $ 4,356      5.04 %
                                 --------    -------    -------    --------    -------    -------    --------    -------    -------
                                 --------    -------    -------    --------    -------    -------    --------    -------    -------

------------

(1) Percentages in the table are rounded to the nearest 0.01%; dollar amounts are rounded to the nearest dollar.

(2) Includes foreclosures, delinquent bankruptcies and REO properties.

     The above delinquency statistics represent the recent experience of First Nationwide. There can be no assurance, however, that the delinquency experience on the First Nationwide Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the First Nationwide Loans. Further, the First Nationwide Loans were not chosen from First Nationwide's portfolio on the basis of any methodology which could or would make them representative of the total pool of mortgage loans in First Nationwide's portfolio. The actual loss and delinquency experience on the First Nationwide Loans will depend on, among other things, national or local economic conditions, declines in real estate values, the value of the real estate securing such First Nationwide Loans and the ability of the mortgagors to make required payments.

PNC

     PNC, a Delaware corporation, is a wholly-owned indirect subsidiary of PNC Bank Corp., a bank holding company. PNC was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. PNC's principal executive offices are located at 75 North Fairway Drive, Vernon Hills, Illinois 60061, and its telephone number is (847) 549-6500.

PNC'S DELINQUENCY AND FORECLOSURE EXPERIENCE

     The following table sets forth certain information as reported to PNC by its various servicers, concerning recent delinquency and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of PNC's mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered. The delinquency and foreclosure experience set forth in the following table may not be representative of the results that will be experienced with respect to the PNC Loans included in the Trust Fund or any portion thereof.

     There can be no assurance that the delinquency and foreclosure experience set forth in the following table (which includes mortgage loans with various terms to stated maturity, and includes loans having a variety of payment characteristics such as balloon loans and buydown loans) will be representative of the results that may be experienced with respect to the PNC Loans included in the Trust Fund. Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of a mortgage loan. Accordingly, because a large number of the mortgage loans underlying PNC's mortgage pass-through certificates have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans.

                                                                         AT OR FOR THE YEAR ENDED    AT OR FOR THE YEAR ENDED
                                                                            DECEMBER 31, 1997           DECEMBER 31, 1998
                                                                         ------------------------    ------------------------
                                                                                      BY DOLLAR                   BY DOLLAR
                                                                           BY         AMOUNT OF        BY         AMOUNT OF
                                                                         NO. OF         LOANS        NO. OF         LOANS
                                                                          LOANS     (IN MILLIONS)     LOANS     (IN MILLIONS)
                                                                         -------    -------------    -------    -------------
Total Rated Mortgage Pass-Through Certificate Portfolio...............    27,343      $ 6,817.3       74,769      $16,647.8
Average Portfolio Balance(1)..........................................                  4,878.5                    10,998.8
Period of Delinquency(2)
    31 to 59 days.....................................................       451           95.7        2,178          488.8
    60 to 89 days.....................................................        69           17.0          173           35.5
    90 days or more...................................................        55           14.4          108           23.1
                                                                         -------    -------------    -------    -------------
Total Delinquent Loans................................................       575      $   127.1        2,459      $   547.3
Delinquency Rate......................................................     2.10%          1.86%        3.29%          3.29%
Foreclosures(3).......................................................       288      $    62.4          217      $    43.3
Foreclosure Ratio(4)..................................................     1.05%          0.92%        0.29%          0.26%

------------

(1) Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated.

(2) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(3) Includes mortgage loans for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(4) Foreclosures as a percentage of total mortgage loans at the end of each period.

PNC'S YEAR 2000 READINESS DISCLOSURE

     PNC has been working since 1997 to prepare its computer systems and applications to meet the year 2000 challenge. This process involves reviewing, modifying and replacing existing hardware, software and embedded chip technology systems, as necessary. PNC is also assessing the year 2000 preparedness of third parties such as vendors, customers and others.

     As of December 31, 1998, approximately 99% of PNC's MIS-supported mainframe, mid-range and PC client-server systems had been tested and returned to production as year 2000 ready. Approximately 99% of PNC's non-PC related hardware and systems software had also been tested and determined to be year 2000 ready as of that date. At year-end 1998, PNC had also substantially completed an organization-wide assessment of year 2000 issues relating to its mission critical systems which utilize embedded chip technologies. No significant problems have been identified to date with respect to embedded chip technology systems.

     PNC has substantially completed its assessment of the year 2000 preparedness of its identified mission critical service providers. PNC has not to date identified any material problems associated with its mission critical service providers.

     During the spring of 1999, PNC plans to conduct fully integrated testing of its systems and applications to determine whether its mission critical application systems will perform in coordination with one another. The mission critical applications systems will be tested on year 2000-ready hardware and software using dates both in 1999 and 2000. PNC also intends to conduct testing during 1999 with those mission critical vendors that provide systems-related services.

     The estimated total cost to become year 2000 compliant, which is being expensed as incurred by PNC jointly with its affiliate PNC Mortgage Corp. of America, is approximately $1.41 million. Through December 31, 1998, PNC and its affiliate had expensed approximately $1.13 million related to the year 2000 effort. Expenses incurred for year 2000 readiness efforts comprised less than 5.5% of the total technology-related costs for PNC and its affiliate in 1998 and are not expected to exceed 1.6% of technology-related expenses in 1999 for PNC and its affiliate. No significant outlays have been made to replace existing systems solely for year 2000 compliance reasons. The costs and the timetable in which PNC plans to complete its year 2000 readiness activities are based on management's best estimates, which were derived using numerous assumptions of future events including the continued availability of certain resources, third party preparedness and other factors. PNC can make no guarantee that these estimates will be achieved, and actual results could differ from such plans.

     Contingency plans have been completed for those systems that were not tested and returned to production by October 31, 1998, and for those critical service providers who either were not expected to be year 2000 ready by March 31, 1999, or did not respond to requests for year 2000 readiness information. Contingency plans are being developed for mission critical end-user computing applications that were not tested by December 15, 1998. In addition, business continuity plans were completed by February 28, 1999. PNC will continue to review all contingency plans during 1999 and modify them when necessary or appropriate. Certain critical service provider and systems contingency plans will be tested during 1999.

     It is not possible to predict with certainty all of the adverse effects that could result from a failure of PNC or of third parties to become fully year 2000 compliant or whether such effects could have a material impact on PNC. However, if PNC were to fail to correct internal year 2000 problems, or if one or more of its third party providers are unable due to year 2000 issues to provide services required by PNC, a disruption of operations, resulting in increased operating costs and other adverse effects, could result. Such disruptions could include a temporary inability to process transactions and delays in providing services.

     This section entitled ' -- PNC's Year 2000 Readiness Disclosure' contains 'forward-looking statements' within the meaning of Section 27A of the Securities Act. Generally, all statements in this section that are not statements of historical fact are forward-looking statements. Forward-looking statements made in this section are subject to certain risks and uncertainties. Important factors that could cause results to differ materially from such forward-looking statements include, among other things, the ability of PNC to successfully identify components that may pose year 2000 problems, the nature and amount of programming required to fix the affected components, the costs of labor and consultants related to such efforts, the continued availability of resources (both personnel and technology) and the ability of PNC's third-party suppliers and service providers to successfully address their year 2000 issues.

                          SERVICING OF MORTGAGE LOANS

GENERAL

     Pursuant to the Agreement, First Nationwide will act as Servicer of the First Nationwide Loans and PNC will act as Servicer of the PNC Loans. Each Servicer will be responsible for servicing the Mortgage Loans serviced by it in accordance with the terms of the Agreement, employing that degree of skill and care which it employs in servicing mortgage loans comparable to such Mortgage Loans serviced by it for itself or others. Neither Servicer will have any servicing obligations with respect to the Mortgage Loans not serviced by it.

     Each Servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage Loans serviced by it and, to the extent such procedures are consistent with the Agreement, will follow collection procedures as are followed with respect to the mortgage loans comparable to such Mortgage Loans in the local areas where each Mortgaged Property is located. Pursuant to the Agreement, each Servicer will establish and maintain, or cause to be established and maintained, one or more accounts (each, a 'Collection Account'), into which deposits will be made on a daily basis of payments and collections on the Mortgage Loans serviced by it (net of the related servicing compensation). If permitted by the Agreement, a Collection Account may be a commingled account with other similar accounts maintained by the related Servicer. Funds credited to a Collection Account may be invested for the benefit and at the risk of the related Servicer in Permitted Investments, as defined in the Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date.

     The Agreement prohibits the resignation of a Servicer, except upon (a) appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor servicer has assumed such servicing obligations in the manner provided in the Agreement.

     In accordance with the Agreement, each Servicer may contract with subservicers to perform some or all of its servicing duties. Notwithstanding any such servicing arrangement, each Servicer will remain liable for its servicing duties and obligations under the Agreement as if such Servicer alone were servicing the Mortgage Loans.

     All references to 'Master Servicer' in the Prospectus should be read to be references to the Servicers described in this Prospectus Supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Expense Fees with respect to each of the respective Loan Groups are payable out of the interest payments on each Mortgage Loan in the related Loan Group. The Expense Fees will vary from Mortgage Loan to Mortgage Loan within a Loan Group. The rate at which the Expense Fees accrue (the 'Expense Fee Rate') is expected to range from 0.250% to 0.8750% per annum with respect to the Group I Loans, from 0.250% to 1.500% per annum with respect to the Group II Loans and from 0.300% to 1.580% per annum with respect to the Group III Loans, in each case of the principal balance of the related Mortgage Loan. As of the Cut-off Date, the weighted average Expense Fee Rate is expected to equal approximately 0.4580% per annum with respect to the Group I Loans, 0.6549% per annum with respect to the Group II Loans and 0.7963% per annum with respect to the Group III Loans. The Expense Fees consist of (a) servicing compensation payable to each Servicer in respect of its servicing activities concerning the Mortgage Loans serviced by it (each, a 'Servicing Fee'), (b) fees payable to the Trustee in respect of its activities as trustee under the Agreement and (c) with respect to certain of the First Nationwide Loans and PNC Loans, the excess servicing fee payable to First Nationwide and PNC on the First Nationwide Loans and the PNC Loans, respectively (the 'Excess Servicing Fee'). The weighted average Servicing Fee payable to First Nationwide will be approximately 0.2483% per annum of the principal balance of each First Nationwide Loan and the weighted average Servicing Fee payable to PNC will be approximately 0.2655% per annum of the Stated Principal Balance of each PNC Loan. The Excess Servicing Fee payable to First Nationwide will range from 0.000% to 1.240% per annum, of the principal balance of each First Nationwide Loan. The Excess Servicing Fee payable to PNC will range from 0.000% to 0.700% per annum of the Stated Principal Balance of each PNC Loan. The Servicers are obligated to pay certain ongoing expenses associated with the Trust Fund and incurred by the Servicers in connection with their responsibilities under the Agreement and such amounts will be paid by the related Servicer out of their respective Servicing Fees. The amount of the Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described herein under ' -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans.' The related Servicer will also be entitled to receive late payment fees, prepayment penalty fees, assumption fees and other similar charges. Each Servicer will be entitled to receive all reinvestment income earned on amounts on deposit in the related Collection Account.

     The 'Net Rate' of a Mortgage Loan is the Mortgage Rate thereof minus the related Expense Fee Rate. The 'Mortgage Rate' of a Mortgage Loan is the rate at which interest accrues thereon in accordance with the terms of the related Mortgage Note.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a principal prepayment in full (a 'Payoff') is made on a Mortgage Loan, the Mortgagor is charged interest only for the period from the Due Date of the immediately preceding monthly payment up to the date of such prepayment, instead of for a full month. Partial principal prepayments ('Curtailments') are generally applied as of the day of receipt, with a resulting reduction in interest payable for the month during which the Curtailment is made. With respect to Payoffs and Curtailments in respect of the First Nationwide Loans, First Nationwide, as Servicer, is obligated to remit to the Trust Fund an amount equal to the lesser of (a) any shortfall in interest collections resulting from the timing of Payoffs and Curtailments made during the calendar month preceding a Distribution Date, and (b) the monthly Servicing Fee otherwise payable to First Nationwide, as Servicer, in connection with such Distribution Date. With respect to Payoffs in respect of the PNC Loans, PNC, as Servicer, is obligated to remit to the Trust Fund an amount equal to the lesser of (a) any shortfall in interest collections resulting from the timing of Payoffs made from the 15th day of the calendar month preceding the month of a Distribution Date to the last day of such preceding month, and (b) the sum of (i) a portion of the Servicing Fee for such Distribution Date equal to 0.04% per annum of the aggregate Stated Principal Balance of the PNC Loans as of the Due Date in the month of such Distribution Date, (ii) any reinvestment income realized by PNC relating to Payoffs in respect of the PNC Loans made during the related Prepayment Period, and (iii) interest payments on Payoffs in respect of the PNC Loans received during the period from the first day through the 14th day of the month of such Distribution Date. If shortfalls in interest as a result of Payoffs and Curtailments during the Prepayment Periods applicable to a Distribution Date exceed the amount of the Servicing Fees payable to First Nationwide or, with respect to the PNC Loans, the available portion of its Servicing Fee as calculated above and other amounts described above available to cover such shortfall for such Distribution Date (collectively, 'Compensating Interest'), the amount of interest available to be distributed to Certificateholders will be reduced by the amount of such excess. See 'Description of the Certificates -- Distributions of Interest' herein.

ADVANCES

     Subject to the following limitations, each Servicer will be required to advance prior to each Distribution Date, from its own funds or amounts received with respect to the Mortgage Loans that do not constitute Available Funds for such Distribution Date, an amount equal to the aggregate of payments of principal of and interest on the Mortgage Loans (net of the related Servicing
Fee) which were due on the related Due Date and which were delinquent on the related Determination Date (any such advance, an 'Advance').

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. The related Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that such Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. Subject to the foregoing, Advances will be made through the liquidation of the related Mortgaged Property. If the related Servicer determines on any Determination Date to make an Advance, such Advance will be included with the distribution to Certificateholders on the related Distribution Date. Any failure by either Servicer to make an Advance as required under the Agreement will constitute an Event of Default under the Agreement subject to grace periods specified therein. If either Servicer is terminated as a result of the occurrence of an Event of Default, the Trustee or the successor servicer will be obligated to make any such Advance, in accordance with the terms of the Agreement. For a discussion of other Events of Default under the Agreement and the rights of the Trustee upon any Event of Default, see 'The Agreements -- Event of Default and Rights Upon Events of Default' in the Prospectus.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     Each Servicer may, at its option, purchase from the Trust Fund any Mortgage Loan serviced by it which is delinquent 91 days or more and First Nationwide may purchase any First Nationwide Loan with respect to which foreclosure actions have commenced or becomes REO Property. Any such purchase shall be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor to the first day of the month in which such amount is to be distributed or, with respect to any REO Property, based on its fair market value.

SPECIAL SERVICING AGREEMENTS

     The Agreement will permit each Servicer to enter into a special servicing agreement with an unaffiliated holder of Subordinate Certificates. Pursuant to such an agreement, such holder may instruct the related Servicer, to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans being serviced by it. Such commencement or delay at such holder's direction will be taken by the related Servicer, only after such holder deposits a specified amount of cash with such Servicer. Such cash will be available for payment to related Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted pursuant to its normal servicing procedures.

VOTING RIGHTS

     Voting rights of the Trust Fund in general will be allocated 1% to each Class of Notional Amount Certificates with the balance allocated among the other Classes of Certificates based upon their respective Class Principal Balances.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to the Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Mortgage Pass-Through Certificates, Series 1999-3 will consist of the Class IPP-A, Class IIPP-A-1, Class IIPP-A-2, Class IIPP-A-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-A-6,
Class II-P, Class III-P, Class III-X and Class A-R Certificates (collectively, the 'Senior Certificates') and the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5, Class C-B-6, Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates (collectively, the 'Subordinate Certificates'). The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the 'Certificates.' Only the Senior Certificates and the Class C-B-1, Class C-B-2, Class C-B-3, Class III-B-1, Class III-B-2 and Class III-B-3 Certificates (collectively, the 'Offered Certificates') are offered hereby. The Classes of Offered Certificates will have the respective initial Class Principal Balances or initial Notional Amounts (subject to the permitted variance) and Pass-Through Rates set forth or described on page S-3 hereof.

     The 'Class Principal Balance' of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance thereof reduced by the sum of (i) all amounts previously distributed to holders of Certificates of such Class as payments of principal, (ii) the amount of Realized Losses (including Excess Losses) allocated to such Class and (iii) in the case of any Subordinate Certificates any amounts allocated to such Class in reduction of its Class Principal Balance in respect of payment of Class PO Deferred Amounts or certain other adjustments, each as described below under ' -- Allocation of Losses.' The Notional Amount Certificates do not have a principal balance and are not entitled to any distributions in respect of principal of the Mortgage Loans.

     The Senior Certificates for each Certificate Group will evidence in the aggregate an initial beneficial ownership interest of approximately 96.10% for the Group I Certificates, 96.10% for the Group II Certificates and 93.00% for the Group III Certificates of the Mortgage Loans in the related Loan Group as of the Closing Date. Each Class of Subordinate Certificates as of the Closing Date, represents an initial beneficial ownership interest in the Group I and Group II Loans, with respect to the Group C-B Certificates and the Group III Loans, with respect to the Group III-B Certificates approximately as follows:

                  GROUP C-B                                                   GROUP III-B
                CERTIFICATES                    PERCENTAGE                   CERTIFICATES                    PERCENTAGE
---------------------------------------------   ----------   ---------------------------------------------   ----------
Class C-B-1..................................      1.80%     Class III-B-1................................      3.50%
Class C-B-2..................................      0.90%     Class III-B-2................................      1.50%
Class C-B-3..................................      0.40%     Class III-B-3................................      0.75%
Class C-B-4..................................      0.35%     Class III-B-4................................      0.55%
Class C-B-5..................................      0.20%     Class III-B-5................................      0.20%
Class C-B-6..................................      0.25%     Class III-B-6................................      0.50%

     The Book-Entry Certificates will be issuable in book-entry form only. The Physical Certificates will be issued in fully registered certificated form. The Class A-R Certificates will be issued as a single certificate with a dollar denomination of $100.

SEPARATE REMIC STRUCTURE

     For federal income tax purposes, the Trust Fund will include two segregated asset pools, each of which will be treated as a separate REMIC. The assets of the Subsidiary REMIC will generally consist of the Mortgage Loans. The assets of the Master REMIC will generally consist of uncertificated regular interests issued by the Subsidiary REMIC, which in the aggregate will correspond to the Certificates.

BOOK-ENTRY CERTIFICATES

     Each Class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate initial Class Principal Balance of each such Class of Certificates and which will be held by a nominee of The Depository Trust Company (together with any successor depository selected by the Depositor, the 'Depository'). Beneficial interests in the Book-Entry Certificates will be held indirectly by investors through the book-entry facilities of the Depository, as described herein. Investors in the Book-Entry Certificates, other than the Class III-A-2, Class III-A-6, Class C-B-1, Class III-B-1 and Class X Certificates, may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of not less than $25,000 and multiples of $1 in excess thereof. Investors in the Class III-A-2, Class C-B-1 and Class III-B-1 Certificates may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original principal amount of not less than $1,000 and multiples of $1 in excess thereof. Investors in the Class III-A-6 and Class X Certificates may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing an original notional amount of not less than $100,000 and multiples of $1 in excess thereof. The Depositor has been informed by the Depository that its nominee will be CEDE & Co. ('CEDE'). Accordingly, CEDE is expected to be the holder of record of the Book-Entry Certificates. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate').

     Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Book-Entry Certificates will be CEDE, as nominee of the Depository. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Participants (as defined in the Prospectus) and the Depository. Monthly and annual reports on the Trust Fund provided to CEDE, as nominee of the Depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Participants to whose Depository accounts the Book-Entry Certificates of such beneficial owners are credited.

     For a description of the procedures generally applicable to the Book-Entry Certificates, see 'Description of the Securities -- Book-Entry Registration' in the Prospectus.

     Definitive Certificates will be issued to beneficial owners of Book-Entry Certificates, or their nominees, rather than to the Depository, only if (a) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor; (b) the Depositor, at its sole option, in writing, elects to terminate the book-entry system through the Depository; or (c) after the occurrence of an Event of Default beneficial owners of any Class of Book-Entry Certificates representing not less than 51% of the related aggregate Class Principal Balance advise the Trustee and the Depository through the Participants in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability of Definitive Certificates. Upon surrender by the Depository of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue the Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     DTC management is aware that some computer applications, systems, and the like for processing data ('Systems') that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter 'Year 2000 problems.' DTC has informed its Participants and other members of the financial community (the 'Industry') that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ('DTC Services'), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, the Trustee will establish an account (the 'Certificate Account'), which shall be maintained with the Trustee in trust for the benefit of the Certificateholders. On or prior to each Distribution Date, as specified in the Agreement, each Servicer will withdraw from the related Collection Account the portion of the aggregate Available Funds for each Loan Group on deposit in such Collection Account for such Distribution Date and will deposit such amounts in the Certificate Account. See 'The Trust
Funds -- Collection Account and Certificate Account' in the Prospectus.

DISTRIBUTIONS

     Distributions on the Certificates will be made by the Trustee on the 19th day of each month, with respect to the Group I and Group II Certificates, and on the 25th of each month, with respect to the Group III Certificates, or if either such day is not a business day, on the first business day thereafter, commencing in May 1999 (each, a 'Distribution Date'), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the 'Record Date').

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds a Notional Amount Certificate or who holds Certificates with an aggregate initial certificate balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     Distributions with respect to a Certificate Group will in general be made to the extent of the Available Funds for the related Loan Group in the order and priority as follows: (1) first, to the related Class P Certificates, if any, a certain portion of the principal received in respect of each related Class P Mortgage Loan, as described in ' -- Distributions of Principal' herein; (2) second, to the Senior Certificates of such Certificate Group entitled to interest, accrued and unpaid interest, as described in ' -- Interest' herein;
(3) third, to the Senior Certificates of such Certificate Group entitled to principal (other than the related Class P Certificates, if any), principal in the order described for the Senior Certificates of such Certificate Group as set forth in ' -- Distributions of Principal -- Senior Principal Distribution Amount;' (4) fourth, to the Class P Certificates, if any, of such Certificate Group, any related Class PO Deferred Amounts; (5) fifth, to each Class of Subordinate Certificates of such Certificate Group, interest and then principal in increasing order of numerical Class designation, with both interest and principal being paid to one Class before any payments are made to the next Class; provided, however; that since the Group C-B Certificates relate to the Group I and Group II Loans, such Certificates receive payments from the remaining Available Funds for the Group I and Group II Loans; and (6) sixth, to the Class A-R Certificates, the remainder (which is expected to be zero) of all Available Funds.

     Under the limited circumstances described herein under ' -- Cross-Collateralization,' distributions of interest and principal to the Group I Senior and Group II Senior Certificates will be based on payments received or advanced with respect to the Group II and Group I Loans, respectively.

     'Available Funds' with respect to any Distribution Date and the Mortgage Loans in a Loan Group will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer's normal servicing procedures (collectively, 'Insurance Proceeds') and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ('Liquidation Proceeds') during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the related Prepayment Period applicable to such Distribution Date, exclusive of prepayment penalties; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by a Seller or a Servicer as of such Distribution Date, reduced (in the case of clauses (i) through (iv) above) by amounts in reimbursement for Advances previously made and other amounts as to which each Servicer is entitled to be reimbursed pursuant to the Agreement; and (v) any amounts payable as Compensating Interest by such Servicer on such Distribution Date relating to such Mortgage Loans.

DISTRIBUTIONS OF INTEREST

     The Pass-Through Rate for each interest-bearing Class of Offered Certificates for each Distribution Date (the 'Pass-Through Rate') is as set forth or described on page S-3 hereof.

     The Class P Certificates will not be entitled to receive any distributions of interest.

     The interest payable to the Class III-X Certificates is based on the weighted average of the Stripped Interest Rates of the Group III Loans having Net Rates in excess of 6.75% per annum (the 'Group III Premium Rate Mortgage Loans'). The 'Stripped Interest Rate' means for any Group III Premium Rate Mortgage Loan, the excess, if any, of the Net Rate for such Mortgage Loan over 6.75%.

     The Notional Amount for the Class III-X Certificates with respect to any Distribution Date will equal the product of (x) the aggregate Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled Payments for such Due Date, whether or not received, or with respect to the initial Distribution Date, as of the Cut-off Date, of the Group III Premium Rate Mortgage Loans and (y) a fraction, the numerator of which is the weighted average of the Stripped Interest Rates for the Group III Premium Rate Mortgage Loans as of such Due Date and the denominator of which is 6.75%.

     The Notional Amount of the Class III-A-6 Certificates for any Distribution Date will equal the product of (a) the Class Principal Balance of the Class III-A-4 Certificates and (b) 0.20 divided by 6.75.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive an amount allocable to interest (as to each such Class, the 'Interest Distribution Amount') with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing Class will be equal to the sum of
(i) interest at the applicable Pass-Through Rate on the related Class Principal Balance or Notional Amount, as the case may be, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed. The Class P Certificates will not bear interest.

     With respect to each Distribution Date, the 'Interest Accrual Period' for each interest-bearing Class of Certificates will be the calendar month preceding the month of such Distribution Date.

     The interest entitlement described above for each interest-bearing Class of Certificates will be reduced by 'Net Interest Shortfalls' experienced by the related Loan Group or, with respect to the Group C-B Certificates, the related Loan Groups, for such Distribution Date.

     With respect to any Distribution Date, the 'Net Interest Shortfall' for a Loan Group is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan in such Loan Group that was the subject of (x) a Relief Act Reduction or (y) a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the applicable Subordinate Certificates for such types of losses and (ii) any Net Prepayment Interest Shortfalls. Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all Classes of Certificates in the related Certificate Group entitled to receive distributions of interest on such Distribution Date from the related Loan Group, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date in respect of such Loan Group before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. The amount of interest a Class of Group C-B Certificates would otherwise be entitled to receive from either the Group I or Group II Loans before taking into account any such reduction will be based upon the amount of interest accruing at the applicable Pass-Through Rate on such Class' proportionate share (based upon Class Principal Balance) of the applicable
Group C-B Loan Group Component Balance for such Distribution Date. A 'Relief Act Reduction' is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See 'Certain Legal Aspects of Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders -- Soldiers' and Sailors' Civil Relief Act' in the Prospectus. With respect to any Distribution Date, the 'Net Prepayment Interest Shortfall' for a Loan Group is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the related Loan Group during the applicable Prepayment Period applicable to such Distribution Date exceeds the available Compensating Interest for such Loan Group for such period. A 'Prepayment Interest Shortfall' is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related Mortgage Rate (net of the related Servicing Fee) on the Stated Principal Balance of such Mortgage Loan.

     Accrued interest to be distributed on any Distribution Date will be calculated on the basis of the related Class Principal Balance or Notional Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     In the event that, on a particular Distribution Date, Available Funds for a Loan Group applied in the order described above under ' -- Priority of Distributions Among Certificates' are not sufficient to make a full distribution of the interest entitlement on the Certificates of the related Certificate Group, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest each such Class would otherwise have been entitled to receive in the absence of such shortfall. Any such unpaid amount will be carried forward and added to the amount holders of each such Class of Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Mortgage Loans for the related Loan Group were exceptionally high or were concentrated in a particular month. Any such unpaid amount will not bear interest.

DISTRIBUTIONS OF PRINCIPAL

     General. On each Distribution Date, Certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Funds to the extent and in the priority described herein. See
' -- Priority of Distributions Among Certificates' herein. The Group I Senior and Group II Senior Certificates will receive principal collected from the Group I and Group II Loans, respectively, except in the limited circumstances described herein under ' -- Cross-Collateralization.' The Group III Certificates will receive principal collected from the Group III Loans. The Group C-B Certificates will receive principal collected from the Group I and Group II Loans.

     For any Distribution Date and Loan Group, the 'Principal Payment Amount' is the sum with respect to the Mortgage Loans in such Loan Group of (i) scheduled principal payments on the Mortgage Loans due on the related Due Date, (ii) the principal portion of repurchase proceeds received with respect to any Mortgage Loan which was repurchased as permitted or required by the Agreement during the calendar month preceding the month of the Distribution Date and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans during the preceding calendar month, other than Payoffs, Curtailments or Liquidation Principal (as defined below). For any Distribution Date and Loan Group, the 'Principal Prepayment Amount' is the sum with respect to the Mortgage Loans in such Loan Group of all Payoffs and Curtailments relating to the Mortgage Loans in such Loan Group which were received during the related Prepayment Period.

     With respect to each Distribution Date and each Payoff with respect to a First Nationwide Loan, the related 'Prepayment Period' will be the calendar month preceding the month in which the related Distribution Date occurs. With respect to each Distribution Date and each Payoff with respect to a PNC Loan, the related 'Prepayment Period' will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 14th day of the month in which such Distribution Date occurs. With respect to each Distribution Date and each Curtailment, the related 'Prepayment Period' will be the month preceding the month in which the related Distribution Date occurs.

     'Liquidation Principal' is the principal portion of Liquidation Proceeds received with respect to each Mortgage Loan which became a Liquidated Mortgage Loan (but not in excess of the principal balance thereof) during the calendar month preceding the month of the Distribution Date, exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any. A 'Liquidated Mortgage Loan' is a defaulted Mortgage Loan as to which the applicable Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise have been recovered.

     The Notional Amount Certificates will not be entitled to receive any distributions of principal.

     Senior Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the related Senior Principal Distribution Amount for such Certificate Group for such Distribution Date, will be distributed as principal:

          (A) with respect to the Group I Certificates, to the Class IPP-A Certificates, until the Class Principal Balance thereof has been reduced to zero;

          (B) with respect to the Group II Certificates, to the following Classes of Senior Certificates in the following order of priority:

             (i) to the Class IIPP-A-3 Certificates, the Class IIPP-A-3 Lockout Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

             (ii) to the Class A-R Certificates, until the Class Principal Balance thereof has been reduced to zero;

             (iii) sequentially, to the Class IIPP-A-1 and Class IIPP-A-2 Certificates, in that order, until the respective Class Principal Balance thereof is reduced to zero; and

             (iv) to the Class IIPP-A-3 Certificates, any remaining portion of such Senior Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

          (C) with respect to the Group III Certificates, to the following Classes of Senior Certificates in the following order of priority:

             (i) to the Class III-A-3 Certificates, the Class III-A-3 Lockout Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero;

             (ii) concurrently, until the Class Principal Balance of the Class III-A-5 Certificates has been reduced to zero:

                (a) 20.7856008470% to the Class III-A-5 Certificates; and

                (b) 79.2143991530%, sequentially:

                    (1) concurrently, until the Class Principal Balance of the
               Class III-A-4 Certificates has been reduced to zero:

                        (a) 22.7262544803% to the Class III-A-1 Certificates;
                   and

                        (b) 77.2737455197% to the Class III-A-4 Certificates;
                   and

                    (2) to the Class III-A-1 Certificates;

             (iii) concurrently, until the Class Principal Balance of the Class III-A-4 Certificates has been reduced to zero:

                (a) 22.7262544803% to the Class III-A-1 Certificates; and

                (b) 77.2737455197% to the Class III-A-4 Certificates;

             (iv) to the Class III-A-1 Certificates, until the Class Principal Balance thereof has been reduced to zero;

             (v) to the Class III-A-2 Certificates, until the Class Principal Balance thereof has been reduced to zero; and

             (vi) to the Class III-A-3 Certificates, any remaining portion of such Senior Principal Distribution Amount, until the Class Principal Balance thereof has been reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date for the Group II Certificates, the Senior Principal Distribution Amount for such Certificate Group will be distributed, concurrently, as principal of the Classes of the Group II Senior Certificates (other than the Class II-P Certificates) pro rata, in accordance with their respective Class Principal Balances immediately prior to such Distribution Date.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date for the Group III Certificates, the Senior Principal Distribution Amount for such Certificate Group will be distributed, concurrently, as principal of the Classes of the Group III Senior Certificates (other than the Class III-P Certificates) pro rata, in accordance with their respective Class Principal Balances immediately prior to such Distribution Date.

     The 'Senior Credit Support Depletion Date' for a Certificate Group is the date on which the aggregate Class Principal Balance of the Group C-B Certificates, in the case of the Group I and Group II Certificates, or the Group III-B Certificates, in the case of the Group III Certificates, has been reduced to zero.

     The 'Senior Principal Distribution Amount' for any Distribution Date and Certificate Group will equal the sum of (i) the related Senior Percentage of the Principal Payment Amount for the related Loan Group (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any), (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for the related Loan Group (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any), and (iii) the Senior Liquidation Amount for the related Loan Group.

     The 'Senior Liquidation Amount' for a Loan Group is the aggregate, for each Mortgage Loan in such Loan Group which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Senior Percentage for the related Certificate Group of the Stated Principal Balance of such Mortgage Loan (exclusive of the related Class P Fraction thereof, if applicable) and (ii) the Senior Prepayment Percentage for the related Certificate Group of the Liquidation Principal with respect to such Mortgage Loan.

     'Stated Principal Balance' means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (to the extent allocable to principal) received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

     The 'Senior Percentage' for any Distribution Date for a Certificate Group is the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Balance of the Classes of Senior Certificates of such Certificate Group (other than the related Class P Certificates, if any) immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (less the applicable Class P Principal Balance, if any), as of the Due Date in the month of such Distribution Date; provided, however, in no event will the Senior Percentage for a Certificate Group exceed 100%. The 'Subordinate Percentage' for a Certificate Group for any Distribution Date will be calculated as the difference between 100% and the related Senior Percentage for such date.

     The Senior Prepayment Percentage for any Distribution Date for a Certificate Group occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, such Senior Prepayment Percentage will, except as described below, be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Senior Certificates in a Certificate Group while, in the absence of Realized Losses, increasing the interest in the aggregate Stated Principal Balance of the applicable Loan Group evidenced by the related Class or Classes of Subordinate Certificates in such Certificate Group. Increasing the respective interest of such Subordinate Certificates relative to that of the related Senior Certificates is intended to preserve the availability of the subordination provided by such Subordinate Certificates.

     The Senior Prepayment Percentage for any Distribution Date for a Certificate Group occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the related Senior Percentage exceeds the initial Senior Percentage for the Senior Certificates of such Certificate Group, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%). In the event the Senior Prepayment Percentage for the Group I or Group II Certificates will once again equal 100% in accordance with the parenthetical in the preceding sentence, the Senior Prepayment Percentage for the other Certificate Group will also equal 100%.

     Notwithstanding the foregoing no decrease in the reduction to the Senior Prepayment Percentage for the Senior Certificates of a Certificate Group as described above will occur if as of the first Distribution Date as to which any such decrease applies (i) with respect to each Certificate Group, the outstanding principal balance of the related Mortgage Loans, delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate principal balance of, with respect to the Group I or Group II Certificates, the related Group C-B Loan Group Component Balance as of such Distribution Date or, with respect to the Group III Certificates, the Group III-B Certificates as of such Distribution Date, is equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the related Loan Group exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate principal balance of, with respect to the Group I Certificates or Group II Certificates, the related Group C-B Loan Group Component Balance or, with respect to the Group III Certificates, the Group III-B Certificates, as of the Closing Date (each, an 'Original Subordinate Principal Balance'), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of such Original Subordinate Principal Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of such Original Subordinate Principal Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of such Original Subordinate Principal Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of such Original Subordinate Principal Balance. In the event that the Senior Prepayment Percentage for the Group I or Group II Certificates is not permitted to reduce due to the limitations set forth above, the Senior Prepayment Percentage for the other Certificate Group will also be prevented from any such reduction.

     If on any Distribution Date the allocation to the Class of Senior Certificates of a Certificate Group then entitled to distributions of Payoffs and Curtailments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of such Class below zero, the distribution to such Class of Certificates of the related Senior Prepayment Percentage of such amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance to zero.

     Class IIPP-A-3 Lockout Principal Distribution Amount. The 'Class IIPP-A-3 Lockout Principal Distribution Amount' for any Distribution Date will equal the sum of (i) the Class IIPP-A-3 Adjusted Percentage of the Principal Payment Amount of the Group II Loans (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount), (ii) the Class IIPP-A-3 Prepayment Percentage of the Principal Prepayment Amount for the Group II Loans (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount) and (iii) the Class IIPP-A-3 Liquidation Amount (as defined below).

     The 'Class IIPP-A-3 Adjusted Percentage' will equal (i) 0% for any Distribution Date occurring prior to the Distribution Date in May 2004 and (ii) the Class IIPP-A-3 Percentage (as defined below) for any Distribution Date occurring on or after the Distribution Date in May 2004.

     The 'Class IIPP-A-3 Percentage' for any Distribution Date is equal to the lesser of (a) 100% and (b) the Class Principal Balance of the Class IIPP-A-3 Certificates immediately prior to such date divided by the aggregate Stated Principal Balance of the Group II Loans (less the Class II-P Principal Balance), as of the Due Date in the month of such Distribution Date. The Class IIPP-A-3 Percentage as of the Closing Date will be approximately 9.61%.

     The 'Class IIPP-A-3 Liquidation Amount' is the aggregate, for each Group II Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Class IIPP-A-3 Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class II-P Fraction thereof, with respect to any Class II-P Mortgage Loan) and (ii) the Class IIPP-A-3 Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     The 'Class IIPP-A-3 Prepayment Percentage' for any Distribution Date will equal the product of (a) the Class IIPP-A-3 Percentage and (b) the Step Down Percentage.

     The 'Step Down Percentage' for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                                                  STEP DOWN PERCENTAGE
-----------------------------------------------------------------------------   ---------------------
May 1999 through April 2004..................................................               0%
May 2004 through April 2005..................................................              30%
May 2005 through April 2006..................................................              40%
May 2006 through April 2007..................................................              60%
May 2007 through April 2008..................................................              80%
May 2008 and thereafter......................................................             100%

     Class III-A-3 Lockout Principal Distribution Amount. The 'Class III-A-3 Lockout Principal Distribution Amount' for any Distribution Date will equal the sum of (i) the Class III-A-3 Adjusted Percentage of the Principal Payment Amount of the Group III Loans (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount), (ii) the Class III-A-3 Prepayment Percentage of the Principal Prepayment Amount for the Group III Loans (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount) and (iii) the Class III-A-3 Liquidation Amount (as defined below).

     The 'Class III-A-3 Adjusted Percentage' will equal (i) 0% for any Distribution Date occurring prior to the Distribution Date in May 2004 and (ii) the Class III-A-3 Percentage (as defined below) for any Distribution Date occurring on or after the Distribution Date in May 2004.

     The 'Class III-A-3 Percentage' for any Distribution Date is equal to the lesser of (a) 100% and (b) the Class Principal Balance of the Class III-A-3 Certificates immediately prior to such date divided by the aggregate Stated Principal Balance of the Group III Loans (less the Class III-P Principal Balance), as of the Due Date in the month of such Distribution Date. The Class III-A-3 Percentage as of the Closing Date will be approximately 9.30%.

     The 'Class III-A-3 Liquidation Amount' is the aggregate, for each Group III Loan which became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, of the lesser of (i) the Class III-A-3 Percentage of the Stated Principal Balance of such Mortgage Loan (exclusive of the Class III-P Fraction thereof, with respect to any Class III-P Mortgage Loan) and (ii) the Class III-A-3 Percentage of the Liquidation Principal with respect to such Mortgage Loan.

     The 'Class III-A-3 Prepayment Percentage' for any Distribution Date will equal the product of (a) the Class III-A-3 Percentage and (b) the Step Down Percentage.

     The 'Step Down Percentage' for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                                                  STEP DOWN PERCENTAGE
-----------------------------------------------------------------------------   ---------------------
May 1999 through April 2004..................................................               0%
May 2004 through April 2005..................................................              30%
May 2005 through April 2006..................................................              40%
May 2006 through April 2007..................................................              60%
May 2007 through April 2008..................................................              80%
May 2008 and thereafter......................................................             100%

     Subordinate Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, up to the amount of the related Subordinate Principal Distribution Amount for such Distribution Date and Certificate Group, will be distributed as principal of the related Class or Classes of Subordinate Certificates. Except as provided in the following paragraph, each Class of Subordinate Certificates in a Certificate Group will be entitled to receive its pro rata share (based upon its respective Class Principal Balance) of such Subordinate Principal Distribution Amount, in each case to the extent of the amount available from Available Funds for the related Loan Group (which, in the case of the Group C-B Certificates, is the remaining Available Funds for the Group I and Group II Loans) for distribution of principal of such Class. Distributions of principal of the Subordinate Certificates of a Certificate Group will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in the order of their numerical Class designation (beginning with the Class with the lowest numerical Class designation) until each such Class of Subordinate Certificates has received its respective pro rata share of the Subordinate Principal Distribution Amount for such Certificate Group for such Distribution Date.

     With respect to each Class of Subordinate Certificates in a specified Certificate Group, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distributions of Payoffs and Curtailments with respect to the related Loan Group or Loan Groups, in the case of the Group C-B Certificates, will be made to any Class or Classes of Subordinate Certificates in the related Certificate Group junior to such Class (the 'Restricted Classes') and the amount otherwise distributable to the Restricted Classes in respect of such Payoffs and Curtailments will be allocated among the remaining Classes of Subordinate Certificates in such Certificate Group, pro rata, based upon their respective Class Principal Balances.

     The 'Subordination Level' on any Distribution Date with respect to any Class of Subordinate Certificates is the percentage obtained by dividing the sum of the Class Principal Balances of all Classes of Certificates in the related Certificate Group which are subordinate in right of payment to such Class by the sum of the Class Principal Balances of all Classes of Certificates in the related Certificate Group, in each case immediately prior to such Distribution Date.

     The 'Subordinate Principal Distribution Amount' for any Distribution Date and the Group C-B Certificates will equal (A) the sum of (i) the Subordinate Percentage for the Group I Certificates of the Principal Payment Amount for the Group I Loans, (ii) the Subordinate Percentage for the Group II Certificates of the Principal Payment Amount for the Group II Loans (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount), (iii) the Subordinate Prepayment Percentage for the Group I Certificates of the Principal Prepayment Amount for the Group I Loans, (iv) the Subordinate Prepayment Percentage for the Group II Certificates of the Principal Prepayment Amount for the Group II Loans (exclusive of the portion thereof attributable to the Class II-P Principal Distribution Amount) and (v) the Subordinate Liquidation Amount for the Group I and Group II Loans less (B) the sum of (x) the Class PO Deferred Amounts required to be paid to the Class II-P Certificates on such Distribution Date, (y) in the event that the Class Principal Balance of either the Group I or Group II Senior Certificates has been reduced to zero, principal paid from Available Funds of the Loan Group related to such Certificate Group to the other Certificate Group as described in ' -- Cross-Collateralization' herein and (z) the amounts in respect of principal paid from Available Funds of any Overcollateralized Group to any Undercollateralized Group, as described in ' -- Cross-Collateralization' herein.

     The 'Subordinate Principal Distribution Amount' for any Distribution Date and the Group III-B Certificates will equal (A) the sum of (i) the Subordinate Percentage for the Group III Certificates of the Principal Payment Amount for the Group III Loans (exclusive of the portion thereof attributed to the Class III-P Principal Distribution Amount), (ii) the Subordinate Prepayment Percentage for the Group III Certificates of the Principal Prepayment Amount for the Group III Loans (exclusive of the portion thereof attributable to the Class III-P Principal Distribution Amount), and (iii) the Subordinate Liquidation Amount for the Group III Loans less (B) the Class PO Deferred Amounts required to be paid to the Class III-P Certificates on such Distribution Date.

     Any reduction to a Subordinate Principal Distribution Amount described above shall first offset amounts in respect of the related Principal Payment Amounts, second the related Subordinate Liquidation Amounts and then the related Principal Prepayment Amounts.

     The 'Subordinate Liquidation Amount' for a Loan Group will equal the excess, if any, of the aggregate Liquidation Principal of all Mortgage Loans in such Loan Group which became Liquidated Mortgage Loans during the calendar month preceding the month of such Distribution Date over the sum of the related Senior Liquidation Amount for such Distribution Date.

     Class II-P Distribution Amount. On each Distribution Date, the Class II-P Certificates will receive a portion of the Available Funds for the Group II Loans attributable to principal received on or in respect of any Group II Loan with a Net Rate of less than 6.50% per annum (a 'Class II-P Mortgage Loan'), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 6.50% minus the Net Rate on such Class II-P Mortgage Loan and the denominator of which is 6.50% (the 'Class II-P Fraction'). In addition, on each Distribution Date for so long as any of the Group C-B Certificates remains outstanding, the Class II-P Certificates will also be allocated principal, to the extent of amounts available to pay the related Subordinate Principal Distribution Amount (without regard to Clause (B) of such definition) on such Distribution Date, in an amount generally equal to the Class PO Deferred Amounts for such Certificate Group not previously reimbursed; provided, that such payments in respect of Class PO Deferred Amounts shall not cause a further reduction of the outstanding Class II-P Principal Balance. The aggregage of the amounts payable to the Class II-P Certificates described in this paragraph are referred to herein as the 'Class II-P Principal Distribution Amount.'

     Class III-P Principal Distribution Amount. On each Distribution Date, the Class III-P Certificates will receive a portion of the Available Funds for the Group III Loans attributable to principal received on or in respect of any Group III Loan with a Net Rate of less than 6.75% per annum (a 'Class III-P Mortgage Loan'), equal to the amount of such principal so attributable multiplied by a fraction, the numerator of which is 6.75% minus the Net Rate on such Class III-P Mortgage Loan and the denominator of which is 6.75% (the 'Class III-P Fraction'). In addition, on each Distribution Date for so long as any of the Group III-B Certificates remains outstanding, the Class III-P Certificates will also be allocated principal, to the extent of amounts available to pay the related Subordinate Principal Distribution Amount (without regard to clause (B) of such definition) on such Distribution Date, in an amount generally equal to the Class PO Deferred Amounts for such Certificate Group not previously reimbursed; provided, that such payments in respect of Class PO Deferred Amounts shall not cause a further reduction of the outstanding Class III-P Principal Balance. The aggregate of the amounts payable to the Class III-P Certificates described in this paragraph are referred to herein as the 'Class III-P Principal Distribution Amount.'

     The Class II-P Mortgage Loans and Class III-P Mortgage Loans are collectively referred to herein as the 'Class P Mortgage Loans.'

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date the holders of the Class A-R Certificates will be entitled to receive Available Funds for any Loan Group remaining after payment of interest and principal on the Senior Certificates, Class PO Deferred Amounts on the Class P Certificates, if any, and interest and principal on the Subordinate Certificates for such Distribution Date, as described above. It is not anticipated that there will be any significant amounts remaining for any such distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable Class P Fraction of any Realized Loss, including any Excess Loss, on a Class P Mortgage Loan in a Loan Group will be allocated to the related Class P Certificates until the Class Principal Balance thereof is reduced to zero. The amount of any such Realized Loss, other than an Excess Loss, allocated on or prior to the Senior Credit Support Depletion Date for a Certificate Group will be treated as a Class PO Deferred Amount for such Certificate Group. To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount for such Certificate Group, Class PO Deferred Amounts for such Certificate Group will be paid on the related Class P Certificates prior to distributions on the Subordinate Certificates for such Certificate Group. See ' -- Priority of Distributions Among Certificates.' Any distribution in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Principal Balance of the Class P Certificates. The Class PO Deferred Amounts will not bear interest. The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation for such Certificate Group will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date for a Certificate Group, no new Class PO Deferred Amounts will be created in respect of the related Class P Certificates.

     On each Distribution Date, any Realized Loss (other than the Class P Fraction thereof, if applicable), other than any Excess Loss, experienced by a Loan Group will be allocated first to the Subordinate Certificates for the related Certificate Group, in decreasing order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates for such Certificate Group (other than the related Notional Amount and Class P Certificates, if any) pro rata, based upon their respective Class Principal Balances.

     On each Distribution Date, Excess Losses (other than the Class P Fraction thereof, if applicable) experienced by the Group I and Group II Loans will be allocated pro rata among the Classes of Group I and Group II Certificates (other than the related Class P Certificates, if any) based upon their respective Class Principal Balances. On each Distribution Date, Excess Losses (other than the Class P Fraction thereof, if applicable) experienced by the Group III Loans will be allocated pro rata among the Classes of the Group III Certificates (other than the related Notional Amount and Class P Certificates) based on their respective Class Principal Balances.

     Because principal distributions are paid to certain Classes of Group II Senior Certificates before other Classes of Senior Certificates for such Certificate Group, holders of such Senior Certificates that are entitled to receive principal later for such Certificate Group bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     Because principal distributions are paid to certain Classes of Group III Senior Certificates before other Classes of Senior Certificates for such Certificate Group, holders of such Senior Certificates that are entitled to receive principal later for such Certificate Group bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     On each Distribution Date, if the aggregate Class Principal Balance of all Group I and Group II Certificates exceeds the aggregate Stated Principal Balance of the Group I and Group II Loans (after giving effect to distributions of principal and the allocation of all losses to the Group I and Group II Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Group C-B Certificates then outstanding.

     On each Distribution Date, if the aggregate Class Principal Balance of all Group III Certificates exceeds the aggregate Stated Principal Balance of the Group III Loans (after giving effect to distributions of principal and the allocation of all losses to the Group III Certificates on such Distribution
Date), such excess will be deemed a principal loss and will be allocated to the most junior Class of Group III-B Certificates then outstanding.

     Investors in the Group I Senior and Group II Senior Certificates should be aware that because the Group C-B Certificates represent interests in both the Group I and Group II Loans, the Class Principal Balances of the Group C-B Certificates could be reduced to zero as a result of a disproportionate amount of Realized Losses on the Mortgage Loans in one of such Loan Groups. Therefore, notwithstanding that Realized Losses on the Mortgage Loans in one Loan Group may only be allocated to the related Senior Certificates, other than Excess Losses, the allocation to the Group C-B Certificates of Realized Losses on the Mortgage Loans in the other Loan Group will increase the likelihood that losses may be allocated to such Senior Certificates.

     In general, a 'Realized Loss' means, either (i) a Bankruptcy Loss or (ii) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. 'Excess Losses' are (i) Special Hazard Losses in excess of the applicable Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses in excess of the applicable Bankruptcy Loss Coverage Amount, and (iii) Fraud Losses in excess of the applicable Fraud Loss Coverage Amount. 'Special Hazard Losses' are Realized Losses in respect of Special Hazard Mortgage Loans. 'Bankruptcy Losses' are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. 'Fraud Losses' are Realized Losses sustained by reason of a default arising from fraud, dishonesty or misrepresentation. See 'Credit
Enhancement -- Subordination of Certain Classes' herein.

     A 'Special Hazard Mortgage Loan' is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the Prospectus under 'Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans.' See 'Credit
Enhancement -- Subordination of Certain Classes' herein.

CROSS-COLLATERALIZATION

CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN LOAN GROUP I OR LOAN GROUP
II

     On each Distribution Date prior to the occurrence of the reduction of the aggregate Class Principal Balance of the Group C-B Certificates to zero, but after the date on which the aggregate Class Principal Balance of the Group I Senior or Group II Senior Certificates (other than the Class Principal Balance of the Class II-P Certificates) has been reduced to zero, all principal on the Mortgage Loans relating to such Senior Certificates that have been paid in full, after distributions of principal to the Class P Certificates, if any, of such Certificate Group will be paid to the Senior Certificates (other than the related Class P Certificates, if any) of the other Certificate Group; provided, however, that principal will not be distributed as described above if on such Distribution Date (a) the Group C-B Percentage for such Distribution Date is greater than or equal to 200% of the Group C-B Percentage as of the Closing Date and (b) the average outstanding principal balance of the Group I and Group II Loans delinquent 60 days or more over the last six months, as a percentage of the related Group C-B Loan Group Component Balance, is less than 50%. If principal from either the Group I or Group II Loans is distributed to the Senior Certificates of the other Loan Group according to this paragraph, the Group C-B Certificates will not receive such principal amount.

     The 'Group C-B Percentage' for any Distribution Date will equal the aggregate Class Principal Balance of the Group C-B Certificates immediately prior to such Distribution Date divided by the then outstanding aggregate Stated Principal Balance of the Group I and Group II Loans as of the Due Date in the month of such Distribution Date.

     The 'Group C-B Loan Group Component Balance' for the Group I or Group II Loans at any time will equal the excess, if any, of the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in the applicable Loan Group over the then outstanding aggregate Class Principal Balance of the Group I Senior or Group II Senior Certificates, as applicable.

CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN LOAN GROUP I OR LOAN GROUP II

     In addition, if on any Distribution Date the aggregate Class Principal Balance of either the Group I Senior or Group II Senior Certificates (other than the Class Principal Balance of the Class II-P Certificates) is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group less the applicable Class P Fraction of each Class P Mortgage Loan, if any, in such Loan Group (the 'Undercollateralized Group'), then (i) the portion of the Available Funds in respect of principal on the Mortgage Loans in the other Loan Group (the 'Overcollateralized Group') (after distributions of principal to the Senior Certificates of the Overcollateralized Group) will be distributed to the Senior Certificates of the Undercollateralized Group (other than the related Class P Certificates, if any), until the aggregate Class Principal Balance of such Senior Certificates of the Undercollateralized Group equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group less the applicable Class P Fraction of each Class P Mortgage Loan, if any, in such Loan Group and (ii) the Available Funds of the Overcollateralized Group will be further reduced (after distributions of interest to the Senior Certificates of the Overcollateralized Group) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 6.50% per annum and such amount will be added to the Available Funds of the Undercollateralized Group. Consequently, the Group C-B Certificates will not receive any distributions of principal until the Undercollateralized Group is no longer undercollateralized.

OPTIONAL TERMINATION

     The Depositor will have the right to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effect early retirement of the Certificates, subject to the aggregate Stated Principal Balance of such Mortgage Loans and REO Properties at the time of repurchase being less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. In the event the Depositor exercises such option, the purchase price distributed with respect to each Certificate will be 100% of its then outstanding principal balance plus any Class PO Deferred Amounts in the case of the Class P Certificates and, in the case of an interest-bearing Certificate, any unpaid accrued interest on such Class Principal Balance or Notional Amount, as applicable, at the applicable Pass-Through Rate (in each case subject to reduction as provided in the Agreement for amounts owed to the Servicers or if the purchase price is based in part on the appraised value of any REO Properties and such appraised value is less than the Stated Principal Balance of the related Mortgage Loans). Distributions on the Certificates in respect of any such optional termination will first be paid to the Senior Certificates and then to the Subordinate Certificates. The proceeds from any such distribution may not be sufficient to distribute the full amount to which each Class of Certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and such appraised value is less than the Stated Principal Balance of the related Mortgage Loan or amounts are owed to the Servicers.

THE TRUSTEE

     The First National Bank of Chicago will be the Trustee under the Agreement. The Depositor and each Servicer and Seller may maintain other banking relationships in the ordinary course of business with The First National Bank of Chicago. Offered Certificates may be surrendered at the Corporate Trust Office of the Trustee located at First Chicago Trust Company of New York, 14 Wall Street, Eighth Floor, New York, New York 10005, Attention: Corporate Trust Administration or at such other addresses as the Trustee may designate from time to time.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATES

     The Class A-R Certificates will be subject to the restrictions on transfer described in the Prospectus under 'Certain Federal Income Tax
Consequences -- REMICs -- Taxation of Owners of REMIC Residual
Certificates -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations'. The Agreement provides that the Class A-R Certificates (in addition to certain other Classes of Certificates) may not be acquired by an ERISA Plan. See 'ERISA Considerations' herein. Each Class A-R Certificate will contain a legend describing the foregoing restrictions.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

     The effective yields to the holders of the interest-bearing Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to such holders and the purchase price of such Certificates because monthly distributions will not be payable to such holders of the Group I and Group II Certificates until the 19th day and to such holders of the Group III Certificates until the 25th day (or, if either such day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

     Delinquencies on the Mortgage Loans in a Loan Group which are not advanced by or on behalf of the related Servicer (because amounts, if advanced, would be nonrecoverable), will adversely affect the yield on the Certificates of the related Certificate Group. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates of such Certificate Group (which, in the case of the Group I and Group II Certificates, are the Group C-B Certificates) in the reverse order of their numerical Class designations, and then by the related Senior Certificates. If, as a result of such shortfalls, the aggregate of the Class Principal Balances of the Group I and Group II Certificates exceeds the aggregate Stated Principal Balances of the Group I and Group II Loans, the Class Principal Balance of the Class of Group C-B Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess. If, as a result of such shortfalls, the aggregate of the Class Principal Balances of the Group III Certificates exceeds the aggregate Stated Principal Balances of the Group III Loans, the Class Principal Balance of the Class of Group III-B Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of such excess.

     The likelihood that Mortgage Loans will become delinquent and the rate of any subsequent foreclosures may be affected by a number of factors related to the Mortgagor's personal circumstances, including, for example, unemployment or change in employment (or in the case of self-employed Mortgagors relying on commission income, fluctuations in income), marital separation and a Mortgagor's equity in the related Mortgaged Property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates as they affect real estate sales activity. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on the Mortgage Loans to the extent that the related Mortgaged Properties are concentrated in certain geographic areas.

     Net Interest Shortfalls will adversely affect the yields on the Offered Certificates of the Certificate Group to which they relate. In addition, although all losses initially will be borne by the Subordinate Certificates of the related Certificate Group in decreasing order of their numerical Class designations (either directly or through distributions in respect of Class PO Deferred Amounts on the related Class P Certificates, if any), Excess Losses on the Group I and Group II Loans will be borne by all Classes of the Group I and Group II Certificates and Excess Losses on the Group III Loans will be borne by all Classes of the Group III Certificates, in each case on a pro rata basis. Moreover, since the Subordinate Principal Distribution Amount for a Certificate Group for each Distribution Date will be reduced by the amount of any distributions on such Distribution Date in respect of related Class PO Deferred Amounts and by the implementation of the cross-collateralization mechanics described above under 'Description of the Certificates -- Cross-Collateralization' herein, the amount distributable as principal on each such Distribution Date to each Class of Subordinate Certificates in such Certificate Group then entitled to a distribution of principal will be less than it otherwise would be in the absence of such Class PO Deferred Amounts and cross-collateralization feature. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

     Distributions to the Group I Senior and Group II Senior Certificates relate to payments on the Group I and Group II Loans, respectively, except in the limited circumstances described herein under 'Description of the Certificates -- Cross-Collateralization.' Distributions to the Group III Certificates relate to payments on the Group III Loans. Distributions to the Group C-B Certificates relate to payments on the Group I and Group II Loans. The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related Seller or related Servicer). The majority of the Group III Loans may be prepaid by the Mortgagors at any time without a prepayment penalty. The Group I and Group II Loans and a portion of the Group III Loans impose penalties for certain prepayments during a specified period for each such Mortgage Loan occurring during the first one to five years after origination. Due to such prepayment penalties on such Mortgage Loans, the rate of prepayment may be slower than otherwise would be the case, particularly in a declining interest rate environment. The Mortgage Loans are subject to the 'due-on-sale' provisions included therein. However, the related Servicer may choose not to accelerate a Mortgage Loan upon the conveyance of the related Mortgaged Property if such Servicer would make a similar decision with respect to a comparable mortgage loan held for its own account. See 'The Mortgage Pool' herein.

     Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group (including any optional purchase by the related Servicer of a defaulted Mortgage Loan in such Loan Group and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described herein) will result in distributions on the Offered Certificates for the related Certificate Group of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in the related Loan Group or Loan Groups. Further, an investor should consider the risk that, in the case of the Class P Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Notional Amount Certificates and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, could result in an actual yield to such investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal prepayments on the Mortgage Loans in the related Loan Group could result in the failure of such investors to recover their initial investments.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions (including the Servicer's decision whether or not to exercise its rights under any 'due-on-sale' clause). In general, if prevailing interest rates were to fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Mortgage Rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     As described herein under 'Description of the Certificates -- Distributions of Principal,' the applicable Senior Prepayment Percentage of the Principal Prepayment Amount for a Loan Group (exclusive of the portion thereof attributable to the applicable Class P Principal Distribution Amount, if any) will be initially distributed to the Senior Certificates of the related Certificate Group (other than the related Class P Certificates, if any, and the Class IIPP-A-3 and Class III-A-3 Certificates, if applicable). This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of the Senior Certificates (other than the related Class P Certificates, if any, and the Class IIPP-A-3 and Class III-A-3 Certificates, if applicable) in a Certificate Group and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Subordinate Certificates during the periods of time described in the definition of 'Senior Prepayment Percentage.' The Class IIPP-A-3 and Class III-A-3 Certificates generally will not receive any distributions of principal for the first five years after the Closing Date.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the 'Structuring Assumptions'):

(i) that the Mortgage Loans in each Loan Group are comprised of the groups of hypothetical mortgage loans which have the following common characteristics:

GROUP I LOANS

                                                        AMORTIZED REMAINING     REMAINING TERM
UNPAID PRINCIPAL                                         TERM TO MATURITY        TO MATURITY        LOAN AGE
BALANCE              MORTGAGE RATE       NET RATE           (IN MONTHS)          (IN MONTHS)       (IN MONTHS)
----------------     -------------     ------------     -------------------     --------------     -----------
$ 407,897,647.70     6.9580257914 %    6.5000000000%            358                   358               1

GROUP II LOANS

                                                        AMORTIZED REMAINING     REMAINING TERM
UNPAID PRINCIPAL                                         TERM TO MATURITY        TO MATURITY        LOAN AGE
BALANCE              MORTGAGE RATE       NET RATE           (IN MONTHS)          (IN MONTHS)       (IN MONTHS)
----------------     -------------     ------------     -------------------     --------------     -----------
$ 136,717,984.89     7.1540183875 %    6.4991130730%            357                   357               0

GROUP III LOANS

                                                        AMORTIZED REMAINING     REMAINING TERM
UNPAID PRINCIPAL                                         TERM TO MATURITY        TO MATURITY        LOAN AGE
BALANCE              MORTGAGE RATE       NET RATE           (IN MONTHS)          (IN MONTHS)       (IN MONTHS)
----------------     -------------     ------------     -------------------     --------------     -----------
$  92,149,610.16     7.4222372181 %    6.7265204129%            357                   357               2
$ 212,893,480.53     8.1282017843 %    7.2884246494%            358                   358               1

(ii) the Mortgage Loans prepay at the specified constant Prepayment Assumption described below for the related Class of Certificates, (iii) no defaults in the payment by the Mortgagor of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of the Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (i) above such that the Mortgage Loans will amortize in amounts sufficient to repay the principal balances of such assumed mortgage loans by its respective amortizing remaining term, (viii) the initial Class Principal Balance or Notional Amount, as applicable, of each Class of Certificates is as set forth under 'Summary Information' herein, (ix) interest accrues on each interest-bearing Class of Certificates at the applicable interest rate set forth or described under 'Summary Information' herein, (x) distributions in respect of a Certificate Group are received in cash on the 19th day, in the case of the Group I and Group II Certificates, and the 25th day, in the case of the Group III Certificates, of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Offered Certificates is April 30, 1999, (xii) none of the Sellers are required to repurchase or substitute for any Mortgage Loan, (xiii) the Depositor does not exercise any option to repurchase the Mortgage Loans described herein under 'Description of the Certificates -- Optional Termination' and (xiv) no Class of Subordinate Certificates becomes a Restricted Class. While it is assumed that each Mortgage Loan prepays at the specified constant Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and the characteristics of the Mortgage Loans assumed in preparing the tables herein.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The two prepayment models used in this Prospectus Supplement (each, a 'Prepayment Assumption') represent an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the Group I and Group II Certificates, a 100% Prepayment Assumption is a constant prepayment rate ('CPR') of 4% per annum of the then outstanding principal balance of the Group I and Group II Loans in the first month of the life of the mortgage loans and an additional 0.6666666666% (precisely 2/3) per annum in each month thereafter until the eighteenth month. Beginning in the nineteenth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 16% per annum each month. For the Group III Certificates, a 100% Prepayment Assumption assumes a CPR of 6.0% per annum of the then outstanding principal balance of the Group III Loans in the first month of the life of the mortgage loans and an additional 1.27272727% (precisely 14/11) per annum in each month thereafter until the eleventh month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 20% per annum each month. As used in the table below, a 50% Prepayment Assumption assumes prepayment rates equal to 50% of the related Prepayment Assumption. Correspondingly, a 200% Prepayment Assumption assumes prepayment rates equal to 200% of the related Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

     The sensitivity tables below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of certain Classes of Certificates to various constant Prepayment Assumptions. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the applicable Class of Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Classes and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on certain Classes of Certificates and consequently do not purport to reflect the return on any investment in any such Class of Certificates when such reinvestment rates are considered.

SENSITIVITY OF THE CLASS P CERTIFICATES

     THE CLASS II-P AND CLASS III-P CERTIFICATES WILL BE 'PRINCIPAL ONLY' CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE TABLE BELOW, A LOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE CLASS P MORTGAGE LOANS IN THE RELATED LOAN GROUP WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE RELATED CLASS P CERTIFICATES.

     As described above under 'Description of the Certificates -- Distributions of Principal,' the Class P Principal Distribution Amount for a Class of Class P Certificates is calculated by reference to the principal payments (including prepayments) on the Class P Mortgage Loans in the related Loan Group. The Class P Mortgage Loans in the related Loan Group will have lower Net Rates (and lower Mortgage Rates) than the other Mortgage Loans in such Loan Group. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given reduction in market interest rates. As a result, the Class P Mortgage Loans in the related Loan Group may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the related Class P Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions and on the assumption that the aggregate purchase price of the Class P Certificates (expressed as a percentage of initial Class Principal Balance) is as follows:

CLASS                                                                                         PRICE
-------------------------------------------------------------------------------------------   -----
Class II-P.................................................................................   59.75%
Class III-P................................................................................   63.25%

             SENSITIVITY OF THE CLASS P CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                        PREPAYMENT ASSUMPTION
                                                      ----------------------------------------------------------
                                                        0%          50%         100%         150%         200%
                                                      ------      -------      -------      -------      -------
Class II-P.........................................   2.738%       6.483%      11.146%      15.931%      20.691%

                                                                        PREPAYMENT ASSUMPTION
                                                      ----------------------------------------------------------
                                                        0%          50%         100%         150%         200%
                                                      ------      -------      -------      -------      -------
Class III-P........................................   2.396%       6.904%      12.890%      19.445%      26.492%

     It is highly unlikely that all of the Mortgage Loans of a specific Loan Group will have the characteristics assumed or that the Mortgage Loans of a specific Loan Group will prepay at any constant rate until maturity or that all of the Mortgage Loans of a specific Loan Group will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class P Certificates is likely to differ from those shown in the table above, even if all of the applicable Mortgage Loans prepay at the indicated percentages of the applicable Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Class P Mortgage Loans of a specific Loan Group for any period or over the life of the Certificates or as to the yield on the Class P Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class of Class P Certificates.

SENSITIVITY OF THE NOTIONAL AMOUNT CERTIFICATES

     AS INDICATED IN THE TABLE BELOW, THE YIELDS TO INVESTORS ON THE CLASS III-X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE GROUP III PREMIUM RATE MORTGAGE LOANS, PARTICULARLY THOSE WITH HIGH NET RATES AND THE CLASS III-A-6 CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE GROUP III LOANS. THE MORTGAGE LOANS

GENERALLY CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE ASSUMPTIONS DESCRIBED BELOW, THE YIELD TO MATURITY ON THE CLASS III-X AND CLASS III-A-6 CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 203% AND 151% RESPECTIVELY, OF THE APPLICABLE PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE OF THE GROUP III LOANS WERE TO EXCEED THE APPLICABLE LEVEL FOR AS LITTLE AS ONE MONTH WHILE EQUALING SUCH LEVEL FOR THE REMAINING MONTHS, THE INVESTORS IN THE NOTIONAL AMOUNT CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described above under 'Description of the Certificates -- Distribution of Interest,' the Notional Amount of the Class III-X Certificates in effect from time to time is calculated by reference to the Net Rates of the Group III Premium Rate Mortgage Loans. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Group III Premium Rate Mortgage Loans may prepay at higher rates, thereby reducing the Notional Amount of the Class III-X Certificates.

     The information set forth in the following table has been prepared on the basis of the Structuring Assumptions (which assume no Realized Losses), and on the assumption that the purchase prices (expressed as a percentage of initial Notional Amount) of the Notional Amount Certificates are as follows:

CLASS OF CERTIFICATES                                                                         PRICE*
-------------------------------------------------------------------------------------------   ------
Class III-A-6..............................................................................   13.25 %
Class III-X................................................................................   14.50 %

------------

 * The price does not include accrued interest. Accrued interest has been added to such price in calculating the yields set forth in the table below.

         SENSITIVITY OF THE NOTIONAL AMOUNT CERTIFICATES TO PREPAYMENTS
                          (PRE-TAX YIELDS TO MATURITY)

                                                                       PREPAYMENT ASSUMPTION
                                                   -------------------------------------------------------------
CLASS OF CERTIFICATES                                0%           50%         100%         150%          200%
------------------------------------------------   -------      -------      -------      -------      ---------
Class III-A-6...................................   53.366%      40.531%      22.664%       0.390%      (23.366%)

                                                                       PREPAYMENT ASSUMPTION
                                                   -------------------------------------------------------------
                                                     0%           50%         100%         150%          200%
                                                   -------      -------      -------      -------      ---------
Class III-X.....................................   48.406%      37.492%      26.012%      13.865%         0.920%

     It is highly unlikely that all of the Mortgage Loans will have the characteristics assumed or that the Group III Loans will prepay at any constant rate until maturity or that all of such Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Notional Amount Certificates are likely to differ from those shown in the table above, even if all of the Group III Loans prepay at the indicated percentages of the applicable Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the lives of the Notional Amount Certificates or as to the yield on the Notional Amount Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Notional Amount Certificates.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of any Class of Certificates is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Balance of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Balance of such Class referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see ' -- Prepayment Considerations and Risks' herein and 'Yield, Prepayment and Maturity Considerations' in the Prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. See 'Description of the Certificates -- Distribution of Principal' herein.

     The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant Prepayment Assumptions, see
' -- Decrement Tables' below.

DECREMENT TABLES
     The following tables indicate the percentages of the initial Class Principal Balances of the Classes of Offered Certificates (other than the Notional Amount Certificates) that would be outstanding after each of the dates shown at various Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the applicable Prepayment Assumption specified in the tables or at any constant rate or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the applicable Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loan specified in the Structuring Assumptions.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                       CLASS IPP-A                                 CLASS IIPP-A-1
                                  PREPAYMENT ASSUMPTION                         PREPAYMENT ASSUMPTION
                        -----------------------------------------     -----------------------------------------
DISTRIBUTION DATE        0%       50%      100%     150%     200%      0%       50%      100%     150%     200%
--------------------    -----     ----     ----     ----     ----     -----     ----     ----     ----     ----
Initial.............      100      100     100      100      100        100      100     100      100      100
April 2000..........       99       95      90       86       82         99       93      88       82       77
April 2001..........       98       86      75       65       55         97       82      67       53       40
April 2002..........       97       78      62       48       36         96       71      49       30       13
April 2003..........       95       71      51       35       23         94       60      33       12        0
April 2004..........       94       64      41       25       14         92       51      20        0        0
April 2005..........       93       57      34       18        9         90       43      11        0        0
April 2006..........       91       52      28       13        5         88       36       3        0        0
April 2007..........       89       47      22       10        3         86       29       0        0        0
April 2008..........       87       42      18        7        2         84       24       0        0        0
April 2009..........       86       38      15        5        1         82       19       0        0        0
April 2010..........       83       34      12        4        1         79       15       0        0        0
April 2011..........       81       30      10        3        1         77       11       0        0        0
April 2012..........       79       27       8        2        0         74        7       0        0        0
April 2013..........       76       24       7        2        0         71        4       0        0        0
April 2014..........       74       21       5        1        0         67        1       0        0        0
April 2015..........       71       19       4        1        0         64        0       0        0        0
April 2016..........       67       17       4        1        0         60        0       0        0        0
April 2017..........       64       15       3        0        0         56        0       0        0        0
April 2018..........       60       13       2        0        0         51        0       0        0        0
April 2019..........       57       11       2        0        0         46        0       0        0        0
April 2020..........       52        9       1        0        0         41        0       0        0        0
April 2021..........       48        8       1        0        0         36        0       0        0        0
April 2022..........       43        6       1        0        0         30        0       0        0        0
April 2023..........       38        5       1        0        0         23        0       0        0        0
April 2024..........       33        4       0        0        0         17        0       0        0        0
April 2025..........       27        3       0        0        0          9        0       0        0        0
April 2026..........       20        2       0        0        0          1        0       0        0        0
April 2027..........       14        1       0        0        0          0        0       0        0        0
April 2028..........        6        1       0        0        0          0        0       0        0        0
April 2029..........        0        0       0        0        0          0        0       0        0        0
April 2030..........        0        0       0        0        0          0        0       0        0        0
Weighted Average
  Life (in
  years)**..........    19.74     9.30    5.49     3.76     2.82      17.61     5.97    3.22     2.28     1.80

------------

* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                      CLASS IIPP-A-2                                  CLASS IIPP-A-3
                                   PREPAYMENT ASSUMPTION                           PREPAYMENT ASSUMPTION
                        -------------------------------------------     -------------------------------------------
DISTRIBUTION DATE        0%        50%      100%      150%     200%      0%        50%      100%      150%     200%
--------------------    -----     -----     -----     ----     ----     -----     -----     -----     ----     ----

Initial.............      100       100       100     100      100        100       100       100     100      100
April 2000..........      100       100       100     100      100        100       100       100     100      100
April 2001..........      100       100       100     100      100        100       100       100     100      100
April 2002..........      100       100       100     100      100        100       100       100     100      100
April 2003..........      100       100       100     100       79        100       100       100     100      100
April 2004..........      100       100       100      92       26        100       100       100     100      100
April 2005..........      100       100       100      56        1         98        96        93      91       88
April 2006..........      100       100       100      32        0         97        91        86      80       54
April 2007..........      100       100        90      18        0         95        85        76      67       33
April 2008..........      100       100        72      11        0         93        78        65      53       21
April 2009..........      100       100        59       8        0         91        70        53      39       14
April 2010..........      100       100        48       6        0         89        63        44      29        9
April 2011..........      100       100        40       5        0         87        57        36      21        6
April 2012..........      100       100        32       3        0         84        51        29      16        4
April 2013..........      100       100        26       3        0         81        45        24      12        3
April 2014..........      100       100        21       2        0         79        40        19       9        2
April 2015..........      100        92        17       1        0         75        35        15       6        1
April 2016..........      100        81        14       1        0         72        31        12       5        1
April 2017..........      100        70        11       1        0         68        27        10       3        0
April 2018..........      100        61         9       1        0         65        24         8       2        0
April 2019..........      100        53         7       0        0         60        20         6       2        0
April 2020..........      100        45         5       0        0         56        17         5       1        0
April 2021..........      100        38         4       0        0         51        15         4       1        0
April 2022..........      100        31         3       0        0         46        12         3       1        0
April 2023..........      100        25         2       0        0         41        10         2       0        0
April 2024..........      100        20         2       0        0         35         8         1       0        0
April 2025..........      100        15         1       0        0         28         6         1       0        0
April 2026..........      100        10         1       0        0         21         4         1       0        0
April 2027..........       70         6         0       0        0         14         2         0       0        0
April 2028..........       31         3         0       0        0          6         1         0       0        0
April 2029..........        0         0         0       0        0          0         0         0       0        0
April 2030..........        0         0         0       0        0          0         0         0       0        0
Weighted Average
  Life (in
  years)**..........    28.51     21.01     12.17    6.94     4.61      20.85     14.39     11.42    9.86     7.83

------------

* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                       CLASS II-P                                   CLASS III-A-1
                                  PREPAYMENT ASSUMPTION                         PREPAYMENT ASSUMPTION
                        -----------------------------------------     -----------------------------------------
DISTRIBUTION DATE        0%       50%      100%     150%     200%      0%       50%      100%     150%     200%
--------------------    -----     ----     ----     ----     ----     -----     ----     ----     ----     ----

Initial.............      100      100     100      100      100        100      100     100      100      100
April 2000..........       99       95      91       88       84         99       92      85       78       70
April 2001..........       98       87      77       67       58         98       82      67       50       35
April 2002..........       97       79      64       51       39         97       73      50       30       14
April 2003..........       96       72      53       38       26         96       65      36       15        0
April 2004..........       94       65      44       28       18         95       56      25        0        0
April 2005..........       93       59      36       21       12         94       48      18        0        0
April 2006..........       91       54      30       16        8         93       42      13        0        0
April 2007..........       90       48      25       12        5         92       37       9        0        0
April 2008..........       88       44      20        9        4         91       33       5        0        0
April 2009..........       86       39      17        7        2         89       29       1        0        0
April 2010..........       84       35      14        5        2         88       26       0        0        0
April 2011..........       82       32      11        4        1         86       23       0        0        0
April 2012..........       79       28       9        3        1         84       21       0        0        0
April 2013..........       77       25       7        2        0         82       19       0        0        0
April 2014..........       74       22       6        1        0         80       17       0        0        0
April 2015..........       71       20       5        1        0         78       15       0        0        0
April 2016..........       68       17       4        1        0         75       13       0        0        0
April 2017..........       64       15       3        1        0         72       12       0        0        0
April 2018..........       61       13       2        0        0         69       11       0        0        0
April 2019..........       57       11       2        0        0         65        9       0        0        0
April 2020..........       53       10       2        0        0         61        8       0        0        0
April 2021..........       48        8       1        0        0         56        5       0        0        0
April 2022..........       43        7       1        0        0         51        2       0        0        0
April 2023..........       38        5       1        0        0         46        0       0        0        0
April 2024..........       33        4       0        0        0         40        0       0        0        0
April 2025..........       27        3       0        0        0         33        0       0        0        0
April 2026..........       20        2       0        0        0         26        0       0        0        0
April 2027..........       13        1       0        0        0         19        0       0        0        0
April 2028..........        6        1       0        0        0         10        0       0        0        0
April 2029..........        0        0       0        0        0          0        0       0        0        0
April 2030..........        0        0       0        0        0          0        0       0        0        0
Weighted Average
  Life (in
  years)**..........    19.79     9.54    5.77     4.05     3.10      21.17     7.91    3.60     2.27     1.70

------------

* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                       CLASS III-A-2                                   CLASS III-A-3
                                   PREPAYMENT ASSUMPTION                           PREPAYMENT ASSUMPTION
                        -------------------------------------------     --------------------------------------------
DISTRIBUTION DATE        0%        50%      100%      150%     200%      0%        50%      100%      150%      200%
--------------------    -----     -----     -----     ----     ----     -----     -----     -----     -----     ----

Initial.............      100       100       100     100      100        100       100       100       100     100
April 2000..........      100       100       100     100      100        100       100       100       100     100
April 2001..........      100       100       100     100      100        100       100       100       100     100
April 2002..........      100       100       100     100      100        100       100       100       100     100
April 2003..........      100       100       100     100        0        100       100       100       100      85
April 2004..........      100       100       100      73        0        100       100       100       100      22
April 2005..........      100       100       100       0        0         99        96        92        69       0
April 2006..........      100       100       100       0        0         97        90        83        37       0
April 2007..........      100       100       100       0        0         96        83        72        20       0
April 2008..........      100       100       100       0        0         94        75        59        11       0
April 2009..........      100       100       100       0        0         92        66        46         8       0
April 2010..........      100       100        83       0        0         90        58        36         5       0
April 2011..........      100       100        65       0        0         88        51        28         4       0
April 2012..........      100       100        51       0        0         86        45        22         2       0
April 2013..........      100       100        39       0        0         83        39        17         2       0
April 2014..........      100       100        30       0        0         80        34        13         1       0
April 2015..........      100       100        23       0        0         77        30        10         1       0
April 2016..........      100       100        18       0        0         74        26         8         1       0
April 2017..........      100       100        14       0        0         71        22         6         0       0
April 2018..........      100       100        10       0        0         67        19         4         0       0
April 2019..........      100       100         8       0        0         63        16         3         0       0
April 2020..........      100       100         6       0        0         58        13         3         0       0
April 2021..........      100       100         4       0        0         54        11         2         0       0
April 2022..........      100       100         3       0        0         48         9         1         0       0
April 2023..........      100        89         2       0        0         43         7         1         0       0
April 2024..........      100        69         1       0        0         37         5         1         0       0
April 2025..........      100        51         1       0        0         30         4         0         0       0
April 2026..........      100        35         1       0        0         23         3         0         0       0
April 2027..........      100        21         0       0        0         15         2         0         0       0
April 2028..........      100         9         0       0        0          7         1         0         0       0
April 2029..........        0         0         0       0        0          0         0         0         0       0
April 2030..........        0         0         0       0        0          0         0         0         0       0
Weighted Average
  Life (in
  years)**..........    29.66     26.26     14.13    5.17     3.71      21.24     13.58     10.60      7.14    4.60

------------

* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                      CLASS III-A-4                                 CLASS III-A-5
                                  PREPAYMENT ASSUMPTION                         PREPAYMENT ASSUMPTION
                        -----------------------------------------     -----------------------------------------
DISTRIBUTION DATE        0%       50%      100%     150%     200%      0%       50%      100%     150%     200%
--------------------    -----     ----     ----     ----     ----     -----     ----     ----     ----     ----

Initial.............      100      100     100      100      100        100      100     100      100      100
April 2000..........       99       91      83       76       68         97       74      51       27        3
April 2001..........       98       81      64       46       29         95       42       0        0        0
April 2002..........       97       71      45       23        6         92       14       0        0        0
April 2003..........       96       61      30        8        0         88        0       0        0        0
April 2004..........       95       52      18        0        0         85        0       0        0        0
April 2005..........       94       44      10        0        0         81        0       0        0        0
April 2006..........       92       37       5        0        0         78        0       0        0        0
April 2007..........       91       31       1        0        0         74        0       0        0        0
April 2008..........       90       27       0        0        0         69        0       0        0        0
April 2009..........       88       23       0        0        0         64        0       0        0        0
April 2010..........       86       20       0        0        0         59        0       0        0        0
April 2011..........       85       16       0        0        0         54        0       0        0        0
April 2012..........       83       14       0        0        0         48        0       0        0        0
April 2013..........       80       11       0        0        0         41        0       0        0        0
April 2014..........       78        9       0        0        0         34        0       0        0        0
April 2015..........       75        7       0        0        0         27        0       0        0        0
April 2016..........       73        5       0        0        0         19        0       0        0        0
April 2017..........       70        4       0        0        0         10        0       0        0        0
April 2018..........       67        3       0        0        0          0        0       0        0        0
April 2019..........       62        1       0        0        0          0        0       0        0        0
April 2020..........       57        0       0        0        0          0        0       0        0        0
April 2021..........       52        0       0        0        0          0        0       0        0        0
April 2022..........       47        0       0        0        0          0        0       0        0        0
April 2023..........       41        0       0        0        0          0        0       0        0        0
April 2024..........       34        0       0        0        0          0        0       0        0        0
April 2025..........       27        0       0        0        0          0        0       0        0        0
April 2026..........       19        0       0        0        0          0        0       0        0        0
April 2027..........       11        0       0        0        0          0        0       0        0        0
April 2028..........        2        0       0        0        0          0        0       0        0        0
April 2029..........        0        0       0        0        0          0        0       0        0        0
April 2030..........        0        0       0        0        0          0        0       0        0        0
Weighted Average
  Life (in
  years)**..........    20.43     6.61    3.09     2.04     1.53      11.68     1.81    1.03     0.76     0.61

------------

* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                       CLASS III-P                     CLASS C-B-1, CLASS C-B-2 AND CLASS C-B-3
                                  PREPAYMENT ASSUMPTION                          PREPAYMENT ASSUMPTION
                        -----------------------------------------     -------------------------------------------
DISTRIBUTION DATE        0%       50%      100%     150%     200%      0%        50%      100%      150%     200%
--------------------    -----     ----     ----     ----     ----     -----     -----     -----     ----     ----

Initial.............      100      100     100      100      100        100       100       100     100      100
April 2000..........       99       91      84       76       68         99        99        99      99       99
April 2001..........       98       81      66       53       41         98        98        98      98       98
April 2002..........       97       73      53       37       24         97        97        97      97       97
April 2003..........       96       64      41       25       14         95        95        95      95       95
April 2004..........       94       57      33       17        8         94        94        94      94       94
April 2005..........       93       51      26       12        5         93        90        88      85       83
April 2006..........       92       45      20        8        3         91        86        81      75       70
April 2007..........       90       40      16        6        2         89        80        71      63       54
April 2008..........       88       35      13        4        1         88        73        61      49       39
April 2009..........       86       31      10        3        1         86        66        50      37       26
April 2010..........       84       27       8        2        0         84        59        41      27       17
April 2011..........       82       24       6        1        0         81        53        33      20       11
April 2012..........       80       21       5        1        0         79        47        27      15        8
April 2013..........       77       18       4        1        0         76        42        22      11        5
April 2014..........       75       16       3        0        0         74        37        18       8        3
April 2015..........       72       14       2        0        0         71        33        14       6        2
April 2016..........       69       12       2        0        0         68        29        12       4        1
April 2017..........       65       10       1        0        0         64        25         9       3        1
April 2018..........       62        9       1        0        0         61        22         7       2        1
April 2019..........       58        7       1        0        0         57        19         6       2        0
April 2020..........       54        6       1        0        0         53        16         4       1        0
April 2021..........       49        5       0        0        0         48        14         3       1        0
April 2022..........       44        4       0        0        0         43        11         3       1        0
April 2023..........       39        3       0        0        0         38         9         2       0        0
April 2024..........       33        2       0        0        0         33         7         1       0        0
April 2025..........       27        2       0        0        0         27         5         1       0        0
April 2026..........       21        1       0        0        0         20         4         1       0        0
April 2027..........       14        1       0        0        0         14         2         0       0        0
April 2028..........        6        0       0        0        0          6         1         0       0        0
April 2029..........        0        0       0        0        0          0         0         0       0        0
April 2030..........        0        0       0        0        0          0         0         0       0        0
Weighted Average
  Life (in
  years)**..........    19.96     8.03    4.47     2.98     2.20      19.75     13.68     10.90    9.43     8.54

------------

* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING*

                                CLASS III-B-1 CLASS III-B-2
                                     AND CLASS III-B-3                                  CLASS A-R
                                   PREPAYMENT ASSUMPTION                          PREPAYMENT ASSUMPTION
                        -------------------------------------------     -----------------------------------------
DISTRIBUTION DATE        0%        50%      100%      150%     200%      0%       50%      100%     150%     200%
--------------------    -----     -----     -----     ----     ----     -----     ----     ----     ----     ----

Initial.............      100       100       100     100      100        100      100     100      100      100
April 2000..........       99        99        99      99       99          0        0       0        0        0
April 2001..........       98        98        98      98       98          0        0       0        0        0
April 2002..........       97        97        97      97       97          0        0       0        0        0
April 2003..........       96        96        96      96       96          0        0       0        0        0
April 2004..........       95        95        95      95       95          0        0       0        0        0
April 2005..........       94        91        88      84       73          0        0       0        0        0
April 2006..........       92        86        79      72       43          0        0       0        0        0
April 2007..........       91        79        68      57       26          0        0       0        0        0
April 2008..........       89        71        56      42       15          0        0       0        0        0
April 2009..........       87        63        44      29        9          0        0       0        0        0
April 2010..........       85        55        34      20        5          0        0       0        0        0
April 2011..........       83        49        27      14        3          0        0       0        0        0
April 2012..........       81        43        21       9        2          0        0       0        0        0
April 2013..........       79        37        16       6        1          0        0       0        0        0
April 2014..........       76        32        13       4        1          0        0       0        0        0
April 2015..........       73        28        10       3        0          0        0       0        0        0
April 2016..........       70        24         7       2        0          0        0       0        0        0
April 2017..........       67        21         6       1        0          0        0       0        0        0
April 2018..........       63        18         4       1        0          0        0       0        0        0
April 2019..........       60        15         3       1        0          0        0       0        0        0
April 2020..........       55        13         2       0        0          0        0       0        0        0
April 2021..........       51        10         2       0        0          0        0       0        0        0
April 2022..........       46         8         1       0        0          0        0       0        0        0
April 2023..........       41         7         1       0        0          0        0       0        0        0
April 2024..........       35         5         1       0        0          0        0       0        0        0
April 2025..........       29         4         0       0        0          0        0       0        0        0
April 2026..........       22         3         0       0        0          0        0       0        0        0
April 2027..........       15         2         0       0        0          0        0       0        0        0
April 2028..........        7         1         0       0        0          0        0       0        0        0
April 2029..........        0         0         0       0        0          0        0       0        0        0
April 2030..........        0         0         0       0        0          0        0       0        0        0
Weighted Average
  Life (in
  years)**..........    20.30     13.02     10.20    8.83     7.16       0.05     0.05    0.05     0.05     0.05

------------

* Rounded to the nearest whole percentage.

** Determined as specified under ' -- Weighted Average Lives of the Offered
   Certificates' herein.

LAST SCHEDULED DISTRIBUTION DATE

     The Last Scheduled Distribution Date for the Group I Certificates is the Distribution Date in May 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group I Loan. The Last Scheduled Distribution Date for the Group II Certificates (other than the Group C-B Certificates) is the Distribution Date in May 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group II Loan. The Last Scheduled Distribution Date for the Group III Certificates is the Distribution Date in July 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group III Loan. The Last Scheduled Distribution Date for the Group C-B Certificates is the Distribution Date in May 2029, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing Group I or Group II Loan. Since the rate of distributions in reduction of the Class Principal Balance or Notional Amount of each Class of Offered Certificates will depend on the rate of payment (including prepayments) of the related Mortgage Loans, the Class Principal Balance or Notional Amount of any such Class could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Mortgage Loans. See ' -- Prepayment Considerations and Risks' and ' -- Weighted Average Lives of the Offered Certificates' herein and 'Yield, Prepayment and Maturity Considerations' in the Prospectus.

THE SUBORDINATE CERTIFICATES

     The weighted average lives of, and the yields to maturity on, the Group C-B and Group III-B Certificates, in increasing order of their numerical Class designations, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in the related Loan Group (which in the case of the Group C-B Certificates, includes both the Group I and Group II Loans). If the actual rate and severity of losses on the Mortgage Loans in the related Loan Group or Loan Groups, as applicable, are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of such Certificate may be lower than the yield expected by such holder based on such assumption. The timing of losses on the Mortgage Loans in a Loan Group will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans in the related Loan Group (which, in the case of the Group C-B Certificates, are the Group I and Group II Loans) will reduce the Class Principal Balance of the applicable Class of Subordinate Certificates in the related Certificate Group to the extent of any losses allocated thereto (as described under 'Description of the Certificates -- Allocation of Losses'), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates of a Certificate Group will result in a reduction in the Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation after giving effect to all distributions and allocations of losses, as described herein under 'Description of the Certificates -- Allocation of Losses.' As a result of such reductions, less interest will accrue on such Class or Classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates of a Certificate Group will also be affected by the disproportionate allocation of the related Principal Prepayment Amount to the Senior Certificates of such Certificate Group, related Net Interest Shortfalls and other cash shortfalls in Available Funds for the related Loan Group or Loan Groups and distributions of funds to the holders of the applicable Class P Certificates, if any, of amounts otherwise available for distributions on the related Subordinate Certificates to the extent of reimbursement for related Class PO Deferred Amounts. See 'Description of the
Certificates -- Allocation of Losses' and ' -- Cross-Collateralization' herein.

     If on any Distribution Date the related Subordination Level for any Class of Subordinate Certificates is less than such percentage as of the Closing Date, all Payoffs and Curtailments with respect to the related Loan Group or Loan Groups, in the case of the Group C-B Certificates, available for distribution on the Subordinate Certificates of such Certificate Group will be allocated solely to such Class and all other Classes of Subordinate Certificates in such Certificate Group with lower numerical Class designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the Classes of

Subordinate Certificates with lower numerical Class designations relative to the other Classes of Subordinate Certificates in such Certificate Group is intended to preserve the availability of the subordination provided by such other Classes.

ADDITIONAL INFORMATION

     The Depositor intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Commission in a report on Form 8-K. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                               CREDIT ENHANCEMENT

SUBORDINATION OF CERTAIN CLASSES

     The rights of the holders of the Subordinate Certificates of a Certificate Group to receive distributions with respect to the Mortgage Loans in the related Loan Group or Loan Groups will be subordinated to such rights of the holders of the Senior Certificates of such Certificate Group (which, in the case of the Group C-B Certificates, are the Group I Senior and Group II Senior Certificates) and to the Subordinate Certificates in such Certificate Group with lower numerical Class designations. See 'Description of the Certificates -- Priority of Distributions Among Certificates' and ' -- Cross-Collateralization' herein.

     The subordination of the Subordinate Certificates of a Certificate Group to the related Senior Certificates and the further subordination within the Subordinate Certificates of such Certificate Group is intended to provide holders of Certificates with a higher relative payment priority protection against Realized Losses other than Excess Losses. In addition, the Subordinate Certificates of each Certificate Group will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans in the related Loan Group (which, in the case of the Group C-B Certificates, are the Group I and Group II Loans) up to the applicable Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described below.

     The Group C-B Certificates will provide protection to the Group I and Group II Certificates of higher relative priority against (i) Bankruptcy Losses on the Group I and Group II Loans in an initial amount expected to be up to approximately $144,715.45 (the 'Group I/Group II Bankruptcy Loss Coverage Amount'), (ii) Fraud Losses on the Group I and Group II Loans in an initial amount expected to be up to approximately $10,892,312.65 (the 'Group I/Group II Fraud Loss Coverage Amount') and (iii) Special Hazard Losses on the Group I and Group II Loans in an initial amount expected to be approximately $8,099,343.01 (the 'Group I/Group II Special Hazard Loss Coverage Amount').

     The Group III-B Certificates will provide protection to the Group III Certificates of higher relative priority against (i) Bankruptcy Losses on the Group III Loans in an initial amount expected to be up to approximately $100,000.00 (the 'Group III Bankruptcy Loss Coverage Amount'), (ii) Fraud Losses on the Group III Loans in an initial amount expected to be up to approximately $6,100,861.81 (the 'Group III Fraud Loss Coverage Amount') and (iii) Special Hazard Losses on the Group III Loans in an initial amount expected to be approximately $3,678,918.55 (the 'Group III Special Hazard Loss Coverage Amount').

     Investors in the Group I and Group II Certificates should be aware that since the Group I/Group II Bankruptcy Loss Coverage Amount, the Group I/Group II Fraud Loss Coverage Amount and the Group I/Group II Special Hazard Loss Coverage Amount applies to both the Group I and Group II Loans, disproportionate Bankruptcy Losses, Fraud Losses or Special Hazard Losses in one of such Loan Groups will reduce the protection otherwise available to the Certificateholders of the unrelated Certificate Group.

     The Special Hazard Loss Coverage Amounts will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans in the related Loan Group or Loan Groups, (ii) twice the principal balance of the largest Mortgage Loan in the related Loan Group or Loan Groups and (iii) the aggregate principal balances of the Mortgage Loans in the related Loan Group or Loan Groups secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) such Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates in the related Certificate Group since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amounts will be reduced, from time to time, by the amount of Fraud Losses on Mortgage Loans in the related Loan Group or Loan Groups allocated to the related Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amounts will be reduced as follows:
(a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then current Stated Principal Balances of, with respect to the Group I/Group II Fraud Loss Coverage Amount, the Group I and Group II Loans and, with respect to the Group III Fraud Loss Coverage Amount, the Group III Loans and (ii) the excess of such Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date (or, in the case of the first such anniversary, as of the Cut-off Date) over the cumulative amount of Fraud Losses allocated to the Certificates of the related Certificate Group since such preceding anniversary or the Cut-off Date, as the case may be, and (b) on the fifth anniversary of the Cut-off Date, to zero.

     The Bankruptcy Loss Coverage Amount for each Certificate Group will be reduced, from time to time, by the amount of Bankruptcy Losses on Mortgage Loans in the related Loan Groups (which, in the case of the Group I/Group II Bankruptcy Loss Coverage Amount, includes the Group I and Group II Loans) allocated to the related Certificates.

     The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses as described above may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected thereby. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     As used herein, a 'Deficient Valuation' is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by such Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in the value of the related Mortgaged Property, the amount of the secured debt could be reduced to such value, and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a 'Debt Service Reduction') of the amount of the monthly payment on the related Mortgage Loan. Notwithstanding the foregoing, no such occurrence shall be considered a Debt Service Reduction or Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and (i) such Mortgage Loan is not in default with respect to payment due thereunder or (ii) scheduled monthly payments of principal and interest are being advanced by such Servicer without giving effect to any Debt Service Reduction or Deficient Valuation. The Servicer will have no obligation to advance payments in respect of any such Mortgage Loan that has suffered a Deficient Valuation or Debt Service Reduction if the Servicer reasonably believes such amount is not recoverable from future payments or collections on such Mortgage Loan or proceeds of the liquidation of the related Mortgaged Property.

                                USE OF PROCEEDS

     The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Mortgage Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Trust Fund will include two segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. One REMIC (the 'Subsidiary REMIC') will issue several uncertificated subclasses of nonvoting interests ('Subsidiary REMIC Regular Interests'), which will be designated as the regular interests in the Subsidiary REMIC. The assets of the Subsidiary REMIC will consist of the Mortgage Loans and all other property in the Trust Fund except for the property in the Trust Fund allocated to the second REMIC (the 'Master REMIC'). The Master REMIC will issue the Regular Certificates, which will be designated as the regular interests in the Master REMIC. The Class A-R Certificates will represent the beneficial ownership of the residual interest in the Subsidiary REMIC and the residual interest in the Master REMIC. The assets of the Master REMIC will consist of the Subsidiary REMIC Regular Interests. Aggregate distributions on the subsidiary REMIC Regular Interests will equal the aggregate distributions on the Regular Certificates issued by the Master REMIC. See 'Description of the Certificates -- Separate REMIC Structure' herein.

     The Regular Certificates generally will be treated as debt instruments issued by the Master REMIC for federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting.

     The Class P Certificates will be treated for federal income tax purposes as having been issued with an amount of OID equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, Notional Amount Certificates will be treated as having been issued with OID for federal income tax purposes equal to the excess of all expected payments of interest on such Certificates over their issue price. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which such Certificateholder would be entitled if there were no further prepayments of the Mortgage Loans. The remaining Classes of Regular Certificates, depending on their respective issue prices (as described in the Prospectus under 'Certain Federal Income Tax Consequences'), may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Trust Fund intends to assume that there will be prepayments on the Group I, Group II and Group III at 100% of the applicable Prepayment Assumption. No representation is made as to whether the Mortgage Loans will prepay at the foregoing rate or any other rate. See 'Yield, Prepayment and Maturity Considerations' herein and 'Certain Federal Income Tax Consequences' in the Prospectus. Computing accruals of OID in the manner described in the Prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accrual on such Certificates.

     If the holders of any Regular Certificates are treated as holding such Certificates at a premium, such holders should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

     As is described more fully under 'Certain Federal Income Tax Consequences' in the Prospectus, the Offered Certificates will represent qualifying assets under Sections 856(c)(4)(A) and 7701(a)(19)(C) of the Code, and net interest income attributable to the Offered Certificates will be 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, to the extent the assets of the Trust Fund are assets described in such sections. The Regular Certificates will represent qualifying assets under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

     The holders of the Residual Certificates must include the taxable income of the REMICs in their federal taxable income. The resulting tax liability of the holders may exceed cash distributions to such holders during certain periods. All or a portion of the taxable income from a Residual Certificate recognized by a holder may be treated as 'excess inclusion' income, which, with limited exceptions, is subject to U.S. federal income tax.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Also, purchasers of a Residual Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the Prospectus and should consult their own tax advisors with respect to those consequences. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates' in the Prospectus. Specifically, prospective holders of Residual Certificates should consult their tax advisors regarding whether, at the time of acquisition, a Residual Certificate will be treated as a 'noneconomic' residual interest, a 'non-significant value' residual interest and a 'tax avoidance potential' residual interest. See 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates', 'Certain Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual
Certificates -- Mark-to-Market Rules', ' -- Excess Inclusions' and ' -- Foreign Investors in REMIC Certificates' in the Prospectus. Additionally, for information regarding Prohibited Transactions and Treatment of Realized Losses, see 'Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Prohibited Transactions and Other Possible REMIC Taxes' and ' -- Taxation of Owners of REMIC Regular Certificates -- Realized Losses' in the Prospectus.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to cause a Plan (as defined below) to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and/or the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Considerations' in the Prospectus. Section 406 of ERISA prohibits 'parties in interest' with respect to an employee benefit plan subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a 'Plan') from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans and other arrangements (including, but not limited to, individual retirement accounts) described under that Section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may generally be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted an individual administrative exemption to the Underwriter (Prohibited Transaction Exemption 90-83, as amended (the 'Exemption')), from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The Exemption applies to mortgage loans such as the Mortgage Loans in the Trust Fund.

     For a general description of the Exemption and the conditions that must be satisfied for the Exemption to apply, see 'ERISA Considerations' in the Prospectus.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Senior Certificates (other than the Class A-R Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgagor that is the obligor on five percent (5%) of the Mortgage Loans included in the Trust Fund by aggregate unamortized principal balance of the assets of the Trust Fund.

     BECAUSE THE CHARACTERISTICS OF THE CLASS C-B-1, CLASS C-B-2, CLASS C-B-3, CLASS III-B-1, CLASS III-B-2, CLASS III-B-3 AND CLASS A-R CERTIFICATES WILL NOT MEET THE REQUIREMENTS OF PTCE 83-1 (AS DESCRIBED IN THE PROSPECTUS) OR THE EXEMPTION AND MAY NOT MEET THE REQUIREMENTS OF ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS C-B-1, CLASS C-B-2, CLASS C-B-3, CLASS III-B-1, CLASS III-B-2, CLASS III-B-3 AND CLASS A-R CERTIFICATES BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS C-B-1, CLASS C-B-2, CLASS C-B-3, CLASS III-B-1, CLASS III-B-2, CLASS III-B-3 AND CLASS A-R CERTIFICATES WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:
(I) A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER; (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATES WITH FUNDS CONTAINED IN AN 'INSURANCE COMPANY GENERAL ACCOUNT' (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ('PTCE 95-60')) AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OR HOLDING OF SUCH CERTIFICATE BY A PLAN, ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE 'PLAN ASSETS' AND SUBJECT TO THE PROHIBITED TRANSACTION REQUIREMENTS OF ERISA AND THE CODE AND WILL NOT SUBJECT THE TRUSTEE OR ANY SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY THEM IN THE AGREEMENT. SUCH REPRESENTATION AS DESCRIBED ABOVE SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CLASS C-B-1, CLASS C-B-2, CLASS C-B-3, CLASS III-B-1, CLASS III-B-2 OR CLASS III-B-3 CERTIFICATE. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH A PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the 'Underwriting Agreement') between the Depositor and Donaldson, Lufkin & Jenrette Securities Corporation (the 'Underwriter'), an affiliate of the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Offered Certificates.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

     The distribution of the Offered Certificates by the Underwriter will be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The proceeds to the Depositor from the sale of the Offered Certificates will be approximately 99.879485% of the initial aggregate Class Principal Balance of the Offered Certificates, plus accrued interest, before deducting expenses payable by the Depositor. The Underwriter may effect such transactions by selling its Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of an underwriting discount. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity. The primary source of information available to investors concerning the Offered Certificates will be monthly statements discussed in the Prospectus under 'The Agreements -- Reports to Securityholders', which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source.

                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood LLP, New York, New York. Brown & Wood LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriter.

                                    RATINGS

     It is a condition of the issuance of the Offered Certificates that they receive from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P'), Duff & Phelps Credit Rating Co. ('DCR') and Fitch IBCA, Inc. ('Fitch' and, together with S&P and DCR, the 'Rating Agencies') as indicated:

                                      RATING AGENCY
                                  ---------------------
CLASS                              S&P     DCR    FITCH
-------------------------------   -----   -----   -----
IPP-A..........................    AAA     AAA     AAA
IIPP-A-1.......................    AAA     AAA     AAA
IIPP-A-2.......................    AAA     AAA     AAA
IIPP-A-3.......................    AAA     AAA     AAA
III-A-1........................    AAA     AAA     --
III-A-2........................    AAA     AAA     --
III-A-3........................    AAA     AAA     --
III-A-4........................    AAA     AAA     --
III-A-5........................    AAA     AAA     --
III-A-6........................   AAAr     AAA     --


                                      RATING AGENCY
                                  ---------------------
CLASS                              S&P     DCR    FITCH
-------------------------------   -----   -----   -----
II-P...........................   AAAr     AAA     AAA
III-P..........................   AAAr     AAA     --
III-X..........................   AAAr     AAA     --
A-R............................    AAA     AAA     AAA
C-B-1..........................    --      AA      AA
C-B-2..........................    --       A       A
C-B-3..........................    --      BBB     BBB
III-B-1........................    --      AA      --
III-B-2........................    --       A      --
III-B-3........................    --      BBB     --

     The ratings assigned by DCR to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled under the transaction structure. DCR's ratings reflect its analysis of the riskiness of the mortgage loans and its analysis of the structure of the transaction as set forth in the operative documents. DCR's ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Further, the ratings on the Notional Amount Certificates do not address whether investors will recoup their initial investment. The ratings assigned by DCR to the Class P Certificates only address the return of their stated principal balance. The rating assigned by DCR to the Class A-R Certificates only addresses the return of its Class Certificate Balance and interest thereon at its stated Pass-Through Rate.

     The ratings assigned by S&P to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. S&P's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans. The 'r' symbol is appended to the rating by S&P of those Certificates that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. The absence of any 'r' symbol in the ratings of the other Offered Certificates should not be taken as an indication that such Certificates will exhibit no volatility or variability in total return.

     The ratings of Fitch on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Fitch's ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

     The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                             INDEX OF DEFINED TERMS

                                                                                                          PAGE
                                                                                                       ----------

Advance.............................................................................................         S-26
Agreement...........................................................................................         S-13
Available Funds.....................................................................................         S-31
Bankruptcy Losses...................................................................................         S-39
beneficial owner....................................................................................         S-29
CEDE................................................................................................         S-29
Certificate Account.................................................................................         S-30
Certificateholders..................................................................................   S-13, S-29
Certificates........................................................................................         S-28
Class IIPP-A-3 Lockout Principal Distribution Amount................................................         S-35
Class IIPP-A-3 Adjusted Percentage..................................................................         S-35
Class IIPP-A-3 Percentage...........................................................................         S-36
Class IIPP-A-3 Liquidation Amount...................................................................         S-36
Class IIPP-A-3 Prepayment Percentage................................................................         S-36
Class III-A-3 Lockout Principal Distribution Amount.................................................         S-36
Class III-A-3 Adjusted Percentage...................................................................         S-36
Class III-A-3 Percentage............................................................................         S-36
Class III-A-3 Liquidation Amount....................................................................         S-36
Class III-A-3 Prepayment Percentage.................................................................         S-36
Class II-P Fraction.................................................................................         S-38
Class II-P Mortgage Loan............................................................................         S-38
Class II-P Principal Distribution Amount............................................................         S-38
Class III-P Fraction................................................................................         S-38
Class III-P Principal Distribution Amount...........................................................         S-38
Class III-P Mortgage Loan...........................................................................         S-38
Class P Mortgage Loans..............................................................................         S-38
Class Principal Balance.............................................................................         S-28
Closing Date........................................................................................         S-13
Collection Account..................................................................................         S-24
Compensating Interest...............................................................................         S-26
CPR.................................................................................................         S-44
Curtailments........................................................................................         S-25
Cut-off Date Pool Principal Balance.................................................................         S-14
DCR.................................................................................................         S-62
Debt Service Reduction..............................................................................         S-57
Deficient Valuation.................................................................................         S-57
Definitive Certificate..............................................................................         S-29
Deleted Mortgage Loan...............................................................................         S-21
Depositor...........................................................................................         S-13
Depository..........................................................................................         S-29
Distribution Date...................................................................................         S-30
DTC Services........................................................................................         S-29
Due Date............................................................................................         S-14
ERISA...............................................................................................         S-59
Excess Losses.......................................................................................         S-39
Excess Servicing Fee................................................................................         S-25
Exemption...........................................................................................         S-59
Expense Fee Rate....................................................................................         S-25
FHLMC...............................................................................................         S-14
First Nationwide Agreement..........................................................................         S-13
First Nationwide Loans..............................................................................         S-13
First Nationwide....................................................................................         S-13

Fitch...............................................................................................         S-62
FNMA................................................................................................         S-14
Fraud Losses........................................................................................         S-39
Group C-B Loan Group Component Balance..............................................................         S-40
Group C-B Percentage................................................................................         S-40
Group I Loans.......................................................................................         S-13
Group I/Group II Bankruptcy Loss Coverage Amount....................................................         S-56
Group I/Group II Fraud Loss Coverage Amount.........................................................         S-56
Group I/Group II Special Hazard Loss Coverage Amount................................................         S-56
Group II Loans......................................................................................         S-13
Group III Loans.....................................................................................         S-13
Group III Bankruptcy Loss Coverage Amount...........................................................         S-56
Group III Loss Coverage Amount......................................................................         S-56
Group III Premium Rate Mortgage Loans...............................................................         S-31
Group III Special Hazard Loss Coverage Amount.......................................................         S-56
Group PMI Loan......................................................................................         S-15
Group PMI Policy....................................................................................         S-15
Industry............................................................................................         S-29
Insurance Proceeds..................................................................................         S-31
Interest Accrual Period.............................................................................         S-31
Interest Distribution Amount........................................................................         S-31
Liquidated Mortgage Loan............................................................................         S-33
Liquidation Principal...............................................................................         S-33
Liquidation Proceeds................................................................................         S-31
Loan-to-Value Ratio.................................................................................         S-15
Master REMIC........................................................................................         S-58
Mortgage File.......................................................................................         S-21
Mortgage Loans......................................................................................         S-13
Mortgage Pool.......................................................................................         S-13
Mortgage Rate.......................................................................................         S-25
Mortgage............................................................................................         S-21
Mortgage Note.......................................................................................         S-21
Net Interest Shortfall..............................................................................         S-32
Net Prepayment Interest Shortfall...................................................................         S-32
Net Rate............................................................................................         S-25
Offered Certificates................................................................................         S-28
Original Subordinate Principal Balance..............................................................         S-35
Overcollateralized Group............................................................................         S-40
Pass-Through Rate...................................................................................         S-31
Payoff..............................................................................................         S-25
Penalty Period......................................................................................         S-14
Plan................................................................................................         S-59
PNC.................................................................................................         S-13
PNC Agreement.......................................................................................         S-13
PNC Loans...........................................................................................         S-13
Prepayment Assumption...............................................................................         S-44
Prepayment Interest Shortfall.......................................................................         S-32
Prepayment Penalty Loan.............................................................................         S-14
Prepayment Period...................................................................................         S-33
Principal Payment Amount............................................................................         S-32
Principal Prepayment Amount.........................................................................         S-32
PTCE 95-60..........................................................................................         S-60
Purchase Price......................................................................................         S-13
Rating Agencies.....................................................................................         S-62
Realized Loss.......................................................................................         S-39

Record Date.........................................................................................         S-30
Relief Act Reduction................................................................................         S-32
Replacement Mortgage Loan...........................................................................         S-21
Restricted Classes..................................................................................         S-37
S&P.................................................................................................         S-62
Scheduled Payments..................................................................................         S-14
Seller..............................................................................................         S-13
Senior Certificates.................................................................................         S-28
Senior Credit Support Depletion Date................................................................         S-34
Senior Liquidation Amount...........................................................................         S-34
Senior Percentage...................................................................................         S-34
Senior Principal Distribution Amount................................................................         S-34
Servicer............................................................................................         S-13
Servicing Fee.......................................................................................         S-25
Special Hazard Losses...............................................................................         S-39
Special Hazard Mortgage Loan........................................................................         S-39
Stated Principal Balance............................................................................         S-34
Step Down Percentage................................................................................         S-36
Stripped Interest Rate..............................................................................         S-31
Structuring Assumptions.............................................................................         S-43
Subordinate Certificates............................................................................         S-28
Subordinate Percentage..............................................................................         S-34
Subordinate Principal Distribution Amount...........................................................         S-37
Subordination Level.................................................................................         S-37
Subordinate Liquidation Amount......................................................................         S-37
Subsidiary REMIC....................................................................................         S-57
Subsidiary REMIC Regular Interests..................................................................         S-57
Substitution Adjustment Amount......................................................................         S-21
Systems.............................................................................................         S-29
thrift institutions.................................................................................         S-58
Trust Fund..........................................................................................         S-13
Trustee.............................................................................................         S-13
Undercollateralized Group...........................................................................         S-40
Underwriter.........................................................................................         S-60
Underwriting Agreement..............................................................................         S-60

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS
MARCH 26, 1999

                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES
                             MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

     This Prospectus relates to Mortgage Pass-Through Certificates (the 'Certificates') and Mortgage-Backed Notes (the 'Notes', and together with the Certificates, the 'Securities') which may be sold from time to time under this Prospectus and related Prospectus Supplement in one or more series (each a 'Series') by DLJ Mortgage Acceptance Corp. (the 'Depositor'). Capitalized terms not otherwise defined herein have the meanings specified in the Glossary attached hereto.

     Each Certificate of a Series will evidence a beneficial ownership interest in a related trust (a 'Trust Fund'), the assets of which have been deposited by the Depositor pursuant to a Pooling and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer for such Series specified in the related Prospectus Supplement. Each Note of a Series will represent indebtedness of a Trust Fund, the assets of which have been deposited by the Depositor pursuant to a Sale and Servicing Agreement executed by the Depositor, the Trustee and the Master Servicer or pursuant to an Indenture executed by the Issuer and the Trustee for such Series specified in the related Prospectus Supplement. The Trust Fund will consist of Mortgage Assets, which may include Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, Agency Securities, Private Mortgage-Backed Securities or any combination of the foregoing and other assets, including any insurance policies, reserve funds or other forms of credit support specified in the related Prospectus Supplement. Manufactured Home Loans and the Mortgage Loans in the Trust Fund for a Series will have been originated by various financial institutions and other entities engaged generally in the business of originating and/or servicing housing loans and will have been acquired by the Depositor from one or more Sellers on or prior to the Closing Date. Some of the Mortgage Loans or Manufactured Home Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans and the Manufactured Home Loans may include (without limitation) fixed rate or adjustable rate Conventional Loans, FHA Loans or VA Loans and may provide for graduated equity, graduated payment, balloon payment, 'buy-down' or other payment features, and may call for payments from the obligors other than monthly, as specified in the related Prospectus Supplement, Mortgage Loans underlying or comprising the Mortgage Assets will be secured by property consisting of single family (one-to-four family) attached or detached residential housing or multifamily residential rental properties or cooperatively owned properties consisting of five or more attached or detached dwelling units. Mortgage Loans that are Cooperative Loans will be secured by assignments of shares and a proprietary lease or occupancy agreement on a cooperative apartment. Manufactured Home Loans underlying or comprising the Mortgage Assets will be secured by property consisting of a Manufactured Home. See 'The Trust Funds' herein. Manufactured Home Loans and the Mortgage Loans (or participation interests therein) will be serviced by various servicers under the supervision of the Master Servicer or by the Master Servicer directly as specified in the related Prospectus Supplement. The Master Servicer's and any Servicer's obligations will be limited to its contractual, supervisory and/or servicing obligations and such other obligations as are specified in the related Prospectus Supplement. See 'Servicing of Loans' herein.

                                                  (cover continued on next page)

     FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENT IN THE SECURITIES, SEE 'RISK FACTORS,' WHICH BEGINS ON PAGE 9.
                            ------------------------
     PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS OR MORTGAGE SECURITIES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE MASTER SERVICER OR ANY OF THEIR AFFILIATES.
                            ------------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Securities of a Series offered hereby and by the related Prospectus Supplement may be made through one or more different methods, including offerings through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, as more fully described herein and in the related Prospectus Supplement. See 'Plan of Distribution' herein.

     The Securities are offered when, as and if delivered to and accepted by the Underwriters subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the securities offered hereby unless accompanied by a Prospectus Supplement.

                          DONALDSON, LUFKIN & JENRETTE

(cover continued)

     Each Series of Securities will consist of one or more Classes, and any Class may include subclasses. If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Assets held under the related Agreement may be divided into one or more Asset Groups and the Securities of each separate Class will evidence beneficial ownership of each corresponding Asset Group. See 'Description of the Securities' herein.

     Distribution of principal and interest of the Securities of each Series will be made on each Distribution Date for a Series. The rate of reduction of the aggregate principal balance of each Class of a Series will depend principally upon the rate of payment (including prepayments) with respect to the Loans comprising or underlying the Mortgage Assets. A rate of prepayment lower or higher than anticipated may affect yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, the Mortgage Assets may be purchased by the entity specified in the related Prospectus Supplement and the related Trust Fund terminated prior to the maturity of the Mortgage Assets or the Final Scheduled Distribution Date of the Securities of the related Series. See 'Description of the Securities' and 'Yield, Prepayment and Maturity Considerations' herein.

     The Depositor's only obligations with respect to any Series will be pursuant to certain representations and warranties, if any, set forth in the related Agreement as described herein or in the related Prospectus Supplement. See 'The Agreements' herein.

     If specified in the related Prospectus Supplement, one or more separate elections may be made to treat the Trust Fund for a Series of Certificates as a 'Real Estate Mortgage Investment Conduit' (a 'REMIC') for federal income tax purposes. See 'Certain Federal Income Tax Considerations' herein.

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             ADDITIONAL INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus, which forms a part of the Registration Statement, omits certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's website (http://www.sec.gov).

                           REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund are required under the related Agreement to be forwarded to Securityholders. With respect to each Series of Certificates or Notes, Securityholders will be referred to as the 'Certificateholders' or the 'Noteholders', respectively. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See 'The Agreements -- Reports to Securityholders' herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by the Depositor on behalf of the Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of such Prospectus Supplement and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Depositor on behalf of any Trust Fund will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to: DLJ Mortgage Acceptance Corp., 277 Park Avenue, 9th Floor, New York, New York 10172,
Attention: Paul Najarian.

                             SUMMARY OF PROSPECTUS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the Prospectus Supplement with respect to the Series offered thereby and to the terms and provisions of the related Agreement executed by the Depositor, the Master Servicer and the Trustee as specified in the related Prospectus Supplement. All capitalized terms not otherwise defined in this Prospectus or the related Prospectus Supplement for a Series have the respective meanings assigned to them in the Glossary attached hereto.

SECURITIES OFFERED...............  The Mortgage Pass-Through Certificates (the 'Certificates') or the Mort-
                                   gage-Backed Notes (the 'Notes', and together with the Certificates, the
                                   'Securities') are issuable from time to time in separate Series pursuant to separate Pooling and Servicing Agreements or separate Indentures, respec-
                                   tively. Each Certificate of a Series will evidence a beneficial ownership interest in, and each Note of a Series will represent indebtedness of the related Trust Fund for such Series, or in an Asset Group specified in the related Prospectus Supplement.
                                   The Certificates of a Series will evidence interests in, and the Notes of a
                                   Series will represent indebtedness of the related Trust Fund only and will not be guaranteed by any governmental agency, by the Depositor, the Trustee, the
                                   Master Servicer or by any of their respective affiliates, or unless otherwise specified in the related Prospectus Supplement, by any other person or entity.
                                   See 'Risk Factors' and 'Credit Support' herein.
                                   Each Series of Securities will consist of one or more Classes. If a Series consists of multiple Classes, the respective Classes may differ with respect to the amount, percentage and timing of distributions of principal, interest or both. Additionally, one or more Classes may consist of Subordinate
                                   Securities which are subordinated to other Classes of Securities with respect to the right to receive distributions of principal, interest, or both under the circumstances and in such amounts as described herein and in the related
                                   Prospectus Supplement. With respect to any Series of Notes, the related Equity
                                   Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes. Unless otherwise specified in the related Prospectus Supplement, any Class of Securities of a
                                   Series will be offered hereby and by such Prospectus Supplement only if rated by at least one Rating Agency in one of its four highest rating categories.
                                   See 'Description of the Securities -- General,' 'Credit Support --
                                   Subordinated Securities' and 'Risk Factors' herein.
DEPOSITOR........................  DLJ Mortgage Acceptance Corp., a Delaware corporation (the 'Depositor'), is a limited purpose corporation organized primarily for the purpose of investing in the Mortgage Assets for each Trust Fund. All of the outstanding capital stock of the Depositor is owned by Donaldson, Lufkin & Jenrette, Inc. See 'The
                                   Depositor.'
MASTER SERVICER..................  The entity named as Master Servicer in the related Prospectus Supplement. See
                                   'The Agreements.'
ISSUER...........................  With respect to each Series of Notes, the issuer (the 'Issuer') will be the
                                   Depositor or an owner trust established by it for the purpose of issuing such
                                   Series of Notes. Each such owner trust will be created pursuant to a trust agreement (the 'Owner Trust Agreement') between the Depositor, acting as depositor and the owner trustee (the 'Owner Trustee'). Each Series of Notes will represent indebtedness of the Issuer and will be issued pursuant to an indenture (the 'Indenture') between the Issuer and the Trustee whereby the

                                   Issuer will pledge the Trust Fund to secure the Notes under the lien of the
                                   Indenture. As to each Series of Notes where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the 'Equity
                                   Certificates') issued under the Owner Trust Agreement. The Notes will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Notes, except as described herein under 'Credit Support' and in the related Prospectus
                                   Supplement.
TRUSTEES.........................  The Trustee or Indenture Trustee (each, the 'Trustee') with respect to each
                                   Series of Certificates and each Series of Notes, respectively, will be specified in the related Prospectus Supplement. The Owner Trustee with respect to each Series of Notes will be specified in the related Prospectus
                                   Supplement.
INTEREST DISTRIBUTIONS...........  Interest Distributions on the Securities of a Series will be made from amounts available therefor in the related Certificate Account on each Distribution
                                   Date at the applicable security interest rate (a 'Security Interest Rate')
                                   specified in (or, with respect to Floating Interest Securities, determined in the manner set forth in) the related Prospectus Supplement. The Security
                                   Interest Rate of each Security offered hereby will be stated in the related
                                   Prospectus Supplement as the 'Pass-Through Rate' with respect to a Series of a single Class of Certificates, the 'Certificate Rate' with respect to a
                                   Multiple Class Series of Certificates and the 'Note Interest Rate' with respect to any Series of Notes. The Security Interest Rate on Securities of a
                                   Series may be variable and change with changes in the mortgage rate or pass-through rates of the Mortgage Assets included in the related Trust Fund and/or as prepayments occur with respect to such Mortgage Assets.
                                   Principal Weighted Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions.
                                   Compound Interest Securities will not receive distributions of interest but interest accruing with respect to the principal balance of such compound
                                   Interest Securities will be added to such principal balance on each
                                   Distribution Date until the Accrual Termination Date. Following the Accrual
                                   Termination Date, interest distributions with respect to such Compound
                                   Interest Securities will be made on the basis of their Compound Value.
                                   A Multiple Class Series may include one or more Classes of Floating Interest
                                   Securities. With respect to any such Class of Floating Interest Securities, the related Prospectus Supplement will set forth: (a) the initial Floating
                                   Rate (or manner of determining the initial Floating Rate); (b) the method by which the Floating Rate will be determined from time to time; (c) the periodic intervals at which such determination will be made; and (d) the Maximum
                                   Floating Rate and the Minimum Floating Rate, if any. See 'Description of the
                                   Securities' and 'Yield, Prepayment and Maturity Considerations' herein.
PRINCIPAL DISTRIBUTIONS..........  Principal distributions on the Securities of a Series will be made from amounts available therefor in the related Certificate Account on each
                                   Distribution Date in an aggregate amount determined as specified in the related Prospectus Supplement. Principal distributions will be allocated among the respective Classes of a Series in the manner and in the priority set forth in the related Prospectus Supplement.

                                   Interest Weighted Securities may not be entitled to any principal distribu-
                                   tions or may be entitled to receive only nominal principal distributions.
                                   See 'Description of the Securities' and 'Yield, Prepayment and Maturity
                                   Considerations' herein.
FUNDING ACCOUNT..................  If so specified in the related Prospectus Supplement, a portion of the proceeds of the sale of one or more Classes of Securities of a Series or a portion of collections on the Loans in respect of principal may be deposited in a segregated account to be applied to acquire additional Loans, subject to the limitations set forth herein under 'Description of the Securities --
                                   Funding Account.' Monies on deposit in the Funding Account and not applied to acquire such additional Loans within the time set forth in the related
                                   Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus Supplement.
OPTIONAL TERMINATION.............  If so specified in the related Prospectus Supplement, the Depositor, the
                                   Master Servicer, or such other entity that is specified in the related
                                   Prospectus Supplement, may, at its option, cause an early termination of the related Trust Fund by repurchasing all of the Mortgage Assets remaining in the
                                   Trust Fund on or after a specified date, or on or after such time as the aggregate unpaid principal balance of the Mortgage Assets is less than the percentage specified in the related Prospectus Supplement. See 'Description of the Securities -- Optional Termination.'
THE TRUST FUND...................  The Trust Fund for a Series will consist of Private Mortgage-Backed
                                   Securities, Agency Securities, Mortgage Loans or participation interests therein, Manufactured Home Loans or participation interests therein, or any combination of the foregoing (the 'Mortgage Assets'), together with certain accounts, reserve funds, insurance policies and related agreements specified in the related Prospectus Supplement. (Mortgage Loans and Manufactured Home
                                   Loans are referred to herein as 'Loans.') If so specified in the related
                                   Prospectus Supplement, the Mortgage Assets may be divided into Asset Groups and the Securities of separate Classes will evidence beneficial interests of a corresponding Asset Group. The Trust Fund for a Series will also include the
                                   Collection Account, the Certificate Account, and may include certain policies of insurance relating to the Mortgage Assets, and various forms of credit support, all as specified in the related Prospectus. See 'The Trust
                                   Funds -- Collection Account and Certificate Account' and 'Credit Support' and
                                   'Description of Mortgage and Other Insurance' herein.
CREDIT SUPPORT...................  Credit support in the form of reserve funds, subordination, overcollateraliza-
                                   tion, insurance policies, letters of credit or other types of credit support may be provided with respect to the Mortgage Assets or with respect to one or more Classes of Securities of a Series. If the Mortgage Assets are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing beneficial ownership of one Asset Group prior to distributions to Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. With respect to any
                                   Series of Notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

                                   The type, characteristics and amount of credit support will be determined based on the characteristics of the Loans underlying or comprising the
                                   Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Securities of such Series. The protection against losses provided by such credit support will be limited. See
                                   'Credit Support' and 'Risk Factors' herein.
SERVICING OF LOANS...............  The Master Servicer identified in the related Prospectus Supplement will service the Loans directly or administer and supervise the performance by
                                   Servicers of their duties and responsibilities under separate servicing agreements (the 'Sub-Servicing Agreements') entered into between the Master
                                   Servicer and such Servicers. Unless otherwise specified in the related
                                   Prospectus Supplement, the Master Servicer and each Servicer must be approved by either FNMA or FHLMC as a seller/servicer of Mortgage Loans and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Each Servicer will be obligated under its Sub-Servicing Agreement to perform customary servicing functions. Advances with respect to delinquent payments of principal or interest on a Loan will be made by the Master Servicer or the Servicers only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, will be reimbursable to the Master Servicer or the Servicer, as the case may be, from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related
                                   Loans, from other recoveries relating to such Loans (including any insurance proceeds or payments from other forms of credit support). See 'Servicing of
                                   Loans.'
FEDERAL INCOME TAX
  CONSIDERATIONS.................  If an election is made for treatment of the Trust Fund as a REMIC or as REMICs under the Internal Revenue Code of 1986 (the 'Code'), one or more Classes of
                                   Certificates will be REMIC 'Regular Interests' and one Class will be REMIC
                                   'Residual Interests' in the related REMIC. If a REMIC election will not be made for a Trust Fund, the federal income consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. Each Series of Notes offered hereby will represent indebtedness of the related Trust Fund.
                                   Investors are advised to consult their tax advisors and to review 'Certain
                                   Federal Income Tax Considerations' herein and in the related Prospectus
                                   Supplement. See 'Certain Federal Income Tax Considerations.'
ERISA CONSIDERATIONS.............  A fiduciary of any employee benefit plan subject to the Employee Retirement
                                   Income Security Act of 1974, as amended ('ERISA'), or the Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See 'ERISA Considerations.'
LEGAL INVESTMENT.................  At the date of issuance, as to each Series, it will be a requirement for issuance of any Series that the Securities offered by this Prospectus and such
                                   Prospectus Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to
                                   Securities of each Series offered hereby and by the related Prospectus
                                   Supplement will be as set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, Securities of each

                                   Series offered by this Prospectus and such Prospectus Supplement will constitute 'mortgage related securities' under the Secondary Mortgage Market
                                   Enhancement Act of 1984 ('SMMEA') so long as they are rated by at least one
                                   Rating Agency in one of its two highest categories and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. Any Class of Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute 'mortgage related securities' for purposes of SMMEA.
                                   See 'Legal Investment.'
USE OF PROCEEDS..................  The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related Mortgage
                                   Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any reserve funds described in the related Prospectus Supplement and (iv) to pay costs of structuring, guaranteeing and issuing such Securities. If so specified in the related
                                   Prospectus Supplement, the purchase of the Mortgage Assets for a Series may be effected by an exchange of Securities with the Depositor of such Mortgage
                                   Assets. See 'Use of Proceeds.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with an investment in the Securities.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Securities of any Series will develop or, if it does develop, that it will provide Securityholders with a sufficient level of liquidity or will continue for the life of the Securities. Donaldson, Lufkin & Jenrette Securities Corporation (or one or more of its affiliates) intends to make a secondary market in the Securities, but has no obligation to do so. In addition, the market value of Securities of each Series will fluctuate with changes in prevailing rates of interest. Consequently, sale of the Securities by a Holder in any secondary market which may develop may be at a discount from par value or from their purchase price. Securityholders have no optional redemption rights. The Securities will not be listed on any securities exchange.

YIELD, PREPAYMENT AND MATURITY

     The rate at which prepayments (which include both voluntary prepayments by the obligors on the Loans and liquidations due to defaults and foreclosures) occur on the Loans underlying or comprising the Mortgage Assets for a Series will be affected by a variety of factors, including, without limitation, the level of prevailing mortgage market interest rates and economic, demographic, tax, social, legal and other factors. Prepayments on the Loans comprising or underlying the Mortgage Assets for a Series generally will result in a faster rate of distributions of principal on the Securities. Thus, the prepayment experience on the Loans comprising or underlying the Mortgage Assets will affect the average life and yield to investors of each Class and the extent to which each such Class is paid prior to its Final Scheduled Distribution Date. A Series may include an Interest Weighted Class offered at a significant premium or a Principal Weighted Class offered at a substantial discount. Yields on such Classes of Securities will be extremely sensitive to prepayments on the Loans comprising or underlying the Mortgage Assets for such Series. In general, if a Security, including a Security of an Interest Weighted Class, is purchased at a premium and principal distributions on the Loans occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity could be significantly lower than that assumed at the time of purchase. Where the amount of interest allocated with respect to an Interest Weighted Class is extremely disproportionate to principal, a Securityholder of such Class could, under some such prepayment scenarios, fail to recoup its original investment. Conversely, if a Security, including a Security of a Principal Weighted Class, is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity could be significantly lower than that originally anticipated. Any rating assigned to the Securities by a Rating Agency will reflect only such Rating Agency's assessment of the likelihood that timely distributions will be made with respect to such Securities in accordance with the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the Loans underlying or comprising the Mortgage Assets will be made by borrowers or of the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, such rating will not address the possibility that prepayment rates higher or lower than anticipated by an investor may cause such investor to experience a lower than anticipated yield, or that an investor purchasing an Interest Weighted Security at a significant premium might fail to recoup its initial investment. See 'Yield, Prepayment and Maturity Considerations.'

CREDIT SUPPORT LIMITATIONS

     The amount, type and nature of insurance policies, subordination, overcollateralization, Financial Guarantee Insurance, letters of credit and other credit support, if any, required with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating such Series. Such criteria are necessarily based upon an actuarial analysis of the behavior of Loans in a larger group. Such actuarial analysis is the basis upon which each Rating Agency determines (a) required amounts and types of pool insurance, special hazard insurance, reserve funds, subordination, overcollateralization or other credit support and (b) limits on the number and amount of Loans which have various special payment characteristics, have various Loan-to-Value Ratios and/or were made for various purposes (e.g., primary residence, second home, refinancing). There can be no assurance that the historical data supporting such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of housing loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Loans.

     In addition, if distributions in reduction of the principal balance of Securities of a Multiple Class Series are made in order of the respective Final Scheduled Distribution Dates of the Class, any limits with respect to the aggregate amount of losses covered by credit support may be exhausted before the principal of the later-maturing Classes has been repaid. As a result, the impact of significant losses on the Mortgage Loans may bear primarily upon the Securities of the later-maturing Classes.

     The Prospectus Supplement for a Series will describe any reserve funds, insurance policies, letter of credit or other third-party credit support relating to the Mortgage Assets or to the Securities of such Series. Use of such reserve funds and payments under such insurance policies, letter of credit or other third-party credit support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such reserve funds, insurance policies, letter of credit or other credit support will not cover all potential losses or risks. The obligations of the issuers of any credit support such as a pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, Financial Guarantee Insurance, repurchase bond or other third-party credit support will not be guaranteed or insured by the United States, or by any agency or instrumentality thereof. A Series of Securities may include a Class or multiple Classes of Subordinate Securities to the extent described in the related Prospectus Supplement. Although such subordination is intended to reduce the risk of delinquent distributions or ultimate losses to Holders of Senior Securities, the Subordinated Amount will be limited and will decline under certain circumstances and the related Subordination Reserve Fund, if any, could be depleted in certain circumstances. See 'Description of the Securities,' 'The Trust Funds' and 'Credit Support.'

CERTAIN LOANS AND MORTGAGED PROPERTY

     Reliable prepayment, loss and foreclosure statistics relating to certain types of Loans may not be available for a Series. Such Loans may be underwritten on the basis of an assessment that the borrower will have the ability to make payments in higher amounts in later years and, in the case of Loans with adjustable mortgage rates, after relatively short periods of time. See 'Loan Underwriting Procedures and Standards' and 'Credit Support.' Other loans may be underwritten principally on the basis of the initial Loan-to-Value Ratio of the Loans. To the extent losses on Loans exceed the amount of credit support, the Trust Fund may experience a loss. Furthermore, Multifamily Loans, Manufactured Homes or Cooperative Dwellings may entail risks of loss in the event of delinquency and foreclosure or repossession that are greater than similar risks associated with traditional single-family property. To the extent losses on such Loans exceed levels estimated by the Rating Agency in determining required levels of subordination or other credit support, the Trust Fund may experience a loss. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures' and 'Credit Support.'

LIMITED OBLIGATIONS AND ASSETS OF DEPOSITOR

     Unless otherwise set forth in the Prospectus Supplement for a Series of Securities, the Trust Fund for a Series will be the only available source of funds to make distributions on the Securities of such Series. The only obligations of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties, if any, in the related Agreement. See 'The Agreements -- Assignment of Mortgage Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Mortgage Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Loan which constitutes a Mortgage Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the Seller, the Servicer or the Master Servicer, as the case may be, or from a reserve fund established to provide funds for such repurchases. See 'The Depositor.'

INABILITY OF TRUSTEE TO LIQUIDATE THE COLLATERAL SECURING THE NOTES

     Although the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of a Series may declare the principal amount of all the Notes of such Series to be due and payable immediately if an Event of Default occurs and is continuing under the related Indenture, there is no assurance that the market value of the related collateral will at any time be equal to or greater than the aggregate outstanding amount of the related Notes. Therefore, upon an Event of Default with respect to the related Notes, there can be no assurance that sufficient funds will be available to repay the related Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the applicable Certificate Account. Therefore, the failure to pay principal on a class of the related Notes may not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for such class of Notes.

SUMMARY OF ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Securities of any Series. See 'ERISA Considerations' herein and in the related Prospectus Supplement.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING REMIC RESIDUAL INTERESTS

     Holders of REMIC Residual Interests will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC regardless of the amount or timing of their receipt of cash payments as described in 'Certain Federal Income Tax Considerations -- Residual Interests in a REMIC.' Accordingly, under certain circumstances, holders of Certificates which constitute REMIC Residual Interests might have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that Holders of Residual Interest Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the principal balances of all Classes of Certificates of the related Series have been reduced to zero, even though holders of Residual Interests have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of a Residual Interest Certificateholder's share of the related REMIC's taxable income may be treated as 'excess inclusion' income to such holder which (i) except in the case of certain thrift institutions, will not be subject to offset by losses from other activities, (ii) for a tax-exempt Holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual Holders of Certificates constituting Residual Interests may be limited in their ability to deduct servicing fees and other expenses of the related REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Interest Certificates may be negative or significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Securities will be issued in Series. Each Series of Certificates will be issued pursuant to separate Pooling and Servicing Agreements among the Depositor, the Master Servicer and the Trustee for the related Series identified in the related Prospectus Supplement. Each Series of Notes will be issued pursuant to separate Indentures between the related Issuer and the Trustee for the related Series identified in the related Prospectus Supplement. The Trust Fund for each Series of Notes will be created pursuant to an Owner Trust Agreement between the Depositor and the Owner Trustee. The following summaries describe certain provisions common to each Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series. When particular provisions or terms used in each Agreement are referred to, such provisions or terms shall be as specified in such Agreement.

     Each Series will consist of one or more Classes, one or more of which may consist of Compound Interest Securities, Floating Interest Securities, Interest Weighted Securities or Principal Weighted Securities. A Series may also include one or more Classes of Subordinate Securities. Unless otherwise specified in the related Prospectus Supplement, a Class of Subordinate Securities will be offered hereby or by such Prospectus Supplement only if rated by a Rating Agency in at least its fourth highest applicable rating category. If so specified in the related Prospectus Supplement, the Mortgage Assets in a Trust Fund may be divided into multiple Asset Groups and the Securities of each separate Class will evidence beneficial ownership of, or be secured by, each corresponding Asset Group.

     The Securities for each Series will be issued in fully registered form, in the minimum original principal amount, notional amount or percentage interest specified in the related Prospectus Supplement. The transfer of the Securities may be registered, and the Securities may be exchanged, without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Securities. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

DISTRIBUTIONS ON THE SECURITIES

     General. Commencing on the date specified in the related Prospectus Supplement, distributions of principal and interest on the Securities will be made on each Distribution Date to the extent of the 'Available Distribution Amount' as set forth in the related Prospectus Supplement.

     Distributions of interest on Securities which receive interest will be made periodically at the intervals and at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined in the manner described in the related Prospectus Supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the related Prospectus Supplement.

     Distributions of principal of and interest on Securities of a Series will be made by check mailed to Securityholders of such Series registered as such on the close of business on the record date specified in the related Prospectus Supplement at their addresses appearing on the security register (the 'Security Register'), except that (a) distributions may be made by wire transfer in certain circumstances described in the related Prospectus Supplement and (b) the final distribution in retirement of a Security will be made only upon presentation and surrender of such Security at the corporate trust office of the Trustee for such Series or such other office of the Trustee as specified in the Prospectus Supplement. If specified in the related Prospectus Supplement, the Securities of a Series or certain Classes of a Series may be available only in book-entry form. See 'Book-Entry Registration' herein. With respect to each Series of Certificates or Notes, the Security Register will be referred to as the 'Certificate Register' or 'Note Register,' respectively.

     With respect to reports to be furnished to Securityholders concerning a distribution, see 'The Agreements -- Reports to Securityholders.'

     Single Class Series. With respect to a Series other than a Multiple Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled thereto on the basis of the undivided percentage interest (the 'Percentage Interest') evidenced by such Security in the Trust Fund or on the basis of their outstanding principal amounts or notional amounts. If the Mortgage Assets for a Series have adjustable or variable interest or pass-through rates, then the Security Interest Rate of the Securities of such Series may also vary, due to changes in such rates and due to prepayments with respect to Loans comprising or underlying the related Mortgage Assets. If the Mortgage Assets for a Series have fixed interest or pass-through rates, then the Security Interest Rate on the Securities of the related Series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate or pass-through rate of the Mortgage Assets. If the Mortgage Assets have lifetime or periodic adjustment caps on their respective pass-through rates, then the Security Interest Rate on the Securities of the related Series may also reflect such caps.

     Multiple Class Series. Each Security of a Multiple Class Series will have a principal amount or a notional amount and a specified Security Interest Rate (which may be zero). Interest distributions on a Multiple Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Security Interest Rate specified or, with respect to Floating Interest Securities, determined as described in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Securities to receive current distributions. See 'Subordinate Securities' below and 'Credit Support.'

     Interest on all Securities of a Multiple Class Series currently entitled to receive interest will be distributed on the Distribution Date specified in the related Prospectus Supplement, to the extent funds are available in the Certificate Account, subject to any subordination of the rights of any Subordinate Class to receive current distributions. See 'Subordinate Securities' below and 'Credit Support.' Distributions of interest on a Class of Compound Interest Securities will commence only after the related Accrual Termination Date specified in the related Prospectus Supplement. On each Distribution Date prior to and including the Accrual Termination Date, interest on such Class of Compound Interest Securities will accrue and the amount of interest accrued on such Distribution Date will be added to the principal balance thereof on the related Distribution Date. On each Distribution Date after the Accrual Termination Date, interest distributions will be made on Classes of Compound Interest Securities on the basis of the current Compound Value of such Class. The Compound Value of a Class of Compound Interest Securities equals the initial aggregate principal balance of the Class, plus accrued and undistributed interest added to such Class through the immediately preceding Distribution Date, less any principal distributions previously made in reduction of the aggregate outstanding principal balance of such Class.

     To the extent provided in the related Prospectus Supplement, the Securities of a Multiple Class Series may include one or more Classes of Floating Interest Securities. The Security Interest Rate of a Floating Interest Security will be a variable or adjustable rate, subject to a Maximum Floating Rate, Minimum Floating Rate, or both. For each Class of Floating Interest Securities, the related Prospectus Supplement will set forth the initial Floating Rate (or the method of determining it), the Floating Interest Period, and the formula, index, or other method by which the Floating Rate for each Floating Interest Period will be determined.

     If so specified in the related Prospectus Supplement, a Series may include one or more Classes of Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the Prospectus Supplement, payments received from the Mortgage Assets will be allocated on the basis of the Percentage Interest of each Class in the principal component of such distributions, the interest component of such distributions, or both, and will be further allocated on a pro rata basis among the Securities within each Class. The method or formula for determining the Percentage Interest of a Security will be set forth in the related Prospectus Supplement.

     In the case of a Multiple Class Series, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof of each Class of Securities shall be as set forth in the related Prospectus Supplement. A Multiple Class Series may contain two or more classes of Securities as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including 'planned amortization classes' and 'targeted amortization classes'), or on the basis of collections from designated portions of the Trust Fund.

     Subordinate Securities. One or more Classes of a Series may consist of Subordinate Securities. Subordinate Securities may be included in a Series to provide credit support as described herein under 'Credit Support' in lieu of or in addition to other forms of credit support. The extent of subordination of a Class of Subordinate Securities may be limited as described in the related Prospectus Supplement. See 'Credit Support.' If the Mortgage Assets are divided into separate Asset Groups, beneficial ownership of which is evidenced by separate Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made to Senior Securities evidencing beneficial ownership of one Asset Group prior to making distributions on Subordinate Securities evidencing a beneficial ownership interest in another Asset Group within the Trust Fund. Subordinate Securities will not be offered hereby or by such related Prospectus Supplement unless they are rated in one of the four highest rating categories by at least one Rating Agency. With respect to any Series of Notes, the Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related Notes.

FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the related Agreement may provide for the transfer by the Seller of additional Loans to the related Trust Fund after the Closing Date. Such additional Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a 'Funding Account'). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more Classes of Securities of the related Series or a portion of collections on the Loans in respect of principal will be deposited in such account to be released as additional Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, all amounts deposited in a Funding Account will be required to be invested in Eligible Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Securities. Unless otherwise specified in the related Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Loans will provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement. A Funding Account can affect the application of the requirements under ERISA. See 'ERISA Considerations.'

OPTIONAL TERMINATION

     If so specified in the related Prospectus Supplement for a Series, the Depositor, the Master Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Mortgage Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Mortgage Assets is less than a specified percentage of their initial aggregate principal amount. In the case of a Trust Fund for which a REMIC election or elections have been made, the Trustee shall receive a satisfactory opinion of counsel that the repurchase price will not jeopardize the REMIC status of the REMIC or REMICs and that the optional termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code. See 'The
Agreements -- Termination.'

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, the Securities will be issued in book-entry form in the minimum denominations specified in such Prospectus Supplement and integral multiples thereof, and each Class will be represented by a single Security registered in the name of the nominee of the depository, The Depository Trust Company ('DTC'), a limited-purpose trust company organized under the laws of the State of New York. If so specified in the related Prospectus Supplement, no person acquiring an interest in the Securities (a 'Securityowner') will be entitled to receive a Security issued in fully registered, certificated form (a 'Definitive Security') representing such person's interest in the Securities except in the event that the book-entry system for the Securities is discontinued (as described below). Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder of the Securities will be Cede & Co., as nominee of DTC. Securityowners will not be registered 'Securityholders' or registered 'Holders' under the related Agreement, and Securityowners will only be permitted to exercise the rights of Securityholders indirectly through DTC Participants. With respect to each Series of Certificates or Notes, Securityowners and Securityholders will be referred to as 'Certificateowners' and 'Certificateholders' or 'Noteowners' and 'Noteholders', respectively.

     DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to entities that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Securityowners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only though Participants and Indirect Participants. Because DTC can only act on behalf of Participants and Indirect Participants, the ability of a Securityowner to pledge such owner's

Security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Security, may be limited. In addition, under a book-entry format, Securityowners may experience some delay in their receipt of principal and interest distributions with respect to the Securities since such distributions will be forwarded to DTC and DTC will then forward such distributions to its Participants which in turn will forward them to Indirect Participants or Securityowners.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC Participants may make book-entry transfers among Participants through DTC facilities with respect to the Securities and DTC, as registered holder, is required to receive and transmit principal and interest distributions and distributions with respect to the Securities. Participants and Indirect Participants with which Securityowners have accounts with respect to Securities similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Securityowners. Accordingly, although Securityowners will not possess certificates or notes, the Rules provide a mechanism by which Securityowners will receive distributions and will be able to transfer their interests.

     The Depositor understands that DTC will take any action permitted to be taken by a Securityholder under the related Agreement only at the direction of one or more Participants to whose account with DTC the Securities are credited. Additionally, the Depositor understands that DTC will take such actions with respect to holders of a certain specified interest in the certificates or notes or holders having a certain specified voting interest only at the direction of and on behalf of Participants whose holdings represent that specified interest or voting interest. DTC may take conflicting actions with respect to other Holders of Securities to the extent that such actions are taken on behalf of Participants whose holdings represent that specified interest or voting interest.

     DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Depositor or the Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, Definitive Securities will be printed and delivered. In addition, the Depositor may at its option elect to discontinue use of the book-entry system through DTC. In that event, too, Definitive Securities will be printed and delivered.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

PAYMENT DELAYS

     With respect to any Series, a period of time will elapse between receipt of payments or distributions on the Mortgage Assets and the Distribution Date on which such payments or distributions are passed through to Securityholders. Such a delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The related Prospectus Supplement may set forth an example of the timing of receipts and the distribution thereof to Securityholders.

PRINCIPAL PREPAYMENTS

     With respect to a Series for which the Mortgage Assets consist of Loans or participation interests therein, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. In addition, the prepayment may not be required to be passed through to Securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest which would otherwise be available for distributions on the Securities, thus effectively reducing the yield that would be obtained if interest continued to accrue on the Loan until the date on which the principal prepayment was scheduled to be paid. To the extent specified in the related Prospectus Supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the Master Servicer or Servicer with respect to any such prepaid Loans. See 'Servicing of Loans -- Advances and Limitations Thereon.'

TIMING OF REDUCTION OF PRINCIPAL BALANCE

     A Multiple Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any Interest Accrual Period will be less than the amount that would have accrued on the actual principal balance of the Security outstanding. The effect of such provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of such Securities to each Distribution Date. The related Prospectus Supplement will specify the time at which the principal amounts of the Securities are determined or are deemed to reduce for purposes of calculating interest distributions on Securities of a Multiple Class Series.

INTEREST OR PRINCIPAL WEIGHTED SECURITIES

     If a Class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect the yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect the yield to investors in Interest Weighted Securities. The Prospectus Supplement for a Series including such Securities will include a table showing the effect of various levels of prepayment on yields on such Securities. Such tables will be intended to illustrate the sensitivity of yields to various prepayment rates and will not be intended to predict, or provide information which will enable investors to predict, yields or prepayment rates.

FUNDING ACCOUNT

     If the applicable Agreement for a Series of Securities provides for a Funding Account or other means of funding the transfer of additional Loans to the related Trust Fund, as described under 'Description of the Securities -- Funding Account' herein, and the Trust Fund is unable to acquire such additional Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more Classes of Securities of such Series. See 'Risk Factors -- Yield, Prepayment and Maturity.'

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date of each Class of any Series other than a Multiple Class Series will be the Distribution Date following the latest stated maturity of any Mortgage Asset in the related Trust Fund. The Final Scheduled Distribution Date of each Class of any Multiple Class Series, if specified in the related Prospectus Supplement, will be the date (calculated on the basis of the assumptions applicable to such Series described therein) on which the aggregate principal balance of such Class will be reduced to zero. Since prepayments on the Loans underlying or comprising the Mortgage Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of any Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

PREPAYMENTS AND WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of such security will be repaid to the investor. The weighted average life of the Securities of a Series will be influenced by the rate at which principal on the Loans comprising or underlying the Mortgage Assets for such Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly in recent years. In general, however, if prevailing mortgage market interest rates fall significantly below the interest rates on the Loans comprising or underlying the Mortgage Assets for a Series, such Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such Loans. In this regard, it should be noted that the Loans comprising or underlying the Mortgage Assets of a Series may have different interest rates, and the stated pass-through or interest rate of certain Mortgage Assets or the Security Interest Rate on the Securities may be a number of percentage points less than interest rates on such Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Mortgage Assets. If any Loans comprising or underlying the Mortgage Assets for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Class of the Series may be fully paid prior to its Final Scheduled Distribution Date, even in the absence of prepayments and a reinvestment return higher than assumed.

     Prepayments on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum.

     Neither CPR or SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Mortgage Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Mortgage Assets for any Series will not conform to any level of CPR or SPA.

     The Prospectus Supplement for each Multiple Class Series may describe the prepayment standard or model used to prepare the illustrative tables setting forth the weighted average life of each Class of such Series under a given set of prepayment assumptions. The related Prospectus Supplement may also describe the percentage of the initial principal balance of each Class of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information which will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Mortgage Assets.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Loan. Multifamily Loans may have provisions which prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related mortgage loan. Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Mortgage Assets may experience a rate of principal prepayments which is different from the principal prepayment rate for Additional Collateral Loans, ARMs, Balloon Loans, Bi-Weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans included in any other mortgage pool or from conventional Fixed Rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics.

     In the case of Negatively Amortizing ARMs, if interest rates rise without a simultaneous increase in the related Scheduled Payment, Deferred Interest and Negative Amortization may result. However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid such Negative Amortization and to increase tax deductible interest payments. To the extent that any of such Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of such mortgage loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of such Loans will increase. During a period of declining interest rates, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Loan, thereby resulting in accelerated amortization of such Negatively Amortizing ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of such Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the mortgage loan and will adversely affect the yield to Holders who purchased their Securities at a premium, if any, and Holders of an Interest Weighted Class. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial Mortgage Rates, Maximum Mortgage Rates, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs which comprise or underlie the Mortgage Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Loans comprising or underlying the Mortgage Assets for a Series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the Master Servicer, the Servicer, the applicable Seller, the PMBS Servicer or another party, as applicable, may, if specified in the related Prospectus Supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related Series.

     Because of the payment terms of Balloon Loans, there is a risk that such Mortgage Loans, including Multifamily Loans and Additional Collateral Loans, that require Balloon Payments may default at maturity, or that the maturity of such Mortgage Loans may be extended in connection with a workout. With respect to Balloon Loans, payment of the Balloon Payment (which, based on the amortization schedule of such Mortgage Loans, is expected to be the entire or a substantial amount of the original principal balance) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loans, to sell the Mortgaged Property prior to the maturity of the Balloon Loan or to otherwise have sufficient funds to pay such Balloon Payment. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage market interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer, or any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

     A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Loans comprising or underlying the Mortgage Assets which are foreclosed in relation to the number of Loans which are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Mortgage Assets and that of the related Series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to Holders of Securities who purchased their Securities at a premium, if any, and the yield on an Interest Weighted Class may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses. The acceleration of prepayment as a result of certain transfers of the Mortgaged Property securing a Loan is another factor affecting prepayment rates. Whereas FHA Loans are assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Mortgage Assets may include 'due-on-sale' clauses. Except as otherwise described in the Prospectus Supplement for a Series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the Master Servicer or the Servicer of Loans constituting or underlying the Mortgage Assets for a Series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any 'due-on-sale' clause applicable to the related Loan under the circumstances and in the manner it enforces such clauses with respect to other similar loans in its portfolio. Certain of the Multifamily Loans in a Trust Fund may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. FHA Loans and VA Loans are not permitted to contain 'due-on-sale' clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not 'due-on-sale' and could have been assumed by new buyers.

     Optional Termination. If so specified in the related Prospectus Supplement, the entity specified therein may cause an early termination of the related Trust Fund by its repurchase of the remaining Mortgage Assets therein. See 'Description of the Securities -- Optional Termination.'

                                THE TRUST FUNDS

GENERAL

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Securityholders. Each Trust Fund will consist of (a) the Mortgage Assets; (b) amounts held from time to time in the Collection Account and the Certificate Account established for such Series; (c) Mortgaged Property which secured a Loan and which is acquired on behalf of the Securityholders by foreclosure, deed in lieu of foreclosure or repossession and certain proceeds from the disposition of any related Additional Collateral; (d) any reserve fund for such Series, if specified in the related Prospectus Supplement; (e) the Sub-Servicing Agreements, if any, relating to Loans in the Trust Fund; (f) any primary mortgage insurance policies relating to Loans in the Trust Fund; (g) any pool insurance policy, any special hazard insurance policy, any bankruptcy bond or other credit support relating to the Series; (h) investments held in any fund or account or any Guaranteed Investment Contract and, if so specified in the Prospectus Supplement, income from the reinvestment of such funds; and (i) any other instrument or agreement relating to the Trust Fund and specified in the related Prospectus Supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement issued by a bank, insurance company or savings and loan association); provided, that if so specified in the related Prospectus Supplement, certain of the items listed above may be held outside of the Trust Fund.

     To the extent specified in the related Prospectus Supplement, certain amounts ('Retained Interests') which are received with respect to a Private Mortgage-Backed Security or Loan comprising the Mortgage Assets for a Series will not be included in the Trust Fund for such Series, but will be retained by or payable to the originator, Servicer or seller of such Private Mortgage-Backed Security or Loan, free and clear of the interest of Securityholders under the related Agreement.

     Mortgage Assets in the Trust Fund for a Series may consist of any combination of the following to the extent and as specified in the related Prospectus Supplement: (a) Private Mortgage-Backed Securities, (b) Mortgage Loans or participation interests therein and Manufactured Home Loans or participation interests therein or (c) Agency Securities. Loans which comprise the Mortgage Assets will be purchased by the Depositor directly or through an affiliate in the open market or in privately negotiated transactions from the Seller. Some of the Loans may have been originated by an affiliate of the Depositor. Participation interests in Loans may be purchased by the Depositor, or an affiliate, pursuant to a participation agreement. See 'The Agreements -- Assignment of Mortgage Assets.'

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans,
(b) collateralized mortgage obligations secured by Loans or (c) pass-through certificates representing beneficial interests in Agency Securities. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a 'PMBS Agreement'). The seller/servicer of the underlying Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the 'PMBS Trustee'). The PMBS Trustee or its agent, or a custodian, will possess the Loans underlying such Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the 'PMBS Servicer') directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA- or FHLMC-approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as a FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the 'PMBS Issuer') will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be the Depositor or an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or Additional Collateral Loans, GEM Loans, GPM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having other special payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the related Prospectus Supplement, (i) no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Mortgage Loan secured by Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years, (iv) no Loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Loan (other than a Cooperative
Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the PMBS Agreement, overcollateralization, letters of credit, insurance policies or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support, if any, will be a function of certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the rating agencies which initially assigned a rating to the Private Mortgage-Backed Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Loans, and (D) the minimum and maximum stated maturities of the underlying Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the note interest rate, pass-through or certificate rate or ranges thereof for the Private Mortgage-Backed Securities, (vi) the weighted average note interest rate, pass-through or certificate rate of the Private Mortgage-Backed Securities,
(vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the terms on which the underlying Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

THE AGENCY SECURITIES

     All of the Agency Securities will be registered in the name of the Trustee or its nominee or, in the case of Agency Securities issued only in book-entry form, a financial intermediary (which may be the Trustee) that is a member of the Federal Reserve System or of a clearing corporation on the books of which the security is held. Each Agency Security will evidence an interest in a pool of mortgage loans and/or cooperative loans and/or in principal distributions and interest distributions thereon.

     The descriptions of GNMA, FHLMC and FNMA Certificates that are set forth below are descriptions of certificates representing proportionate interests in a pool of mortgage loans and in the payments of principal and interest thereon. GNMA, FHLMC or FNMA may also issue mortgage-backed securities representing a right to receive distributions of interest only or principal only or disproportionate distributions of principal or interest or to receive distributions of principal and/or interest prior or subsequent to distributions on other certificates representing interests in the same pool of mortgage loans. In addition, any of such issuers may issue certificates representing interests in mortgage loans having characteristics that are different from the types of mortgage loans described below. The terms of any such certificates to be included in a Trust Fund (and of the underlying mortgage loans) will be described in the related Prospectus Supplement, and the descriptions that follow are subject to modification as appropriate to reflect the terms of any such certificates that are actually included in a Trust Fund.

     GNMA. GNMA is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the 'Housing Act'), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates representing interests in a pool of mortgages (i) insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or (ii) partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection.' In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable GNMA to perform its obligations under its guarantee. See 'Additional Information' for the availability of further information regarding GNMA and GNMA Certificates.

     GNMA Certificates. Unless otherwise specified in the related Prospectus Supplement, each GNMA Certificate relating to a Series (which may be a 'GNMA I Certificate' or a 'GNMA II Certificate' as referred to by GNMA) will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA, except with respect to any stripped mortgage-backed securities guaranteed by GNMA or any REMIC securities issued by GNMA. The characteristics of any GNMA Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

     FHLMC. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC Act'). FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of FHLMC currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in such mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily FHLMC Certificates. In 1981, FHLMC initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with FHLMC Certificates representing interests in the mortgage loans so purchased. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality and type as to meet generally the purchase standards imposed by private institutional mortgage investors. See 'Additional Information' for the availability of further information regarding FHLMC and FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner.

     FHLMC Certificates. Unless otherwise specified in the related Prospectus Supplement, each FHLMC Certificate relating to a Series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans (but may include FHA Loans and VA Loans) purchased by FHLMC, except with respect to any stripped mortgage-backed securities issued by FHLMC. Each such pool will consist of mortgage loans (i) substantially all of which are secured by one- to four-family residential properties or (ii) if specified in the related Prospectus Supplement, are secured by five or more family residential properties. The characteristics of any FHLMC Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

     FNMA. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. 'SS' 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See 'Additional Information' for the availability of further information respecting FNMA and FNMA Certificates. Although the Secretary of the Treasury of the United States has authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner.

     FNMA Certificates. Unless otherwise specified in the related Prospectus Supplement, each FNMA Certificate relating to a Series will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA, except with respect to any stripped mortgage-backed securities issued by FNMA. Mortgage loans underlying FNMA Certificates will consist of (i) fixed, variable or adjustable rate conventional mortgage loans or (ii) fixed-rate FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any FNMA Certificates included in the Trust Fund for a Series of Certificates will be set forth in the related Prospectus Supplement.

THE MORTGAGE LOANS

     The Trust Fund for a Series may consist of Mortgage Loans or participation interests therein. Mortgage Loans comprising the Mortgage Assets and Mortgage Loans in which participation interests are conveyed to the Trustee are both referred to herein as the 'Mortgage Loans.' If so specified in the related Prospectus Supplement, the Mortgage Loans will have been originated by mortgage lenders which are FNMA- or FHLMC-approved seller/servicers or by their wholly-owned subsidiaries, and, in the case of FHA Loans, approved by HUD as an FHA mortgagee. Some of the Mortgage Loans may have been originated by an affiliate of the Depositor. The Mortgage Loans may include Conventional Loans, FHA Loans or VA Loans. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for fixed level payments or may be Additional Collateral Loans, GPM Loans, GEM Loans, Balloon Loans, Buy-Down Loans, Bi-Weekly Loans or Mortgage Loans with other payment characteristics as described below and under 'Yield, Prepayment and Maturity Considerations' herein or in the related Prospectus Supplement. ARMs may have a feature which permits the borrower to convert the rate thereon to a long-term fixed rate. The Mortgage Loans may be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or a junior lien on Mortgaged Property. The Mortgage Loans may also include Cooperative Loans evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings. The Mortgage Loans may also include Condominium Loans secured by a Mortgage on a Condominium Unit together with such Condominium Unit's appurtenant interest in the common elements.

     The Mortgaged Properties may include Single Family Property (i.e., one- to four-family residential housing, including Condominium Units, and Cooperative Dwellings) or Multifamily Property (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property may include mixed commercial and residential structures. Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower. The fee interest in any leased land will be subject to the lien securing the related Mortgage Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder. See 'Certain Legal Aspects of Loans.'

     If specified in the related Prospectus Supplement, certain of the mortgage pools may contain Mortgage Loans secured by junior liens, and the related senior liens ('Senior Liens') may not be included in the mortgage pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Securities bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

     If specified in the related Prospectus Supplement, a Trust Fund will contain Additional Collateral Loans. Unless otherwise specified in the related Prospectus Supplement, the security agreements and other similar security instruments related to the Additional Collateral for the Loans in a Trust Fund will, in the case of Additional Collateral consisting of personal property, create first liens thereon, and, in the case of Additional Collateral consisting of real estate, create first or junior liens thereon. Additional Collateral, or the liens thereon in favor of the related Additional Collateral Loans, may be greater or less in value than the principal balances of such Additional Collateral Loans, the Appraised Values of the underlying Mortgaged Properties or the differences, if any, between such principal balances and such Appraised Values, and the requirements that Additional Collateral be maintained may be terminated upon the reduction of the Loan-to-Value Ratios or principal balances of the related Additional Collateral Loans to certain pre-determined amounts. Additional Collateral (including any related third-party guarantees) may be provided either in addition to or in lieu of primary mortgage insurance policies for the Additional Collateral Loans in a Trust Fund, as specified in the related Prospectus Supplement. Guarantees supporting Additional Collateral Loans may be guarantees of payment or guarantees of collectability and may be full guarantees or limited guarantees. If a Trust Fund includes Additional Collateral Loans, the related Prospectus Supplement will specify the nature and extent of such Additional Collateral Loans and of the related Additional Collateral. If specified in such Prospectus Supplement, the Trustee, on behalf of the related Securityholders, will have only the right to receive certain proceeds from the disposition of any such Additional Collateral consisting of personal property and the liens thereon will not be assigned to the Trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the disposition of the Additional Collateral for any of the Additional Collateral Loans. See 'Certain Legal Aspects of
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' herein.

     Additional Collateral Loans may include Nest Egg Mortgage LoansSM. Such Mortgage Loans are interest-only Mortgage Loans for an initial period specified in the related Prospectus Supplement. If the related Mortgagor pledges an eligible life insurance policy as Additional Collateral after such initial period, the Mortgagor will continue to make interest-only payments with respect to the Mortgage Loan until the final scheduled payment on such Mortgage Loan, as described in the Prospectus Supplement.

     The percentage of Mortgage Loans which are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Mortgage Loan either that the underlying Mortgaged Property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the borrower's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans to the extent specified in the related Prospectus Supplement.

     The characteristics of the Mortgage Loans comprising or underlying the Mortgage Assets for a Series may vary to the extent that credit support is provided in levels satisfactory to the Rating Agency which assigns a rating to a Series of Securities. Unless otherwise specified in the related Prospectus Supplement for a Series, the following selection criteria shall apply with respect to the Mortgage Loans comprising the Mortgage Assets:

          (a) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

          (b) no Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described herein;

          (c) each Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years;

          (d) no Mortgage Loan may be included which, as of the Cut-off Date, is more than 30 days delinquent as to payment of principal or interest; and

          (e) no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing such Mortgage Loan.

     Each Mortgage Loan will be selected by the Depositor for inclusion in a Trust Fund from among those purchased by the Depositor, either directly or through its affiliates, from a Seller or Sellers. The related Prospectus Supplement will specify the extent of Mortgage Loans so acquired. Other mortgage loans available for purchase by the Depositor may have characteristics which would make them eligible for inclusion in a Trust Fund but were not selected for inclusion in such Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans to be included in a Trust Fund will be delivered either directly or indirectly to the Depositor by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related Series of Securities (a 'Designated Seller Transaction'). Such Securities may be sold in whole or in part to any such Seller in exchange for the related Mortgage Loans, or may be offered under any of the other methods described herein under 'Methods of Distribution.' The related Prospectus Supplement for a Trust Fund composed of Mortgage Loans acquired by the Depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the Mortgage Loans and the underwriting standards applicable to the Mortgage Loans. Neither the Depositor nor any of its affiliates (other than the Seller, if applicable) will make any representation or warranty with respect to such Mortgage Loans, or any representation as to the accuracy or completeness of such information provided by the Seller and no assurances are made as to any such Seller's financial strength, stability or wherewithal to honor its repurchase obligations for breaches of representations and warranties or otherwise honor its obligations.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, a cooperative and the related borrower on a Cooperative Note do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative Dwelling or such cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     The initial Loan-to-Value Ratio of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan at origination, plus in the case of a Mortgage Loan secured by a junior lien, the principal amount of the related Senior Lien, to the Appraised Value of such Mortgaged Property.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Buy-Down Loans, during the period (the 'Buy-Down Period') when the borrower is not obligated to pay the full Scheduled Payment otherwise due on such loan, each of the Buy-Down Loans will provide for Scheduled Payments based on a hypothetical reduced interest rate (the 'Buy-Down Mortgage Rate') that will not have been more than 3% below the mortgage rate at origination, and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%. The Buy-Down Period will not exceed three years. Unless specified otherwise in the related Prospectus Supplement, the maximum amount of funds ('Buy-Down Amounts') that may be contributed by the Servicer of the related Buy-Down Loan is limited to 6% of the Appraised Value of the related Mortgaged Property. This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor. Except as may be otherwise indicated in the related Prospectus Supplement, the borrower under each Buy-Down Loan will have been qualified at a mortgage rate which is not more than 3% per annum below the current mortgage rate at origination. Accordingly, the repayment of a Buy-Down Loan is dependent on the ability of the borrower to make larger Scheduled Payments after the Buy-Down Amounts have been depleted and, for certain Buy-Down Loans, while such Buy-Down Amounts are being depleted.

     Unless otherwise specified in the related Prospectus Supplement, with respect to Multifamily Loans, (a) no Mortgage Loan will have been delinquent for more than 30 days within the 12-month period ending with the Cut-off Date, (b) no more than two payments will have been 30 days or more delinquent during a three-year period ending on the Cut-off Date, (c) Mortgage Loans with respect to any single borrower will not exceed 5% of the aggregate principal balance of the Loans comprising the Mortgage Assets as of the Cut-off Date, and (d) the debt service coverage ratio with respect to each Mortgage Loan (calculated as described in the related Prospectus Supplement) will not be less than 11:1.

     Unless otherwise specified in the related Prospectus Supplement, the Bi-Weekly Loans will consist of fixed-rate, bi-weekly payment, conventional, fully-amortizing Mortgage Loans payable on every other Friday during the term thereof and secured by first mortgages on one- to four-family residential properties.

     Unless otherwise specified in the related Prospectus Supplement, ARMs will provide for a fixed initial mortgage rate for either the first six or twelve Scheduled Payments. Thereafter, the Mortgage Rates are subject to periodic adjustment based, subject to the applicable limitations, on changes in the relevant Index described in the applicable Prospectus Supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM, at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the related Prospectus Supplement, any ARM so converted may be subject to repurchase by the Seller, the Servicer or the Master Servicer.

     ARMs have features that can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs provides that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the 'Maximum Mortgage Rate') or below the applicable lifetime minimum mortgage rate (the 'Minimum Mortgage Rate'), if any, for such ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the 'Periodic Rate Cap'). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ('Negatively Amortizing ARMs') instead provide for limitations on changes in the Scheduled Payment on such ARMs to protect borrowers from payment increases due to rising interest rates.

Such limitations can result in Scheduled Payments which are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively Amortizing ARM, then the Deferred Interest is added to the principal balance of such ARM causing the negative amortization thereof, and will be repaid through future Scheduled Payments. If specified in the related Prospectus Supplement, Negatively Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The relevant Prospectus Supplement will specify whether the ARMs comprising or underlying the Mortgage Assets are Negatively Amortizing ARMs.

     If applicable, the Prospectus Supplement for each Series will specify the Index to be used with respect to any Mortgage Loans underlying such Series.

     The related Prospectus Supplement for each Series will provide information with respect to the Mortgage Loans as of the Cut-off Date, generally including, among other things, (a) the aggregate outstanding principal balance of the Mortgage Loans; (b) the weighted average mortgage rate on the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Maximum Mortgage Rates, if any; (c) the average outstanding principal balance of the Mortgage Loans; (d) the weighted average remaining term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity; (e) the range of Loan-to-Value Ratios of the Mortgage Loans; (f) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are Additional Collateral Loans, ARMs, Balloon Loans, Buy-Down Loans, GEM Loans, GPM Loans, Cooperative Loans, Conventional Loans, Bi-Weekly Loans, FHA Loans and VA Loans, (g) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are covered by primary mortgage insurance policies; (h) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans; (i) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans, (j) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property, Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes and (k) with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Mortgage Loans which may comprise or underlie the Mortgage Assets for a Series.

     If information of the nature described above respecting the Mortgage Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed, together with the related Pooling and Servicing Agreement, with respect to each Series of Certificates, or the related Servicing Agreement, Owner Trust Agreement and Indenture, with respect to each Series of Notes, with the Commission within 15 days after the initial issuance of such Securities.

THE MANUFACTURED HOME LOANS

     The Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the Depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution which is a FNMA- or FHLMC-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the Manufactured Homes securing the Manufactured Home Loans consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). In addition, unless otherwise specified in the related Prospectus Supplement for a Series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Mortgage Assets for a Series:

          (a) no Manufactured Home Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

          (b) each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 25 years;

          (c) no Manufactured Home Loan may be more than 30 days delinquent as to payment of principal or interest as of the Cut-off Date; and

          (d) each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan at origination to the Appraised Value of such Manufactured Home. With respect to underwriting of Manufactured Home Loans, see 'Loan Underwriting Procedures and Standards.' With respect to servicing of Manufactured Home Loans, see 'Servicing of Loans.'

     The related Prospectus Supplement for each Series will provide information with respect to the Manufactured Home Loans comprising the Mortgage Assets as of the Cut-off Date, including, among other things, (a) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Mortgage Assets; (b) the weighted average interest rate on the Manufactured Home Loans; (c) the average outstanding principal balance of the Manufactured Home Loans; (d) the weighted average remaining scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;
(e) the range of Loan-to-Value Ratios of the Manufactured Home Loans; (f) the relative percentages (by principal balance as of the Cut-off Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes; (g) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and (h) the distribution by state of Manufactured Homes securing the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Manufactured Home Loans which may be included in the Mortgage Assets for a Series.

     If information of the nature specified above respecting the Manufactured Home Loans is not known to the Depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and the final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

COLLECTION ACCOUNT AND CERTIFICATE ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, a separate Collection Account for each Series will be established by the Master Servicer in the name of the Trustee for deposit of all distributions received with respect to the Mortgage Assets for such Series, all Advances (other than Advances deposited into the Certificate Account), the amount of cash to be initially deposited therein, if any, reinvestment income thereon and certain other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the related Prospectus Supplement or related Agreement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to such Collection Account, and any loss resulting from such investments will be charged to such Collection Account. Such reinvestment income may, however, be payable to the Master Servicer or to a Servicer as additional servicing compensation. See 'Servicing of Loans' and 'The
Agreements -- Investment of Funds.' In such a case, such reinvestment income would not be included in calculation of the Available Distribution Amount. See 'Description of the Securities -- Distributions on the Securities.'

     Funds on deposit in the Collection Account will be available for deposit into the Certificate Account for certain payments provided for in the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture. Unless otherwise specified in the Prospectus Supplement or the related Agreement, amounts in the Collection Account constituting reinvestment income which is payable to the Master Servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any

Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the Trustee for deposit into the Certificate Account.

     A separate Certificate Account will be established by the Trustee or, if so specified in the related Prospectus Supplement, by the Master Servicer, in either case in the name of the Trustee for the benefit of the Securityholders into which all funds received from the Master Servicer and all required withdrawals from any reserve funds and any draws on any Financial Guarantee Insurance for such Series will be deposited, pending distribution to the Securityholders. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from investments of funds in the Certificate Account will be credited to the Certificate Account and any loss resulting from such investments will be charged to such Certificate Account. Such reinvestment income, may, however, be payable to the Master Servicer or the Trustee as additional servicing compensation. On each Distribution Date, all funds on deposit in the Certificate Account, subject to certain permitted withdrawals by the Trustee as set forth in the related Agreement, will be available for remittance to the Securityholders; provided that, if it is specified in the related Prospectus Supplement that the Certificate Account will be maintained by the Master Servicer in the name of the Trustee, then, prior to each Distribution Date, funds in the Certificate Account will be transferred to a separate account established by and in the name of the Trustee from which the funds on deposit therein will, subject to permitted withdrawals by the Trustee as specified above, be available for remittance to the Securityholders. See also 'The Agreements -- Certificate Account' herein.

OTHER FUNDS OR ACCOUNTS

     A Trust Fund may include certain other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the Trust Fund and accumulating funds pending their distribution. If so specified in the related Prospectus Supplement, certain funds may be established with the Trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the Trust Fund in addition to or in lieu of any such similar funds to be held by the Servicer. See 'Servicing of Loans -- Payments on Loans; Deposits to Collection Accounts.' If Private Mortgage-Backed Securities are backed by GPM Loans and the value of a Multiple Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established which will be similar to that which would be established if GPM Loans constituted the Mortgage Assets. See 'Servicing of Loans -- Payments on Loans; Deposits to Collection Accounts' herein. Other similar accounts may be established as specified in the related Prospectus Supplement.

                   LOAN UNDERWRITING PROCEDURES AND STANDARDS

UNDERWRITING STANDARDS

     The Depositor expects that all Loans comprising the Mortgage Assets for a Series will have been originated in accordance with the underwriting procedures and standards described herein, except as otherwise set forth in the related Prospectus Supplement.

     The Seller of the Loans (or other entity specified in the related Prospectus Supplement, which may be the originator) will make representations and warranties concerning compliance with such underwriting procedures and standards. Additionally, unless otherwise specified in the related Prospectus Supplement, all or a sample of the Loans comprising Mortgage Assets for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting standards and procedures and compliance with other requirements for inclusion in the Trust Fund.

     Mortgage Loans will have been originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a wholly-owned subsidiary thereof. Manufactured Home Loans may have been originated by such institutions or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the related Prospectus Supplement for a Series of Securities, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of FHA and VA, respectively.

     Each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. If the borrower was self-employed, the borrower will have been required to submit copies of recent tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation. In the case of a Multifamily Loan, the Mortgagor will also be required to provide certain information regarding the related Multifamily Property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the Mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

     The adequacy of the property financed by the related Loan as security for repayment of such Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf to personally inspect the property and to verify that it was in good condition and that construction, if new, had been completed. The appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance. Unless otherwise specified in the related Prospectus Supplement, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ('FIRREA') and must be on forms acceptable to the FNMA and/or FHLMC.

     Based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan. Except as otherwise specified in the related Prospectus Supplement, with respect to Mortgage Loans that are Conventional Loans, underwriting guidelines used to establish the relevant percentages of gross income will be similar to underwriting guidelines used by FNMA and FHLMC at the time of origination of the Loan, except that the ratio of Scheduled Payments and certain other fixed obligations to monthly gross income may exceed the comparable FNMA or FHLMC limits as specified in the related Prospectus Supplement.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Manufactured Home Loans that are Conventional Loans, the related Prospectus Supplement will specify the required minimum down payment, the maximum amount of purchase price eligible for financing, the maximum original principal amount that may be financed, and the limitations on ratios of borrower's Scheduled Payment to gross monthly income and monthly income net of other fixed payment obligations.

     In the case of the Multifamily Loans, lenders typically look to the Debt Service Coverage Ratio of a loan as an important measure of the risk of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the 'Debt Service Coverage Ratio' of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Mortgage Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, 'Net Operating Income' means, for any given period, the total operating revenues derived from a Multifamily Property during such period, minus the total operating expenses incurred in respect of such property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Mortgage Loan) secured by liens on such property. The Net Operating Income of a Multifamily Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a Multifamily Property, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned Multifamily Property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. Lenders also look to the Loan-to-Value Ratio of a Multifamily Loan as a measure of risk of loss if a property must be liquidated following a default.

     If so specified in the related Prospectus Supplement, the underwriting of a Multifamily Loan may also include environmental testing. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. See 'Certain Legal Aspects of Mortgage Loans -- Environmental Legislation.'

     With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources.

     With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain types of Loans that may be included in the Mortgage Assets for a Series are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, Balloon Loans, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

     To the extent specified in the related Prospectus Supplement, the Depositor may purchase Loans (or participation interests therein) for inclusion in a Trust Fund that are underwritten under standards and procedures which vary from and are less stringent than those described herein. For instance, Loans may be underwritten under a 'limited documentation program,' if specified in the Prospectus Supplement. With respect to such

Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and such Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than a percentage specified in the related Prospectus Supplement, the originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be applied.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The related Prospectus Supplement will specify the underwriting standards applicable to such Mortgage Loans.

     The underwriting standards applied by the Loan originator require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. Certain states where the Mortgaged Properties may be located have 'antideficiency' laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See 'Certain Legal Aspects of Loans' herein.

     With respect to the underwriting standards applicable to any Mortgage Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

LOSS EXPERIENCE

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, there can be no assurance that the past pattern of appreciation in value of the real property securing such Loans will continue. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of such Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing such Loans become equal to or greater than the value of such Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, the value of property securing Cooperative Loans and the delinquency rates with respect to Cooperative Loans, could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See 'Certain Legal Aspects of Loans' herein.

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced high vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Mortgage Assets for a Series of Securities are not covered by the methods of credit support or the insurance policies described herein or in the related Prospectus Supplement, such losses will be borne by Holders of the Securities of such Series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Mortgage Assets, thus reducing average weighted life and affecting yield to maturity. See 'Yield, Prepayment and Maturity Considerations.'

REPRESENTATIONS AND WARRANTIES

     Unless otherwise specified in the related Prospectus Supplement or in the related Agreement, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant to the Depositor and the Trustee with respect to the Mortgage Loans comprising the Mortgage Assets in a Trust Fund, upon delivery of the Mortgage Loans to the Trustee hereunder, among other things, generally that: (i) any required hazard and primary mortgage insurance policies were effective at the origination of such Mortgage Loan, and each such policy remained in effect on the date of purchase of such Mortgage Loan from the Seller by or on behalf of the Depositor; (ii) either (A) a title insurance policy insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of such Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing such Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) the Seller has good title to such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a Buy-Down Loan; (iv) there are no mechanics' liens or claims for work, labor or material affecting the related Mortgaged Property which are, or may be a lien prior to, or equal with, the lien of the related Mortgage (subject only to permissible title insurance exceptions); (v) the related Mortgaged Property is free from material damage and at least in adequate repair; (vi) there are no delinquent tax or assessment liens against the related Mortgaged Property; (vii) such Mortgage Loan is not more than 30 days' delinquent as to any scheduled payment of principal and/or interest; (viii) if a primary mortgage insurance policy is required with respect to such Mortgage Loan, such Mortgage Loan is the subject of such a policy; and (ix) such Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws in all material respects.

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative or Condominium Association itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the Condominium Association is responsible for maintaining standard hazard insurance, insuring the entire Condominium Building (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium do not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures' herein. With respect to a Cooperative Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant that (i) the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (ii) the related Cooperative Dwelling is free of material damage and in good repair.

     Unless otherwise specified in the related Prospectus Supplement, with respect to each Manufactured Home Loan, the Seller (or other party as described in the related Prospectus Supplement) will represent and warrant, among other things that (i) immediately prior to the transfer and assignment of the Manufactured Home Loans to the Trustee, the Seller had good title to, and was the sole owner of, each Manufactured Home Loan; (ii) as of the date of such transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims; (iii) each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; (iv) as of the date of such transfer and assignment, each Manufactured Home Loan constitutes a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair; (v) as of the date of such representation and warranty, no Manufactured Home Loan is more than 30 days delinquent and there are no delinquent tax or assessment liens against the related Manufactured Home; and
(vi) with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the Depositor and that all premiums due on such insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the Master Servicer in respect of a Loan that materially and adversely affects the interest of the Securityholder in such Loan, the Seller (or other party as described in the Prospectus Supplement) will be obligated to cure such breach in all material respects, repurchase such Loan from the Trustee, or deliver a Qualified Substitute Mortgage Loan as described below under 'The
Agreements -- Assignment of Mortgage Assets.' See 'Risk Factors -- Limited Obligations and Assets of the Depositor.' If the Seller or other party fails to cure or repurchase, another party may be required to cure or repurchase as described in the Prospectus Supplement. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the Trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of such Loan. If so specified in the related Prospectus Supplement, the Master Servicer may be obligated to enforce such obligations rather than the Trustee or PMBS Trustee.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans constituting the Mortgage Assets in the Trust Fund will be provided by the Master Servicer directly or through one or more servicers (the 'Servicers') subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicers of their servicing responsibilities under their servicing agreements ('Sub-Servicing Agreements') with the Master Servicer, (ii) maintain any standard or special hazard insurance policy, primary mortgage insurance bankruptcy bond or pool insurance policy required for the related Loans and (iii) advance funds as described below under 'Advances.' If the Master Servicer services the Loans through Servicers as its agents, the Master Servicer will be ultimately responsible for the performance of all servicing activities, including those performed by the Servicers, notwithstanding its delegation of certain responsibilities to such Servicer.

     The Master Servicer will be a party to the Pooling and Servicing Agreement or Servicing Agreement for any Series for which Loans comprise the Mortgage Assets and may be a party to a Participation Agreement executed with respect to any Participation Securities which constitute the Mortgage Assets. The Master Servicer may be an affiliate of the Depositor. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and each Servicer will be required to be a FNMA- or FHLMC-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

     The Master Servicer will be paid a Servicing Fee for the performance of its services and duties under each Pooling and Servicing Agreement or Servicing Agreement as specified in the related Prospectus Supplement. Each Servicer, if any, will be entitled to receive a portion of the Servicing Fee. In addition, the Master Servicer or Servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer will be either transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer will be entitled to retain the portion of the Servicing Fee paid to the Servicer under a terminated Sub-Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

     The Master Servicer, at its election, may pay itself the Servicing Fee for a Series with respect to each Mortgage Loan either by (a) withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of such payment in the Collection Account for such Series, (b) withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or (c) requesting that the Trustee pay the Servicing Fee out of amounts in the Certificate Account.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Master Servicer will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the related Pooling and Servicing Agreement or Servicing Agreement for a Series and any applicable insurance policies and other forms of credit support, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially and adversely affect the lien of the related Mortgage or the lien on any related Additional Collateral. In addition, unless otherwise specified in the related Prospectus Supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a Multifamily Loan, the Master Servicer will be permitted, subject to any specific limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement, to modify, waive or amend any term of such Mortgage Loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that such modification, waiver or amendment (i) is reasonably likely to produce a greater recovery with respect to such Mortgage Loan on a present value basis than would liquidation and (ii) will not adversely affect the coverage under any applicable instrument of credit enhancement.

     In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Master Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the servicing standard. A significant period of time may elapse before the Master Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Master Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related Series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Master Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See 'Certain Legal Aspects of Mortgage Loans.'

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer, to the extent permitted by law, will establish and maintain escrow accounts ('Escrow Accounts') in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. Mortgage Loans and Manufactured Home Loans may not require such payments under the loan related documents, in which case the Master Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Master Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an Eligible Account and the funds held therein may be invested, pending remittance to the Trustee, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Master Servicer on or before the related Cut-off Date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before such Cut-off Date):

          (i) All payments on account of principal, including prepayments, on such Loans;

          (ii) All payments on account of interest on such Loans net of any portion thereof retained by the related Servicer (including the Master Servicer), if any, as servicing compensation on the Loans in accordance with the related Pooling and Servicing Agreement or Servicing Agreement;

          (iii) All Insurance Proceeds and all amounts received by the Master Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with such Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, net of expenses incurred by the Master Servicer (or the related Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered under a primary mortgage insurance policy ('Liquidation Expenses');

          (iv) Any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid as described herein;

          (v) All proceeds of any Mortgage Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Seller or any other person pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement;

          (vi) All amounts required to be deposited therein in connection with any losses on Eligible Investments pursuant to the related Pooling and Servicing Agreement or Servicing Agreement; and

          (vii) All other amounts required to be deposited therein pursuant to the related Pooling and Servicing Agreement or Servicing Agreement.

     The Master Servicer is permitted, from time to time, to make withdrawals from the Collection Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement or Servicing Agreement, which generally will include the following, except as otherwise provided therein:

          (i) to make deposits to the Certificate Account in the amounts and in the manner provided in the Pooling and Servicing Agreement or Servicing Agreement;

          (ii) to reimburse itself for Advances, including amounts advanced in respect of taxes, insurance premiums or similar expenses as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Advances were made;

          (iii) to pay to itself unpaid Servicing Fees, out of payments or collections of interest on each Mortgage Loan;

          (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Collection Account, and, if so provided in the related Pooling and Servicing Agreement or Servicing Agreement, any profits realized upon disposition of a Mortgaged Property acquired by deed in lieu of foreclosure or otherwise allowed under the related Pooling and Servicing Agreement or Servicing Agreement;

          (v) to pay to itself or the Seller all amounts received with respect to each Mortgage Loan purchased, repurchased or removed pursuant to the terms of the related Pooling and Servicing Agreement or Servicing Agreement and not required to be distributed as of the date on which the related purchase price is determined;

          (vi) to reimburse itself for any Advance previously made which the Master Servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise, subject, in the case of a Series with Senior Securities and Subordinate Securities, to certain limitations set forth in the related Pooling and Servicing Agreement or Servicing Agreement as described in the related Prospectus Supplement;

          (vii) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Multifamily Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described below under ' -- Presentation of Claims; Realization Upon Defaulted Loans';

          (viii) to reimburse itself, the Trustee or the Depositor for certain other expenses incurred for which it, the Trustee or the Depositor is entitled to reimbursement or against which it, the Trustee or the Depositor is indemnified pursuant to the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture;

          (ix) to make any other withdrawals permitted by the related Pooling and Servicing Agreement or Servicing Agreement and described in the related Prospectus Supplement; and

          (x) to clear the Collection Account of amounts relating to the corresponding Loans in connection with the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement or Servicing Agreement.

SERVICING ACCOUNTS

     Unless otherwise specified in the related Prospectus Supplement, in those cases where a Servicer is servicing a Mortgage Loan, the Servicer will establish and maintain an account (a 'Servicing Account') that will be an Eligible Account and which is otherwise acceptable to the Master Servicer. The Servicer is required to deposit into the Servicing Account all proceeds of Mortgage Loans received by the Servicer, less its servicing compensation and any reimbursed expenses and advances, to the extent permitted by the Sub-Servicing Agreement. On the date specified in the related Prospectus Supplement, the Servicer will remit to the Master Servicer all funds held in the Servicing Account with respect to each Mortgage Loan, after deducting from such remittance an amount equal to the servicing compensation and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it. In addition on each such date the Servicer will be required to remit to the Master Servicer any amount required to be advanced pursuant to the related Sub-Servicing Agreement, and the Servicer will also be required to the Master Servicer, within one business day of receipt, the proceeds of any principal Prepayments and all Insurance Proceeds and Liquidation Proceeds.

BUY-DOWN LOANS, GPM LOANS AND OTHER SUBSIDIZED LOANS

     With respect to each Buy-Down Loan, if any, included in a Trust Fund the Master Servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the 'Buy-Down Fund'). The amount of such deposit, together with investment earnings thereon at the rate specified in the related Prospectus Supplement, will provide sufficient funds to support the payments on such Buy-Down Loan on a level debt service basis. The Master Servicer will not be obligated to add to the Buy-Down Account should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the Securityholders may be affected. Unless otherwise provided in the related Prospectus Supplement, a Buy-Down Fund will not be included in or deemed to be a part of the Trust Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the Master Servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account set forth above (a 'Subsidy Fund'). Unless otherwise specified in the related Prospectus Supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of such Loan. Neither the Master Servicer, any Servicer nor the Depositor will be obligated to add to such Subsidy Fund any of its own funds. Unless otherwise provided in the related Prospectus Supplement, such Subsidy Fund will not be included in or deemed to be a part of the Trust Fund.

     If the Depositor values any GPM Loans deposited into the Trust Fund for a Multiple Class Series on the basis of such GPM Loan's scheduled maximum principal balance, the Master Servicer will, if and to the extent provided in the related Prospectus Supplement, deposit in a custodial account (which may be interest-bearing) (the 'GPM Fund') complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the related Prospectus Supplement, will be sufficient to cover the amount by which payments of principal and interest on such GPM Loans assumed in calculating payments due on the Securities of such Multiple Class Series exceed the scheduled payments on such GPM Loans. The Trustee will withdraw amounts from the GPM Fund for a Series upon a prepayment of such GPM Loan as necessary and apply such amounts to the payment of principal and interest on the Securities of such Series. Neither the Depositor, the Master Servicer nor any Servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the Securityholders may be affected. Unless otherwise specified in the related Prospectus Supplement, such GPM Fund will not be included in or deemed to be part of the Trust Fund.

     With respect to any other type of Loan which provides for payments other than on the basis of level payments, an account may be established as described in the related Prospectus Supplement on terms similar to those relating to the Buy-Down Fund, Subsidiary Fund or the GPM Fund.

ADVANCES AND LIMITATIONS THEREON

     General. The related Prospectus Supplement will describe the circumstances under which the Master Servicer or Servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the related Prospectus Supplement, neither the Master Servicer nor any Servicer will be obligated to make Advances, and such obligation may be limited in amount, may be limited to advances received from the Servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the Master Servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to such obligation as described in the related Prospectus Supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer or the Master Servicer, as the case may be, out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance polices or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance polices or Liquidation Proceeds from the related Loan, the Servicer or Master Servicer will be entitled to reimbursement from other funds in the Certificate Account, Collection Account or Servicing Account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related Prospectus Supplement. With respect to any Multiple Class Series, so long as the related Subordinate Securities remain outstanding and subject to certain limitations as described in the related Prospectus Supplement, such Advances by the Master Servicer may also be reimbursable out of amounts otherwise distributable to holders of the Subordinate Securities, if any.

     Advances in Connection With Prepaid Loans. In addition when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the principal amount prepaid only to the date of such prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Securityholders of a Series will not be adversely affected by any resulting shortfall in interest, the Master Servicer may be obligated to advance moneys from its own funds to the extent necessary to include in its remittance to the Trustee for deposit into the Certificate Account an amount equal to a full Scheduled Payment of interest on the related Loan (less any related Servicing
Fees). Any such principal prepayment, together with a full Scheduled Payment of interest thereon (to the extent of such adjustment or advance), will be distributed to Securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount which the Master Servicer is obligated to advance, as applicable, a shortfall may occur as a result of a prepayment in full. See 'Yield, Prepayment and Maturity Considerations.'

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Master Servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each Servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See 'Description of Mortgage and Other Insurance' herein. Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Master Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of a Loan or at any time during the term of the Loan the Master Servicer or the related Servicer determines that the related Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the borrower will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1983 or the National Flood Insurance Reform Act of 1994, as amended. The Pooling and Servicing Agreement or Servicing Agreement will obligate the Mortgagor to obtain and maintain all requisite flood insurance coverage at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the Master Servicer or Servicer to obtain and maintain such coverage at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

     Any amounts collected by the Master Servicer or the Servicer, as the case may be, under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the Master Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Master Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Master Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

     The Depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Cooperative Dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support. Similarly, the Depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium
Unit), and the owner(s) of an individual Condominium Unit do not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's Condominium

Unit or the related Condominium Building could significantly reduce the value of the collateral securing such Condominium Loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy. If, and to the extent specified in the related Prospectus Supplement, the Master Servicer will maintain a special hazard insurance policy, in the amount set forth in the related Prospectus Supplement, in full force and effect with respect to the Loans unless otherwise specified in the related Prospectus Supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the special hazard insurance policy with a total coverage which is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the Master Servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the Master Servicer (or a Servicer) for related amounts owed to
it). Certain characteristics of the special hazard insurance policy are described under 'Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans.'

     Primary Mortgage Insurance. To the extent described in the related Prospectus Supplement, the Master Servicer will be required to use its best reasonable efforts to keep, or to cause each Servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which such coverage is required for as long as the related mortgagor is obligated to maintain such primary mortgage insurance under the terms of the related Loan. The Master Servicer will not cancel or refuse to renew any such primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for such cancelled or nonrenewed policy is maintained with a Qualified Insurer.

     Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the related Prospectus Supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the Master Servicer will be required to maintain such insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

     FHA Insurance and VA Guarantees. To the extent specified in the related Prospectus Supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The Master Servicer will be required to take such steps as are reasonably necessary to keep such insurance and guarantees in full force and effect. See 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The Master Servicer will be obligated to pay the premiums for such pool insurance policy on a timely basis.

     The Prospectus Supplement will identify the pool insurer for the related Series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by FHLMC or FNMA or because its claims-paying ability is no longer rated in the category required by the related Prospectus Supplement, the Master Servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the Master Servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the Master Servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the Master Servicer or any related unreimbursed Advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under 'Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans.'

     Bankruptcy Bond. If so specified in the related Prospectus Supplement, the Master Servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If so specified in the Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the Master Servicer at any time, provided that such cancellation or reduction does not adversely affect the then current rating of the related Series of Securities. See 'Description of Mortgage and Other Insurance -- Bankruptcy Bond' herein.

PRESENTATION OF CLAIMS; REALIZATION UPON DEFAULTED LOANS

     The Master Servicer, on behalf of the Trustee and the Securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The Master Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing such of the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Master Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines: (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the Securityholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election or elections have been made, the Master Servicer shall not liquidate any collateral acquired through foreclosure later than two years after the acquisition of such collateral, unless a longer period of time is necessary for the orderly liquidation of the collateral and the Master Servicer has obtained from the Internal Revenue Service (the 'IRS') an extension of the two year period within which it would otherwise be required to liquidate the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund will have no ability to do so and neither the Master Servicer nor any Servicer will be required to do so.

     With respect to a Mortgage Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. If such Mortgage Loan is an Additional Collateral Loan, the Master Servicer (or the related Servicer, if the lien on the Additional Collateral for such Additional Collateral Loan is not assigned to the Trustee on behalf of the Securityholders) may proceed against the related Mortgaged Property or the related Additional Collateral first or may proceed against both concurrently (as permitted by applicable law and the terms under which such Additional Collateral is held, including any third-party guarantee). Upon the first to occur of final liquidation (by foreclosure or otherwise) and a repurchase or substitution pursuant to a breach of a representation and warranty, such Mortgage Loan will be removed from the related Trust Fund if it has not been removed previously.

     If any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the Master Servicer nor any Servicer will be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by such Servicer or the Master Servicer and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See 'Certain Legal Aspects of Loans -- Foreclosure on Shares of Cooperatives' herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than a new Manufactured Home. To the extent equity does not cushion the loss in market value, and such loss is not covered by other credit support, a loss may be experienced by the Trust Fund.

     Notwithstanding the foregoing, unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Securityholders of the related Series, or any other specified person to be considered to hold title to, to be a 'mortgagee-in-possession' of, or to be an 'owner' or an 'operator' of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

          (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

          (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See 'Certain Legal Aspects of Mortgage
     Loans -- Environmental Legislation.'

     With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of such property will be less than anticipated when such Loan was originated. To the extent that equity does not cushion the loss in market value and such loss is not covered by other credit support, a loss may be experienced by the related Trust Fund.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Mortgaged Property is about to be conveyed by the borrower, the Master Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise the Trustee's right to accelerate the maturity of such Loan under the applicable 'due-on-sale' clause, if any, unless the Master Servicer reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. If such conditions are not met or the Master Servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the Master Servicer is authorized to accept from or enter into a substitution or assumption agreement, on behalf of the Trustee, with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original borrower is released from liability and such person is substituted as the borrower and becomes liable under the

Loan. Any fee collected in connection with an assumption will be retained by the Master Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with a substitution or assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Master Servicer or any Servicer will be entitled to a servicing fee in an amount to be determined as specified in the related Prospectus Supplement. The servicing fee may be fixed or variable, as specified in the related Prospectus Supplement. The Master Servicer or any Servicer will be entitled to additional servicing compensation, unless otherwise specified in the related Prospectus Supplement, in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans and as otherwise specified herein.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees of the Servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, payment of expenses incurred in enforcing the obligations of Servicers and Sellers and in the preparation of reports to Securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of Servicers and Sellers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

     The Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Trust Fund will suffer no loss by reason of such expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Trust Fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Master Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Securityholders. In addition, the Master Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other forms of credit support. The Master Servicer is also entitled to reimbursement from the Collection Account and the Certificate Account for Advances.

     Unless otherwise provided in the Prospectus Supplement, the rights of the Master Servicer to receive funds from the Collection Account or the Certificate Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Securityholders of such Series.

EVIDENCE AS TO COMPLIANCE

     Each Pooling and Servicing Agreement and each Servicing Agreement will provide for delivery (on or before a specified date in each year) to the Trustee of an annual statement signed by an officer of the Master Servicer, unless otherwise specified in the related Prospectus Supplement, to the effect that the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled in all material respects its obligations under the related Agreement throughout the preceding year or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of any such obligation, such statement shall include a description of such noncompliance or specify each such known default, as the case may be, and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Agreement.

     Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a report to the Depositor and the Trustee stating the opinion of such firm that, unless otherwise specified in the related Prospectus Supplement, on the basis of an examination by such firm conducted substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertion by management of the Master Servicer regarding the Master Servicer's compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding year is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Servicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to those Servicers which also have been the subject of such an examination.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer for each Series will be identified in the related Prospectus Supplement. The Master Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may not resign from its obligations and duties under the related Pooling and Servicing Agreement or Servicing Agreement except upon its determination that its duties thereunder are no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the related Agreement.

     In the event of an Event of Default under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer may be replaced by the Trustee or a successor Master Servicer. See 'The Agreements -- Rights upon Events of Default' herein.

     Unless otherwise provided in the Prospectus Supplement, the Master Servicer has the right, with the consent of the Trustee, which consent shall not be unreasonably withheld, to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement or Servicing Agreement for each Series; provided that the purchaser or transferee accepting such assignment or delegation (i) is qualified to sell loans to and service mortgage loans for FNMA or FHLMC; (ii) has a net worth of not less than $10,000,000; (iii) is acceptable to each Rating Agency for purposes of maintaining its then-current ratings of the Securities; (iv) is reasonably acceptable to the Trustee; and (v) executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and performed or observed by the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement from and after the date of such agreement. To the extent that the Master Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above. However, in such instance the assigning Master Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Master Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Master Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Master Servicer set forth above.

     Each Pooling and Servicing Agreement and each Servicing Agreement will also provide that neither the Master Servicer, the Depositor, nor any director, officer, employee or agent of the Master Servicer or the Depositor, will be under any liability to the related Trust Fund or the Securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor, nor any such person will be protected against any breach of warranty or representations made by such party under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement and each Servicing Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that neither the Master Servicer nor the Depositor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The Master Servicer or the Depositor may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the Trust Fund and the Master Servicer or the Depositor will be entitled to be reimbursed therefor out of the Collection Account (or the Certificate Account, if applicable).

                                 CREDIT SUPPORT

GENERAL

     For any Series, credit support may be provided with respect to one or more Classes thereof or the related Mortgage Assets. Credit support may be in the form of a letter of credit, the subordination of one or more Classes of the Securities of such Series, subordination created through overcollateralization, the establishment of one or more reserve funds, use of a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy, financial guarantee insurance, the use of cross-support features or another method of credit support described in the related Prospectus Supplement, or any combination of the foregoing, in any case, in such amounts and having such terms and conditions as are acceptable to each Rating Agency which assigns a rating to the Securities of the related Series. Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, subject to the limitations set forth in any such insurance policy.

     Unless otherwise specified in the related Prospectus Supplement for a Series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the Security Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by credit support, such losses will be borne by the Securityholders. If credit support is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such credit support,
(b) any conditions to payment thereunder not otherwise described herein, (c) the conditions under which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and
(d) the material provisions of any agreement relating to such credit support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party credit support, including (a) a brief description of its principal business activities, (b) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (c) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (d) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATE SECURITIES; SUBORDINATION RESERVE FUND

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be Subordinate Securities. If so specified in the related Prospectus Supplement, the rights of the Subordinate Securityholders to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the Senior Securityholders to the extent of the then applicable Subordinated Amount as defined in the related Prospectus Supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate Securityholders are paid to the Senior Securityholders (including amounts withdrawn from the Subordination Reserve Fund, if any, and paid to the Senior Securityholders), and will (unless otherwise specified in the related Prospectus Supplement) increase whenever there is distributed to the Subordinate Securityholders amounts in respect of which subordination payments have previously been paid to the Senior Securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

     A Series may include a Class of Subordinate Securities entitled to receive cash flows remaining after distributions made to all other Classes. Such right will effectively be subordinate to the rights of other Securityholders, but will not be limited to the Subordinated Amount. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any Series which includes one or more Classes of Subordinate Securities, a Subordination Reserve Fund may be established if so specified in the related Prospectus Supplement. The Subordination Reserve Fund, if any, will be funded with cash, a letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to Holders of Subordinate Securities, or both, as specified in the related Prospectus Supplement. The Subordination Reserve Fund will not be a part of the Trust Fund, unless otherwise specified in the related Prospectus Supplement. If the Subordination Reserve Fund is not a part of the Trust Fund, the Trustee will have a security interest therein on behalf of the Senior Securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the related Prospectus Supplement.

     Moneys deposited in any Subordination Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the Subordination Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Subordination Reserve Fund. Amounts in any Subordination Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the Subordinate Securityholders under the conditions and to the extent specified in the related Prospectus Supplement. Additional information concerning any Subordination Reserve Fund will be set forth in the related Prospectus Supplement, including the amount of any initial deposit to such Subordination Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordination Reserve Fund may be applied to make distributions to Senior Securityholders and the employment of reinvestment earnings on amounts in the Subordination Reserve Fund, if any.

OVERCOLLATERALIZATION

     If so specified in the related Prospectus Supplement, subordination may be provided by one or more Classes of Senior Securities through overcollateralization; i.e., by having a greater amount of aggregate principal balance of the Mortgage Assets for a Series than the aggregate principal balance of the Securities of such Series. Such subordination may exist on the Closing Date or may be effected through the allocation of interest payments on the Loans to reduce the principal balances of certain Classes of Securities.

     In a Series with overcollateralization, the allocation of losses to the Securities is handled through the priority of payment process, first by interest that otherwise would pay down principal on the Securities, and then such losses would be allocated to the Senior Securities only if the principal balance of the Mortgage Loans was reduced to less than the principal balance of the Senior Securities. If so specified in the related Prospectus Supplement, the level of overcollateralization required under the provisions of the related Pooling and Servicing Agreement or Indenture will be subject to various tests based primarily on the loss and delinquency experience of the related Mortgage Assets, and will be raised and lowered accordingly.

CROSS-SUPPORT FEATURES

     If the Mortgage Assets for a Series are divided into separate Asset Groups, the beneficial ownership of which is evidenced by a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Securities evidencing the beneficial ownership of one Asset Group prior to distributions on Subordinate Securities evidencing the beneficial ownership interest in another Asset Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

INSURANCE

     Credit support with respect to a Series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each such insurance policy, with respect to all Loans comprising or underlying the Mortgage Assets for a Series, or such of the Loans as have certain characteristics. Such insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the related Prospectus Supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the organization of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See 'Description of Mortgage and Other Insurance.' Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Mortgage Assets for a Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

LETTER OF CREDIT

     The letter of credit, if any, with respect to a Series of Securities will be issued by the bank or financial institution specified in the related Prospectus Supplement (the 'L/C Bank'). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more Classes of Securities (the 'L/C Percentage'). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each Series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. See 'Description of the Securities -- Optional Termination' and 'The Agreements -- Termination.' A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related Series.

FINANCIAL GUARANTEE INSURANCE

     Financial Guarantee Insurance, if any, with respect to a Series of Securities will be provided by one or more insurance companies. Such Financial Guarantee Insurance will guarantee, with respect to one or more Classes of Securities of the related Series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Financial Guarantee Insurance will also guarantee against any payment made to a Securityholder which is subsequently recovered as a 'voidable preference' payment under the Bankruptcy Code. A copy of the financial guarantee insurance for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Securities of the related Series.

RESERVE FUNDS

     One or more Reserve Funds may be established with respect to a Series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts, if any, so specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a Series, together with the reinvestment income thereon, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of such Series by each Rating Agency rating such Series. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency which assigns a rating to the Securities, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in such Reserve Fund in excess of any required reserve fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or a Servicer as additional servicing compensation. See 'Servicing of Loans' and 'The Agreements -- Investment of Funds.' The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                  DESCRIPTION OF MORTGAGE AND OTHER INSURANCE

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete.

MORTGAGE INSURANCE ON THE LOANS

     General. Unless otherwise specified in the related Prospectus Supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage on the amount of each such Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original Appraised Value. Multifamily Loans will not be covered by a primary mortgage insurance policy, regardless of the related Loan-to-Value Ratio.

     A pool insurance policy will be obtained if so specified in the related Prospectus Supplement to cover any loss (subject to limitations described herein) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy, FHA Insurance or VA Guarantee. See 'Pool Insurance Policy' below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See 'Certain Legal Aspects of Loans' herein. Such losses will be covered to the extent described in the related Prospectus Supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent such losses are not covered by the pool insurance policy or other credit support for such Series, such losses, if any, would affect payments to Securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See 'Hazard Insurance on the Loans' below. Certain hazard risks will not be insured and the occurrence of such hazards could adversely affect payments to the Securityholders.

     Primary Mortgage Insurance. While the terms and conditions of the primary mortgage insurance policies issued by one primary mortgage guaranty insurer (a 'Primary Insurer') will differ from those in primary mortgage insurance policies issued by other Primary Insurers, each primary mortgage insurance policy generally will pay either: (i) the insured percentage of the loss on the related Mortgaged Property; (ii) the entire amount of such loss, after receipt by the Primary Insurer of good and merchantable title to, and possession of, the Mortgaged Property; or (iii) at the option of the Primary Insurer under certain primary mortgage insurance policies, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred or (b) an approved sale. The amount of the loss as calculated under a primary mortgage insurance policy covering a Mortgage Loan will generally consist of the unpaid principal amount of such Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the Primary Insurer, (iv) claim payments previously made on such Mortgage Loan and (v) unpaid premiums and certain other amounts.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, in the event of default by the Mortgagor, the insured will typically be required, among other things, to: (i) advance or discharge
(a) hazard insurance premiums and (b) as necessary and approved in advance by the Primary Insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the Primary Insurer good and merchantable title to, and possession of, the Mortgaged Property.

     The Pooling and Servicing Agreement or Servicing Agreement for a Series generally will require that the Master Servicer or Servicer maintain, or cause to be maintained, coverage under a primary mortgage insurance policy to the extent such coverage was in place on the Cut-off Date. In the event that the Depositor gains knowledge that, as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and was not the subject of a primary mortgage insurance policy (and was not included in any exception to such standard disclosed in the related Prospectus Supplement) and that such Mortgage Loan has a then current Loan-to-Value Ratio in excess of 80%, then the Master Servicer or the Servicer is required to use its reasonable efforts to obtain and maintain a primary mortgage insurance policy to the extent that such a policy is obtainable at a reasonable price.

     Any primary mortgage insurance or primary credit insurance policies relating to Loans secured by Manufactured Homes will be described in the related Prospectus Supplement.

     FHA Insurance and VA Guarantees. The Housing Act authorizes various FHA mortgage insurance programs. Some of the Mortgage Loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under
Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Loans insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and
Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible mortgagors for as long as the mortgagors continue to be eligible for the payments. To be eligible, a mortgagor must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either (i) upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or (ii) upon assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs upon the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran (or, in certain instances, his or her spouse) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased on a pro rata basis with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the Depositor for VA loans in excess of certain amounts. The amount of any such additional coverage will be set forth in the related Prospectus Supplement. Any VA guaranty relating to Loans underlying a Series of Securities will be described in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the related Prospectus Supplement, the Master Servicer will be required to maintain the pool insurance policy and to present or cause the Servicers, if any, to present claims thereunder on behalf of the Trustee and the Securityholders. See 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.' Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of such policies generally. The related Prospectus Supplement will describe any provisions of a pool insurance policy which are materially different from those described below.

     The responsibilities of the Master Servicer, the amount of claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a pool insurance policy are generally similar to those described above for primary mortgage insurance policies, subject to the aggregate limit on the amount of coverage. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related Trust Fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under such primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees will be deemed to be acceptable primary insurance policies under the pool insurance policy. Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be: (i) the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the sale of the Mortgaged Property, (ii) the amount of the accumulated unpaid interest on such Mortgage Loan to the date of claim settlement at the contractual rate of interest and
(iii) advances made by the insured as described above less certain payments. An 'approved sale' is (i) a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval, (ii) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer, (iii) the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer or (iv) the acquisition of the Mortgaged Property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and merchantable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to the Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed Mortgaged Properties covered thereby. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See 'Certain Legal Aspects of Loans' herein. Accordingly, if aggregate net claims paid under a pool insurance policy reach the original policy limit, coverage under the pool insurance policy will lapse and any further losses will be borne by the Trust Fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any pool insurance policy may affect the Master Servicer's or Servicer's willingness or obligation to make Advances. If the Master Servicer or a Servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of such Loan or otherwise, it will not be obligated to make an advance respecting any such delinquency since the Advance would not be ultimately recoverable by it. See 'Servicing of Loans -- Advances and Limitations Thereon.'

     Mortgage Insurance with Respect to Manufactured Home Loans. A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the related Prospectus Supplement.

HAZARD INSURANCE ON THE LOANS

     Standard Hazard Insurance Policies for Mortgage Loans. The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy covering the related Mortgaged Property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance of such Mortgage Loan or 100% of the insurable value of the improvements securing the Mortgage Loan. The Pooling and Servicing Agreement or Servicing Agreement will provide that the Master Servicer or Servicer shall cause such hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the Mortgage Loans. The ability of the Master Servicer or Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer or the Servicer by Mortgagors.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a Mortgage Loan are located in a federally designated flood area at the time of origination of such Mortgage Loan, the Pooling and Servicing Agreement or Servicing Agreement generally requires the Master Servicer or Servicer to cause to be maintained for each such Mortgage Loan serviced, flood insurance as described under 'Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures.'

     Standard Hazard Insurance Policies for Manufactured Home Loans. The terms of the Pooling and Servicing Agreement or Servicing Agreement will require the Servicer or the Master Servicer, as applicable, to cause to be maintained with respect to each Manufactured Home Loan one or more standard hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Mortgagor on the related Manufactured Home Loan, whichever is less. Such coverage may be provided by one or more blanket insurance policies covering losses on the Manufactured Home Loans resulting from the absence or insufficiency of individual standard hazard insurance policies. If a Manufactured Home's location was, at the time of origination of the related Manufactured Home Loan, within a federally designated flood area, the Servicer or the Master Servicer also will be required to maintain flood insurance.

     If the Servicer or the Master Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer or the Master Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or
(ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer or the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (i) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Other Hazard-Related Insurance; Liability Insurance. With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury and property damage, steam boiler coverage where a steam boiler or other pressure vessel is in operation, and rent loss insurance to cover operating income losses following damage or destruction of the Mortgaged Property. With respect to a Series for which Loans secured by Multifamily Property are included in the Trust Fund, the related Prospectus Supplement will specify the required types and amounts of additional insurance and describe the general terms of such insurance and conditions to payment thereunder.

BANKRUPTCY BOND

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan (and, if specified in the related Prospectus Supplement, any related Additional Collateral) at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the property (and any related Additional Collateral) by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See 'Certain Legal Aspects of Loans' herein. If so provided in the related Prospectus Supplement, the Master Servicer will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund secured by single unit primary residences. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

REPURCHASE BOND

     If so specified in the related Prospectus Supplement, the Seller, the Depositor or the Master Servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Loan. Such obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the Seller, the Depositor or the Master Servicer.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related Agreements. Where particular provisions or terms used in the related Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     General. The Depositor will transfer, convey and assign to the Trustee all right, title and interest of the Depositor in the Mortgage Assets and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Mortgage Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its agent or correspondent) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See 'The Trust Funds -- Private Mortgage-Backed Securities' herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Mortgage Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Mortgage-Backed Securities: (i) that the information contained in the Mortgage Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the Depositor had good title thereto, and was the sole owner thereof (subject to any Retained Interests); (iii) that there has been no other sale by it of such Private Mortgage-Backed Securities and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Mortgage-Backed Securities.

     Assignment of Agency Securities. The Depositor will transfer, convey and assign to the Trustee (or its nominee or correspondent) all right, title and interest of the Depositor in the Agency Securities and other property to be included in the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Agency Securities after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interest). The Depositor will cause the Agency Securities to be registered in the name of the Trustee (or its nominee or correspondent), and the Trustee will concurrently authenticate and deliver the Securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date and the annual pass-through rate or interest rate for each Agency Security conveyed to the Trustee.

     Assignment of Mortgage Loans. In addition, the Depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the Custodian, the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office), an assignment of the Mortgage in recordable form and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents as set forth in the related Agreement. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Securityholders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will, at the time of delivery of the Securities, cause assignments to the Trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan. As promptly as possible, the Depositor will cause such assignments to be so recorded, in which event, the related Agreement may require the Depositor to repurchase from the Trustee any Mortgage Loan required to be recorded but not recorded within such time, at the price described above with respect to repurchase by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Securityholders or the Trustee for the failure of a Mortgage Loan to be recorded.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Mortgage Loan Schedule'). Such Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Minimum Mortgage Rate, the Maximum Mortgage Rate, if any, and the Periodic Rate Cap; and whether the Mortgage Loan is an Additional Collateral Loan, a Balloon Loan, a Cooperative Loan, a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization.

     Assignment of Manufactured Home Loans. The Depositor will cause any Manufactured Home Loans included in the Mortgage Assets for a Series of Securities to be assigned to the Trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the related Prospectus Supplement. Each Manufactured Home Loan will be identified in a loan schedule (the 'Loan Schedule') appearing as an exhibit to the related Agreement. Such Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the Depositor will deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, the custodian, the original Manufactured Home Loan and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the Securityholders to the Manufactured Home Loans, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the related Prospectus Supplement, the Manufactured Home Loans will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans without notice of such assignment, the interest of the Securityholders in the Manufactured Home Loans could be defeated. See 'Certain Legal Aspects of Loans -- Manufactured Home Loans.'

     The Seller (or other party as described in the related Prospectus Supplement) will provide limited representations and warranties to the Depositor and the Trustee concerning the Manufactured Home Loans. Such representations and warranties will include: (i) that the information contained in the Loan Schedule provides an accurate listing of the Manufactured Home Loans and that the information respecting such Manufactured Home Loans set forth in such Loan
Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished; (ii) that, immediately prior to the conveyance of the Manufactured Home Loans, the Depositor had good title to, and was sole owner of, each such Manufactured Home Loan (subject to any Retained Interests); (iii) that there has been no other sale by it of such Manufactured Home Loans and that the Manufactured Home Loan is not subject to any lien, charge, security interest or other encumbrance; (iv) if the Master Servicer will not directly service the Manufactured Home Loans, each Sub-Servicing Agreement entered into with a Servicer with respect to Manufactured Home Loans comprising the Mortgage Assets has been assigned and conveyed to the Trustee and is not subject to any offset, counterclaim, encumbrance or other charge; and (v) the Depositor has obtained from each of the Master Servicer, the Servicer, the originator of the Manufactured Home Loans or such other entity that is the seller of the related Manufactured Home Loan representations and warranties relating to certain information respecting the origination of and current status of the Manufactured Home Loans, and has no knowledge of any fact which would cause it to believe that such representations and warranties are inaccurate in any material respect. See 'Loan Underwriting Procedures and Standards' herein.

     Assignment of Participation Securities. The Depositor will cause any Participation Securities obtained under a participation agreement to be assigned to the Trustee by delivering to the Trustee the Participation Security, which will be reregistered in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record with respect to the Loans represented by the Participation Security. Each Participation Security will be identified in a 'Participation Security Schedule' which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Security. In the related Agreement, the Depositor will represent and warrant to the Trustee regarding the Participation
Security: (i) that the information contained in the Participation Security
Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Participation Securities, the Depositor had good title to and was sole owner of the Participation Security; (iii) that there has been no other sale by it of such Participation Security and (iv) that such Participation Security is not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

REPURCHASE AND SUBSTITUTION OF LOANS

     Unless otherwise provided in the related Prospectus Supplement, if any document in the Loan file delivered by the Depositor to the Trustee, or Custodian on behalf of the Trustee, is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the related Servicer or Seller does not cure such defect within 60 days from the date the Master Servicer was notified of the defect by the Trustee, or within such other period specified in the related Prospectus Supplement, the related Servicer or Seller if, and to the extent it is obligated to do so under the related servicing agreement or mortgage loan sale agreement will, not later than 90 days or within such other period specified in the related Prospectus Supplement, from the date the Seller or the Master Servicer was notified of the defect by the Depositor, the Master Servicer or the Trustee, repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the outstanding principal balance of such Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of such Mortgage Loan immediately prior to foreclosure), plus accrued and unpaid interest to the date of the next scheduled payment on such Mortgage Loan at the related Mortgage Rate.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the 'Deleted Loan') and substitute in its place one or more other Loans (each, a 'Qualified Substitute Mortgage Loan') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and (ii) with respect to a Trust Fund for which a REMIC election or elections are made, the Trustee must have received a satisfactory opinion of counsel that such substitution will not result in a prohibited transactions tax under the Code or cause the Trust Fund to lose its status as a REMIC, or in the case of a Trust Fund consisting of two or more REMICs, that such substitution will not cause any such REMIC to lose its status as a REMIC.

     Any Qualified Substitute Mortgage Loan will have, unless otherwise specified in the related Prospectus Supplement, on the date of substitution,
(i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Securityholders), (ii) an interest rate not lower than and not more than 1% of the interest rate of the Deleted Loan, (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, and (v) comply with all of the representations and warranties set forth in the related Agreement as of the date of substitution. The related Agreement may include additional requirements relating to ARMs or other specific types of Mortgage Loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Securityholders or the Trustee for a material defect in a Loan document.

     Unless otherwise specified in the related Prospectus Supplement, the Seller (or other party as described in the related Prospectus Supplement) will make representations and warranties with respect to Loans which comprise the Mortgage Assets for a Series. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties' above. If the related Seller (or other party) cannot cure a breach of any such representations and warranties in all material respects within 60 days after notification by the Master Servicer, the Depositor or the Trustee of such breach, and if such breach is of a nature that materially and adversely affects interest of the Securityholders in such Loan, the Seller is obligated to cure, substitute or repurchase the affected Mortgage Loan if such Seller is required to do so under the applicable agreement.

REPORTS TO SECURITYHOLDERS

     The Master Servicer will prepare and will forward or will provide to the Trustee for forwarding to each Securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series as specified in the related Agreement, among other things:

          (i) as applicable, either (A) the amount of such distribution allocable to principal on the Mortgage Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the Master Servicer or by a Servicer or (B) the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each Class and the aggregate unpaid principal amount (or Compound Value) of each Class following such distribution;

          (ii) as applicable, either (A) the amount of such distribution allocable to interest on the Mortgage Assets and the amount, if any, advanced by the Master Servicer or a Servicer or (B) the amount of the interest distribution;

          (iii) the amount of servicing compensation with respect to the Mortgage Assets paid during the Due Period commencing on the Due Date to which such distribution relates and the amount of servicing compensation during such period attributable to penalties and fees;

          (iv) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
     (i)(B) above, the amount of interest accrued on such Securities during the related Interest Accrual Period and added to the Compound Value thereof;

          (v) in the case of Floating Interest Securities, the Floating Rate applicable to the distribution being made;

          (vi) if applicable, the number and aggregate principal balances of Loans (A) delinquent for 31 to 60 days, (B) delinquent for 61 days to 90 days and (C) delinquent 91 days or more, as of the close of business on the Determination Date to which such distribution relates;

          (vii) if applicable, the book value of any REO Property acquired on behalf of Securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of business on the last Business Day of the calendar month preceding the Distribution Date to which such distribution relates;

          (viii) if applicable, the amount of coverage under any pool insurance policy as of the close of business on the applicable Distribution Date;

          (ix) if applicable, the amount of coverage under any special hazard insurance policy as of the close of business on the applicable Distribution Date;

          (x) if applicable, the amount of coverage under any bankruptcy bond as of the close of business on the applicable Distribution Date;

          (xi) in the case of any other credit support described in the related Prospectus Supplement, the amount of coverage of such credit support as of the close of business on the applicable Distribution Date;

          (xii) in the case of any Series which includes a Subordinate Class, the Subordinated Amount, if any, determined as of the related Determination Date and if the distribution to the Senior Securityholders is less than their required distribution, the amount of the shortfall;

          (xiii) the amount of any withdrawal from any applicable Reserve Fund included in amounts actually distributed to Securityholders and the remaining balance of each Reserve Fund (including any Subordination Reserve
     Fund), if any, on such Distribution Date, after giving effect to distributions made on such date; and

          (xiv) such other information as specified in the related Agreement.

     With respect to each Series of Certificates or Notes, Securityholders will be referred to as the 'Certificateholders' or the 'Noteholders', respectively.

     In addition, within a reasonable period of time after the end of each calendar year the Master Servicer, unless otherwise specified in the related Prospectus Supplement, will furnish to each Securityholder of record at any time during such calendar year a report summarizing the items provided to Securityholders as specified in the related Agreement to enable Securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the Securityholders will not have been examined and reported upon by an independent public accountant. However, the Master Servicer will provide to the Trustee a report by independent public accountants with respect to the Master Servicer's servicing of the Loans. See 'Servicing of Loans -- Evidence as to Compliance' herein.

INVESTMENT OF FUNDS

     The Certificate Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a Series that may be invested by the Trustee or by the Master Servicer or by the Servicer, if any, can be invested only in Eligible Investments acceptable to each Rating Agency rating such Series, which may include, without limitation, (i) direct obligations of, or obligations fully guaranteed as to principal and interest by, the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America; (ii) commercial paper (having original maturities of not more than nine months) of any corporation incorporated under the laws of the United States or any state thereof or the District of Columbia which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating, or such lower category as will not result in the downgrading or withdrawal of the ratings then assigned to the Securities by each Rating Agency; (iii) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any bank or trust company incorporated under the laws of the United States of America or of any state thereof or the District of Columbia, provided that the short-term commercial paper of such bank or trust company (or in the case of the principal depository institution in a depository institution holding company, the long-term unsecured debt obligations of such holding company) at the date of acquisition thereof has been rated by each Rating Agency in its highest short-term rating; (iv) money market funds or mutual funds organized under the Investment Company Act of 1940 rated in the highest rating category by each Rating Agency; (v) repurchase obligations (the collateral of which is held by a third party or the Trustee) with respect to any security described in (i) above, provided that the long-term unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in one of its two highest long-term rating categories; and (vi) such other investments which do not adversely affect the rating on the Securities of such Series as confirmed in writing by each Rating Agency.

     Funds held in a Reserve Fund or Subordinated Reserve Fund may be invested in certain Eligible Reserve Fund Investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the related Prospectus Supplement.

     Eligible Investments or Eligible Reserve Fund Investments with respect to a Series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the Trustee and amounts in the Certificate Account, any Reserve Fund or the Subordinated Reserve Fund for such Series are required or may be anticipated to be required to be applied for the benefit of Securityholders of such Series.

     Unless provided in the related Prospectus Supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicer Account, Collection Account or the Certificate Account will be property of the Trustee, the Master Servicer or a Servicer and not available for distributions to Securityholders. See 'Servicing of Loans' herein.

EVENT OF DEFAULT AND RIGHTS UPON EVENTS OF DEFAULT

     Pooling and Servicing Agreement and Servicing Agreement. Events of Default under the Pooling and Servicing Agreement or Servicing Agreement for each Series of Certificates or Notes, respectively, generally include (i) any failure by the Master Servicer to remit to the Trustee for distribution to the Securityholders (or distribution to Holders of the Equity Certificates with respect to a Series of Notes) of such Series any required payment which continues unremedied for the number of days specified in the related Pooling and Servicing Agreement or Servicing Agreement, after the giving of written notice of such failure, requiring the same to be remedied, to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the related Holders of Securities of such Series evidencing at least 25% of Voting Rights of the Securities for such Series, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related Pooling and Servicing Agreement or Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor with respect to each Series of Certificates or by the Trustee or the Issuer with respect to each Series of Notes, or to the Master Servicer, the Depositor and the Trustee with respect to each Series of Certificates or to the Master Servicer, the Issuer and the Trustee with respect to each Series of Notes by the Holders of Securities of such Series evidencing at least 25% of the Voting Rights of the Securities and (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default remains unremedied under the Pooling and Servicing Agreement or Servicing Agreement for a Series, the Trustee for such Series or Holders of Securities of such Series evidencing at least 51% of the aggregate outstanding principal amount of the Securities for such Series (the first 51% who provide such notice) or the Depositor may terminate all of the rights and obligations of the Master Servicer as servicer under the Pooling and Servicing Agreement or Servicing Agreement and in and to the Mortgage Loans (other than its right as a Securityholder (or as Holder of the Equity Certificates with respect to a Series of Notes) under the Pooling and Servicing Agreement or Servicing Agreement, as applicable, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement or Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the related Pooling and Servicing Agreement or Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, a FNMA- or FHLMC-approved mortgage servicing institution with a net worth of at least $10,000,000 or such other amount as specified in the related Prospectus Supplement to act as a successor to the Master Servicer under the related Pooling and Servicing Agreement or Servicing Agreement (unless otherwise set forth in the related Pooling and Servicing Agreement or Servicing Agreement). Pending such appointment, the Trustee is obligated to act in such capacity.

     No Securityholder of a Series, solely by virtue of such Holder's status as a Securityholder, will have any right under the Pooling and Servicing Agreement or Servicing Agreement for such Series to institute any proceeding with respect to the related Pooling and Servicing Agreement or Servicing Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing at least 25% of the aggregate outstanding principal amount of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. Unless otherwise provided in the related Prospectus Supplement for a Series of Notes, an Event of Default under the Indenture generally will include: (i) a default for five days or more (or other period of time described in the related Prospectus Supplement) in the payment of any principal of or interest on any Note or Equity Certificates of such Series; (ii) failure to perform any other covenant of the Issuer in the Indenture which continues for a period of 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Compound Interest Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Noteholder or Holder of an Equity Certificate of a Series, solely by virtue of such Holder's status as a Noteholder or Holder of an Equity Certificate, will have any right under an Owner Trust Agreement or Indenture for such Series to institute any proceeding with respect to such Agreement unless such holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Notes or Equity Certificates of any class evidencing at least 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Pursuant to the terms of the Indenture, if an Event of Default occurs and is continuing, Senior Securityholders may be entitled to exercise certain rights of the Holders of the Securities, without the consent of

Subordinate Securityholders, and the Subordinate Securityholders may exercise such rights only with the prior consent of the Senior Securityholders.

THE OWNER TRUSTEE

     The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Owner Trustee for each Series of Notes will be set forth in the related Prospectus Supplement. The entity serving as Owner Trustee may have normal banking relationships with the Depositor or the Master Servicer.

THE TRUSTEE

     The identity of the commercial bank, national banking association, banking corporation, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Master Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement or Indenture relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the related Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of any related Agreement, the Securities or of any Mortgage Asset or related documents. If no Event of Default (as defined in the related Pooling and Servicing Agreement, Sale and Servicing Agreement or Indenture) has occurred, the Trustee is required to perform only those duties specifically required of it under the related Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Securityholders to the Master Servicer under the related Agreement.

     The Trustee may be held liable for its own grossly negligent action or failure to act, or for its own willful misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders in an Event of Default. See 'Event of Default and Rights Upon Events of Default' above. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, the Master Servicer and to all Securityholders; provided, that such resignation shall not be effective until a successor trustee is appointed. If no successor Trustee has been appointed and has accepted the appointment within 60 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee; provided, that such the resigning Trustee shall not resign and be discharged until such time as the successor trustee is approved by each Rating Agency. The Trustee may also be removed at any time (i) by the Depositor, if the Trustee ceases to be eligible to continue as such under the related Pooling and Servicing Agreement or Indenture, (ii) if the Trustee becomes insolvent, (iii) if a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee pursuant to the related Agreement is located, or (iv) by the Holders of Securities evidencing at least 51% of the aggregate outstanding principal amount of the Securities in the Trust Fund upon notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

CERTIFICATE ACCOUNT

     The Trustee will establish a separate account (the 'Certificate Account') in its name as Trustee for the Securityholders, or if it is so specified in the related Prospectus Supplement, the Certificate Account may be established by the Master Servicer in the name of the Trustee. Unless otherwise specified in the related Prospectus Supplement, the Certificate Account will be an Eligible Account, and the funds held therein may be invested, pending disbursement to Securityholders of the related Series, pursuant to the terms of the related Pooling and Servicing Agreement or the related Servicing Agreement and Indenture, in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be entitled to receive, as additional compensation, any interest or other income earned on funds in the Certificate Account. There will be deposited into the Certificate Account monthly all funds received from the Master Servicer and required withdrawals from any reserve funds. Unless otherwise specified in the related Prospectus Supplement, the Trustee is permitted from time to time to make withdrawals from the Certificate Account for each Series to remove amounts deposited therein in error, to pay to itself or the Master Servicer any reinvestment income on funds held in the Certificate Account to the extent it is entitled, to remit to the Master Servicer its Servicing Fee, assumption or substitution fees, late payment charges and other mortgagor charges, reimbursement of Advances and expenses, to make deposits to any reserve fund, to make regular distributions to the Securityholders, to clear and terminate the Certificate Account and to make other withdrawals as required or permitted by the related Agreements.

EXPENSE RESERVE FUND

     If specified in the Prospectus Supplement relating to a Series, the Depositor may deposit on the related Closing Date in an account to be established with the Trustee (the 'Expense Reserve Fund') cash or Eligible Investments which will be available to pay anticipated fees and expenses of the Trustee or other agents. The Expense Reserve Fund for a Series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the related Prospectus Supplement. The Expense Reserve Fund, if any, will not be part of the Trust Fund held for the benefit of the Holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

AMENDMENT OF AGREEMENTS

     Unless otherwise specified in the Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may be amended by the Depositor, the Master Servicer, and the Trustee with respect to such Series, without notice to or consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement which are not inconsistent with any other provisions of such Pooling and Servicing Agreement or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than pursuant to clause
(iv) above) will not adversely affect in any material respect the interests of any Certificateholders of such Series.

     Unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates may also be amended by the Trustee, the Master Servicer and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Certificates of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Certificateholders of such Series; provided, however, that no such amendment may (i) reduce the amount or delay the timing of payments on any Certificate without the consent of the Holder of such Certificate; (ii) adversely affect the REMIC status, if a REMIC election or elections have been made, for the related Trust Fund of a Series; or
(iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Certificates affected thereby.

     Notwithstanding the foregoing, if a REMIC election or elections have been made with respect to the related Trust Fund, the Trustee will not be entitled to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Depositor or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or any related REMIC or cause such Trust Fund or any such REMIC to fail to qualify as a REMIC.

     Unless otherwise specified in the Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may be amended by the parties thereto without the consent of any of the Noteholders covered by such Agreement
(i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be defective or inconsistent with any other provision therein or (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Noteholder covered by the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement or Indenture for each Series of Notes may also be amended by the parties thereto with the consent of the Holders evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Noteholders of such Series; provided, however, that no such amendment may (i) reduce the amount of or delay the timing of, payments received on any Note without the consent of the holder of such Note, (ii) adversely affect in any material respect the interests of the holders of any Class of Notes in a manner other than as described in (i), without the consent of the holders of Notes of such Class evidencing not less than 66 2/3% of the aggregate outstanding principal amount of the Notes of each Class of such Series affected thereby or (iii) reduce the aforesaid percentage of aggregate outstanding principal amount of Notes of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Notes affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series, if other than as set forth herein. If specified in the related Prospectus Supplement, a provider of credit enhancement may be entitled to certain Voting Rights of the Securityholders.

REMIC ADMINISTRATOR

     With respect to any Multiple Class Series of Certificates as to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     The obligations created by the related Agreements for a Series will terminate upon the distribution to Securityholders of all amounts distributable to them pursuant to such Agreements after (i) the later of the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund for such Series or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan or (ii) the repurchase by the Master Servicer or the Depositor (or other party as specified in the Prospectus Supplement) from the Trustee for such Series of all Mortgage Loans at that time subject to the related Agreements and all property acquired in respect of any Mortgage Loan. The exercise of such right will effect early retirement of the Securities of such Series, but such right to so purchase is subject to the aggregate principal balances of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the Cut-off Date Aggregate Principal Balance. In no event, however, will the trust created by the related Agreements continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Master Servicer or the Trustee, as applicable, will give written notice of termination of the related Agreements to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. See 'Description of the Securities -- Optional Termination' herein.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of housing loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Mortgage Loans comprising or underlying the Mortgage Assets for a Series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to such instruments depends on their terms and in some cases the term of separate subordination or intercreditor agreements, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary. At origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner, the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender a power of sale, until such times as the debt is repaid. The mortgagee's authority under a mortgage or a deed to secure debt and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage, the deed to secure debt, or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a Series of Securities, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations which are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement or the filing of the financing statements related thereto in the appropriate recording office, or the taking of possession of the cooperative shares; depending on the law of the state where the cooperative is located. Such a lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges. Such a lien or security interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Unless otherwise specified in the related Prospectus Supplement, all cooperative apartments relating to the Cooperative Loans are located in the State of New York. A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See 'Realizing on Cooperative Loan Security' below.

     Tax Aspects of Cooperative Ownership. In general, a 'tenant-stockholder' (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust or a deed to secure debt is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage, a deed of trust, or a deed to secure debt, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. It is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

REALIZING UPON COOPERATIVE LOAN SECURITY

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     The terms of the Cooperative Loans do not require either the tenant-stockholder or the Cooperative to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title also may adversely affect the marketability of the cooperative dwelling unit in the event of foreclosure.

     In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a Cooperative Loan by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or a deed to secure debt or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage or a deed to secure debt. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale. Certain state laws also place a limitation on the mortgagee with respect to late payment charges.

     With respect to mortgage loans secured by collateral in addition to the related properties, realization upon the additional collateral may be governed by the Uniform Commercial Code in effect under the law of the state applicable thereto. Some courts have interpreted the Uniform Commercial Code to prohibit or limit a deficiency award in certain circumstances, including those in which the disposition of the collateral was not conducted in a commercially reasonable manner. In some states, the Uniform Commercial Code does not apply to liens upon additional collateral consisting of certain types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws applicable thereto rather than by the Uniform Commercial Code, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any Additional Collateral is governed by the Uniform Commercial Code or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such prohibitions may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently. Some state statutes require secured parties to exhaust the security afforded by the mortgaged properties through foreclosure before attempting to realize upon the related additional collateral (including any third-party guarantees). Other state statutes require secured parties to foreclose upon mortgaged properties and additional collateral concurrently. In states where statutes limit the rights of secured parties to obtain deficiency judgments against borrowers or guarantors following foreclosure upon the related mortgaged properties and where secured parties either are required or elect to proceed against such mortgaged properties before proceeding against the related additional collateral, limitations upon the amounts of deficiency judgments may reduce the amounts that may be realized by the secured parties upon the disposition of such additional collateral. Further, in certain states where secured parties may choose whether to proceed against the related mortgaged properties or additional collateral first or against both concurrently, the secured parties, following a proceeding against one, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the other. Consequently, the practical effect of the election requirement, in those states permitting such election, is that secured parties will usually proceed against both concurrently or against the mortgaged properties first if prohibited from proceeding against both by state law.

     For Cooperative Loans. Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under
Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights. In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 under the Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt. Therefore, with respect to any

Additional Collateral Loan secured by property of the debtor in addition to the debtor's principal residence, courts with federal bankruptcy jurisdiction may reduce the amount of each monthly payment, change the rate of interest, alter the repayment schedule, forgive all or a portion of the debt, reduce the lender's security interest to the value of the collateral and otherwise subject such mortgage loan to the cramdown provisions of Chapter 13.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans. With respect to mortgage loans secured by collateral in addition to the related mortgaged properties, such tax liens may in certain circumstances provide priority over the lien on such additional collateral.

     Certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, 'High Cost Loans'), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgaged loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator thereof. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See 'Loan Underwriting Procedures and Standards -- Representations and Warranties.'

     Soldiers' and Sailors' Civil Relief Act. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Securityholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See ' -- Foreclosure on Mortgages' herein.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Unless the Prospectus Supplement indicates otherwise, the Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'Garn-St Germain Act'), preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     The Mortgage Loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible as Mortgage Assets if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ADJUSTABLE INTEREST RATE LOANS

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate 'alternative mortgage instruments' (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, as succeeded by the OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or otherwise is deemed an 'owner' or 'operator' of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender.

MANUFACTURED HOME LOANS

     Security Interests in the Manufactured Homes. Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event such notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

     As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions or the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the lender or its assignee.

     With respect to a Series of Securities evidencing interests in a Trust Fund that includes Manufactured Home Loans and as described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the Securityholders would be against the Seller pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the related Prospectus Supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the assignor.

     Relocation of a Manufactured Home. In the event that the owner of a Manufactured Home moves the home to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner reregisters the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in such state, and if steps are not taken to reperfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to such Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states which provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for a registration of a Manufactured Home, reregistration could defeat perfection. In the ordinary course of servicing the Manufactured Home Loans, the Master Servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the Trustee must surrender possession of the certificate of title or the Trustee will receive notice as a result of its lien noted thereon and accordingly will be an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the related Pooling and Servicing Agreement or Servicing Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     Intervening Liens. Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Master Servicer or the originator of such Loans will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, such liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the Trustee or Securityholders in the event such a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     Enforcement of Security Interests in Manufactured Homes. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders or subsequently perfected interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing such borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See 'Anti-deficiency Legislation and Other Limitations on Lenders' above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See 'Federal Bankruptcy and Other Laws Affecting Creditors' Rights' and 'Equitable Limitations on Remedies' above.

     Consumer Protection Laws. The so-called 'Holder-In-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against such borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     Transfers of Manufactured Homes; Enforceability of 'Due-on-Sale' Clauses. Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any such sale or transfer for which no such consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. See 'Due-on-Sale Clauses in Mortgage Loans' above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in 'Due-on-Sale Clauses in Mortgage Loans' above. FHA Loans and VA Loans are not permitted to contain 'due-on-sale' clauses, and so are freely assumable.

     Applicability of Usury Laws. Title V provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See 'Applicability of Usury Laws' above.

     Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

     Formaldehyde Litigation. A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under 'Consumer Protection Laws', the holder of any Loan secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Loan and may be unable to collect amounts still due under the Loan. In the event an obligor is successful in asserting such a claim, the related Securityholders could suffer a loss if (i) the related Seller fails or cannot be required to repurchase the affected Loan for a breach of representation and warranty and (ii) the Master Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     Soldiers' and Sailors' Civil Relief Act. Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's Manufactured Home Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Manufactured Home Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Trust Fund to collect full amounts of interest on certain of the Manufactured Home Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Trust Fund to enforce the lien with respect to an affected Manufactured Home Loan during the borrower's period of active duty status. Thus, in the event that such a Manufactured Home Loan goes into default, there may be delays and losses occasioned by the inability to enforce the lien with respect to the Manufactured Home in a timely fashion.

     Forfeitures in Drug and RICO Proceedings. Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the 'Crime Control Act'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before the commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of the execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates and Notes offered hereunder where Thacher Proffitt & Wood, Brown & Wood LLP or Stroock & Stroock & Lavan LLP is identified in the applicable Prospectus Supplement as counsel to the Depositor (hereinafter 'Counsel to the Depositor'). This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the 'Code') and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See 'State and Other Tax Consequences.' Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

     The following discussion addresses securities of two general types: (i) certificates (the 'REMIC Certificates') representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ('REMIC') under Sections 860A through 860G (the 'REMIC Provisions') of the Code andebtedness of the Issuer for federal income tax purposes. The Prospectus Supplement for each Series of Securities will indicate which of the foregoing treatments will apply to such Series and, if a REMIC election (or elections) will be made with respect to a Series of Certificates, will identify all 'regular interests' and 'residual interests' in the REMIC.

REMICs

     As to each Series of Certificates, unless otherwise disclosed in the related Prospectus Supplement, the Trustee will covenant to elect to have treated the Trust Fund, or a portion thereof, as one or more REMICs. The Prospectus Supplement for each Series of Certificates will identify all Certificates representing 'regular interests' and the 'residual interest' in each such REMIC. If a REMIC election or elections will not be made for a Trust Fund, the federal income tax consequences of the purchase, ownership and disposition of the related Certificates will be set forth in the related Prospectus Supplement. For purposes of this tax discussion, references to a 'Certificateholder' or a 'holder' are to the beneficial owner of a Certificate.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the 'OID Regulations'), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the 'REMIC Regulations'). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

     Classification of REMICs

     Upon the issuance of each Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of 'regular interests' ('REMIC Regular Certificates') or 'residual interests' ('REMIC Residual Certificates') in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to provide relief in the event of an inadvertent termination of REMIC status, no regulations have been issued implementing this provision. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions.

     Characterization of Investments in REMIC Certificates

     In general, the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be 'qualified mortgages' within the meaning of Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Loans, payments on Loans (including temporary investments of such proceeds) held pending distribution on the REMIC Certificates and may include property acquired by foreclosure held pending sale, and amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, or amounts in reserve accounts would be considered to be part of the Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Loans for purposes of all the foregoing sections. In addition, in some instances Loans (including Additional Collateral Loans) may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include Additional Collateral Loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the Loans not to qualify for one or more of such characterizations. If so, the related Prospectus Supplement will describe the Loans (including Additional Collateral Loans) that may not be so treated. The REMIC Regulations do provide, however, that payments on Loans held pending distribution are considered part of the Loans for purposes of Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures

     For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such Series of REMIC Certificates, Counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount

     Certain REMIC Regular Certificates may be issued with 'original issue discount' within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the 'constant yield' method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Loans held by, or Loans underlying Mortgage Assets held by, a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the 'Committee Report') accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the 'Prepayment Assumption') used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, any Master Servicer nor the Trustee will make any representation that the Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the 'Closing Date'), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than 'qualified stated interest.' 'Qualified stated interest' is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, at a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates' or one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular

Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that the portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called 'teaser' interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount' for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the 'daily portions' of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each 'accrual period,' that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of
(i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the participation agreement or other organizational document under which such Mortgage Asset was issued, and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Loans being prepaid at a rate equal to the Prepayment Assumption, and in the case of Mortgage Assets other than Loans, that distributions will be made with respect to each Mortgage Asset in accordance with the participation agreement or other organizational document under which such Mortgage Asset was issued. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of the REMIC Regular Certificate's 'adjusted issue price,' in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day plus (ii) the daily portions of original issue discount for all days during such accrual period prior to such day minus (iii) any principal payments made during such accrual period prior to such day with respect to such certificate.

     Market Discount

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See 'Taxation of Owners of REMIC Regular Certificates -- Premium.' Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See 'Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount.' Such treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department certain rules described in the Committee Report should apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates accrues, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument rather than as a separate interest deduction. By analogy to recently finalized bond premium regulations, any allocable premium in excess of the interest income may be deductible to the extent of prior accruals of interest. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating such Certificateholder as having made the election to amortize premium generally. See 'Taxation of Owners of REMIC Regular Certificates -- Market Discount.' The Committee Report states that the same rules that apply to accrual of market discount (which rules presumably will require use of a prepayment assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under
Section 171 of the Code.

     Realized Losses

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

GENERAL

     Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the Holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a '30 days per month/90 days per quarter/360 days per year' convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income of or allowed as a loss to any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in 'Taxable Income of the REMIC' and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of 'passive activity losses.'

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations or otherwise, to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to 'excess inclusions' and 'noneconomic' residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by amortization of any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby), amortization of any premium on the Loans, bad debt losses with respect to the Loans and, except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.' The issue price of a REMIC Certificate received in exchange for an interest in the Loans or other property will equal the fair market value of such interests in the Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently as it accrues, on a constant yield basis. See ' -- Taxation of Owners of REMIC Regular Certificates' above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Loans with market discount that it holds.

     A Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described above, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Loans. Premium on any Loan to which such election applies may be amortized under a constant yield method, presumably taking into account the Prepayment Assumption. Further, such an election would not apply to any Loan originated on or before September 27, 1985. Instead, premium on such a Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting 'regular interests' in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess 'Issue Premium'), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount.'

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ' -- Prohibited Transactions and Other Possible REMIC Taxes' below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions.' If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of the taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ' -- Sales of REMIC Certificates,' below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC

Residual Certificate would have had in the hands of an original holder, see ' -- Taxation of Owners of REMIC Residual Certificates -- General.'

     Excess Inclusions

     Any 'excess inclusions' with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the 'excess inclusions' with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the 'daily accruals' (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the 'adjusted issue price' of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the 'long-term Federal rate' in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The 'long-term Federal rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as 'unrelated business taxable income' to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ' -- Foreign Investors in REMIC Certificates,' below.

     Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of the taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions.

     Under Treasury regulations yet to be issued, in the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of
Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. A similar rule will apply with respect to regulated investment companies, common trust funds and certain cooperatives.

     Noneconomic REMIC Residual Certificates

     Under the REMIC Regulations, transfers of 'noneconomic' REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such 'noneconomic' REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that for each anticipated excess inclusion the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor will also be required to make a reasonable investigation to determine such transferee's historic payments of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date might be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered 'noneconomic' residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered 'noneconomic' will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered 'noneconomic' for purposes of the above-described rules. See ' -- Foreign Investors In REMIC Certificates -- REMIC Residual Certificates' below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules

     On December 24, 1996, the IRS released final regulations (the 'Mark-to-Market Regulations') relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. For taxable years beginning after December 31, 1997, in the case of a partnership that has 100 or more partners and elects to be treated as an 'electing large partnership,' 70 percent of such partnership's miscellaneous itemized deductions will be disallowed, although the remaining deductions will generally be allowed at the partnership level and will not be subject to the 2 percent floor that would otherwise be applicable to individual partners. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of such Certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a 'pass-through entity' beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions.' Except as provided in the following five paragraphs, any such gain or loss will be capital gain or loss provided such REMIC Certificate is held as a capital asset (generally property held for investment) within the meaning of Section 1221 of the Code.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the 'applicable Federal rate' (generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount and -- Premium.'

     REMIC Certificates will be 'evidences of indebtedness' within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a 'conversion transaction' within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate 'applicable Federal rate' (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires a REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a 'taxable mortgage pool' (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Section 1091 of the Code. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     Prohibited Transactions and Other Possible REMIC Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (a 'Prohibited Transaction Tax'). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Loan, the receipt of income from a source other than a Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a 'Contributions Tax'). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize 'net income from foreclosure property' subject to federal income tax.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on 'net income from foreclosure property' or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee, in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund, resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations.

     If a REMIC Residual Certificate is transferred to a 'disqualified organization' (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the 'applicable Federal rate' for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. Such a tax would be generally imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and, as of the time of the transfer, the transferor did not have actual knowledge that such affidavit was false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the related Pooling and Servicing Agreement, and will be discussed more fully in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a 'pass-through entity' (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalty of perjury that such social security number is that of the record holder or (ii) a statement under penalty of perjury that such record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an 'electing large partnership,' all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that would be subject to tax under the second preceding sentence is excluded from the gross income of the partnership (in lieu of a deduction in the amount of such tax generally allowed to pass-through entities).

     For these purposes, a 'disqualified organization' means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (not including instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a 'pass-through entity' means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination and Liquidation

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss. If the REMIC adopts a plan of complete liquidation, within the meaning of Section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subjected to any 'prohibited transactions taxes' solely on account of such qualified liquidation, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the REMIC, will generally hold at least a nominal amount of REMIC Residual Certificates, and will be designated as and will act as the 'tax matters person' with respect to the REMIC in all respects.

     The Trustee, as the tax matters person or as agent for the tax matters person, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders will generally be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as the tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to certain trusts and individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts described in Sections 664(c) and 4947(a)(1) of the Code, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date among other things, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets, will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

     The responsibility for complying with the foregoing reporting rules will be borne by the Trustee.

     Backup Withholding With Respect to REMIC Certificates

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the 'backup withholding tax' under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Treasury regulations (the 'Final Withholding Regulations'), which are generally effective with respect to payments made after December 31, 1999, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisors regarding the application of the Final Withholding Regulations. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates

     A REMIC Regular Certificateholder that is not a 'United States person' (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). The Final Withholding Regulations consolidate and modify the current certification requirements and means by which a non-United States person may claim exemption from United States federal income tax withholding. All holders that are non-United States persons should consult their tax advisors regarding the application of the Final Withholding Regulations, which are generally effective with respect to payments made after December 31, 1999. For these purposes, 'United States person' means a citizen or resident of the United States, a corporation or partnership or entity treated as a partnership or corporation for United States Federal income tax purposes created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the related REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question. Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.

NOTES

     On or prior to the date of the related Prospectus Supplement with respect to the proposed issuance of each Series of Notes, Counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, Owner Trust Agreement and certain related documents and upon issuance of the Notes, for federal income tax purposes (i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Owner Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool.

     STATUS AS REAL PROPERTY LOANS

     Notes held by a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Code section 7701(a)(19)(C)(v); and (ii) Notes held by a real estate investment trust will not constitute 'real estate assets' within the meaning of Code section 856(c)(4)(A) and interest on Notes will not be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code section 856(c)(3)(B).

     Taxation of Noteholders

     Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (i) income reportable on the Notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the Notes. See
' -- REMICs -- Taxation of Owners of REMIC Regular Certificates' and ' -- Sales of REMIC Certificates.'

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                              ERISA CONSIDERATIONS

     ERISA imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ('ERISA Plans').
Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ('Qualified Retirement Plans') and on Individual Retirement Accounts ('IRAs') described in Section 408 of the Code (collectively, 'Tax-Favored Plans'; Tax-Favored Plans and ERISA Plans, collectively, 'Plans').

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a qualified retirement plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving 'Plan Assets' of Plans and persons ('parties in interest' under Section 3(14) of ERISA or 'disqualified persons' under Section 4975(e)(2) of the Code; collectively, 'Parties In Interest') who have certain specified relationships to the Plans, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

     Plan Asset Regulations. Certain transactions involving a Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the Securities, if the underlying Mortgage Assets and other assets included in the Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the 'DOL') has promulgated regulations at 29 C.F.R. 'SS'2510.3-101 (the 'Plan Asset Regulations') defining the term 'Plan Assets' for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Plan acquires an 'equity interest' in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. In addition to several exceptions not applicable to an entity like the Trust Fund, a Plan's Assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if Benefit Plan Investors (i.e., Plans and certain employee benefit plans not subject to ERISA) do not own 25% or more in value of any class of equity securities issued by the entity. Neither Plans nor persons investing Plan Assets should acquire or hold Securities in reliance upon the availability of any exception under the Plan Asset Regulations. The Plan Asset Regulations provide that the term 'equity interest' means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no 'substantial equity features.' Under the Plan Asset Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a Certificate or a Note with 'substantial equity features'), and, because of the factual nature of certain of the rules set forth in the Plan Asset Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the Trust Fund). Without regard to whether the Notes are characterized as equity interests, the purchase, sale and holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the applicable Trustee or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan.

     Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Servicer, any sub-servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan 'fiduciary' and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan Assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a 'guaranteed governmental mortgage pool certificate', the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a 'guaranteed governmental mortgage pool certificate' FHLMC Certificates, GNMA Certificates and FNMA Certificates. Accordingly, even if such Agency Securities included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such Agency Securities would not be treated as assets of such Plans. Private Mortgage Backed Securities are not 'guaranteed governmental mortgage pool certificates' within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion herein and in the related Prospectus Supplement before purchasing any such Certificates.

     Prohibited Transaction Exemption. The DOL has granted to Donaldson, Lufkin & Jenrette Securities Corporation ('DLJ') an individual prohibited transaction exemption, as amended (Prohibited Transaction Exemption 90-83, the 'Exemption'), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale, holding and disposition of mortgage pass-through securities underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section 'ERISA Considerations,' the term 'Underwriter' includes (a) DLJ,
(b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DLJ and (c) any member of the underwriting syndicate or selling group of which a person described in
(a) or (b) is a manager or co-manager with respect to a class of Securities. 'Securities' potentially covered by the Exemptions would include Certificates, Notes that are treated as 'equity interests' under the Plan Assets Regulation, and interests issued by a Trust Fund that elects to be treated as a REMIC or FASIT.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same Trust Fund. Third, the Securities at the time of acquisition by or with Plan Assets must be rated in one of the three highest generic rating categories by Standard and Poor's, a Division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps, Inc. or Fitch IBCA, Inc. (collectively, the 'Exemption Rating Agencies'). Fourth, the Trustee cannot be an affiliate of any other member of the 'Restricted Group,' which consists of any Underwriter, the Master Servicer, any Servicer, any subservicer, the

Trustee and any obligor with respect to assets of a Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations, and the sum of all payments made to and retained by the Master Servicer, any Servicer and any subservicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption requires that the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that a Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of a type that have been included in other investment pools; (ii) securities in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the Plan's acquisition of Securities; and (iii) securities in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     A fiduciary of any Plan or other investor of Plan Assets contemplating purchasing a Certificate or Note must make its own determination that the general conditions set forth above will be satisfied with respect to such Certificate or Note.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition in the secondary market of Securities by Plans or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA in connection with the direct or indirect sale, exchange, transfer, holding, acquisition or disposition of a Certificate or Note by, or with Plan Assets of, an 'Excluded Plan' (as hereinafter defined) by any person who has discretionary authority or renders investment advice with respect to Plan Assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Company or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant Plan Assets in the Securities is (a) a mortgagor with respect to 5% or less of the fair market value of the assets of the related Trust Fund or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition of Securities in the secondary market by a Plan or an entity investing Plan Assets and (iii) the holding of Securities by a Plan or an Entity investing Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Funds. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Funds, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would to otherwise apply merely because a person is deemed to be a Party In Interest with respect to an investing Plan (or the investing entity holding Plan Assets) by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the ownership of Securities by a Plan or the investment of Plan Assets in Securities.

     On July 21, 1997, the DOL amended the Exemption to extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using Funding Accounts for trusts issuing pass-through certificates. With respect to the Securities, the amendment generally allows Mortgage Loans supporting payments to Securityholders, and having a value equal to no more than 25% of the total principal amount of the Securities being offered by a Trust Fund, to be transferred to such Trust Fund within a period no longer than 90 days or three months following the Closing Date ('Pre-Funding Period') instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of Securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

          (1) the ratio of the amount allocated to the Funding Account to the total principal amount of the Securities being offered ('Pre-Funding Limit') must be less than or equal to 25%;

          (2) all additional Mortgage Loans transferred to the related Trust Fund after the Closing Date ('Subsequent Mortgage Loans') must meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust Fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

          (3) the transfer of such Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period must not result in the Securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the Trust Fund;

          (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the 'Average Interest Rate') for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust Fund on the Closing Date;

          (5) in order to ensure that the characteristics of the Subsequent Mortgage Loans are substantially similar to those of the Original Mortgage
     Loans:

             (i) the characteristics of the Subsequent Mortgage Loans must be monitored by an insurer or other credit support provider which is independent of the Depositor; or

             (ii) an independent accountant retained by the Depositor must provide the Depositor with a letter (with copies provided to the Exemption Rating Agency rating the Securities, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus or Prospectus Supplement and/or Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust Fund as of the Closing Date;

          (6) the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Funding Accounts falls below the minimum level specified in the Agreement or an event of default occurs;

          (7) amounts transferred to any Funding Accounts and/or capitalized interest accounts used in connection with the pre-funding may be invested only in certain permitted investments;

          (8) the Prospectus or Prospectus Supplement must describe the duration of the Pre-Funding Period; and

          (9) the Trustee (or any agent with which the Trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The Trustee, as legal owner of the Trust Fund, must enforce all the rights created in favor of Securityholders of the Trust Fund, including employee benefit plans subject to ERISA.

     Before purchasing a Certificate or Note, a fiduciary of a Plan or other investor of Plan Assets should itself confirm (a) that the Securities constitute 'certificates' for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any Securities by or with Plan Assets.

     Any fiduciary or other Plan investor which proposes to purchase Securities on behalf of or with Plan Assets should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of the Exemption or any other prohibited transaction exemption in connection therewith. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such fiduciary or other Plan investor should consider the availability of the Exemption or Prohibited Transaction Class Exemption ('PTCE') 83-1 ('PTCE 83-1') for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to Securities evidencing interests in Trust Funds which include Cooperative Loans and may not provide exemptive relief for Securities having certain cash-flow characteristics that may be issued by a Trust Fund. In addition, such fiduciary or other Plan investor should consider the availability of PTCE 96-23, regarding transactions effected by 'in-house asset managers', PTCE 95-60, regarding investments by insurance company general accounts, PTCE 90-1, regarding investments by insurance company pooled separate accounts, PTCE 91-38, regarding investments by bank collective investment funds, and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.' The Prospectus Supplement with respect to a Series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan investor's investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment.

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published proposed regulations ('Proposed 401(c) Regulations') on December 22, 1997; however the required final regulations have not been issued as of the date hereof. The Proposed 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

     Representations from Plans Investing in Notes with 'Substantial Equity Features' or in Certain Securities. Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Securities, such as Notes with 'substantial equity features,' Subordinate Securities, REMIC Residual Certificates, any Securities which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, transfers of any such Securities to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Securities by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement and that the following statements are correct: (i) the transferee is an insurance company; (ii) the source of funds used to purchase such Securities is an 'insurance company general account' (as such term is defined in PTCE 95-60);
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied; and (iv) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any 'affiliate' thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Securities.

     An opinion of counsel or certification will not be required with respect to the purchase of Securities registered through DTC. Any purchaser of a Security registered through DTC will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Securities on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Security by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     Tax Exempt Investors. A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a 'Tax Exempt Investor') nonetheless will be subject to federal income taxation to the extent that its income is 'unrelated business taxable income' ('UBTI') within the meaning of Section 512 of the Code. All 'excess inclusions' of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See 'Certain Federal Income Tax
Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.'

     Consultation With Counsel. Any fiduciary of a Plan or other Plan investor that proposes to acquire or hold Securities on behalf of a Plan or with Plan Assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of the Exemption, PTCE 83-1 or any other prohibited transaction exemption.

                                LEGAL INVESTMENT

     Each class of Securities offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise set forth in the related Prospectus Supplement, Securities of any Series will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') so long as they are rated by a Rating Agency in one of its two highest categories and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Any Class of Securities that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute 'mortgage related securities' for purposes of SMMEA.

     Under SMMEA, if a State enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities,' the Securities will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of such securities so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage-related securities without limitations as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage-related securities, and national banks may purchase mortgage-related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institution Examination Council has adopted a supervisory policy statement (the 'Policy Statement'), applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in 'high-risk mortgage securities.' The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the Office of Thrift Supervision with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of the Securities of any Series will be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled, 'Mortgage Derivative Products and Mortgage Swaps,' which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain 'high-risk' mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise 'troubled' institutions. According to the bulletin, such 'high-risk' mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Certain classes of Securities offered hereby, including any class that is not rated in one of the two highest categories by at least one Rating Agency, will not constitute 'mortgage related securities' for purposes of SMMEA. Any such class of Securities will be identified in the related Prospectus Supplement. Prospective investors in such classes of Securities, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain Classes of Securities or to purchase any Class of Securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any Class of Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Securities of any Class constitute legal investments under SMMEA or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction applicable to such investor.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Securities offered hereby will be passed upon for the Depositor and for the Underwriters by Thacher Proffitt & Wood, New York, New York, Brown and Wood LLP, New York, New York or Stroock & Stroock & Lavan LLP, New York, New York.

                                 THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on April 14, 1988 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The principal executive offices of the Depositor are located at 277 Park Avenue, 9th Floor, New York, New York 10172. Its telephone number is (212) 892-3000.

     The Depositor was organized, among other things, for the purposes of establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The Depositor has one class of common stock, all of which is owned by Donaldson, Lufkin & Jenrette Inc.

     Neither the Depositor, its parent nor any of the Depositor's affiliates will ensure or guarantee distributions on the Securities of any Series.

     As described herein, the only obligations of the Depositor will be pursuant to certain representations and warranties with respect to the Mortgage Assets. See 'Loan Underwriting Standards -- Representations and Warranties' and 'The Agreements -- Assignment of Mortgage Assets' herein. The Depositor will have no ongoing servicing responsibilities or other responsibilities with respect to any Mortgage Asset. The Depositor does not have nor is it expected in the future to have any significant assets with which to meet any obligations with respect to any Trust Fund. If the Depositor were required to repurchase or substitute a Loan, its only source of funds to make the required payment would be funds obtained from the Seller of such Loan, or if applicable, the Master Servicer or, the Servicer. See 'Risk Factors' herein.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to purchase the Mortgage Assets, to repay indebtedness which has been incurred to obtain funds to acquire the Mortgage Assets, to establish the reserve funds, if any, for the Series and to pay costs of structuring, guaranteeing and issuing the Securities. If so specified in the related Prospectus Supplement, Securities may be exchanged by the Depositor for Mortgage Assets. The Depositor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              PLAN OF DISTRIBUTION

     The Securities offered hereby and by the related Prospectus Supplements will be offered in Series may be sold directly by the Depositor or may be offered through Donaldson, Lufkin & Jenrette Securities Corporation, an affiliate of the Depositor, or through underwriting syndicates represented by Donaldson, Lufkin & Jenrette Securities Corporation (the 'Underwriters') through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

          1. by negotiated firm commitment or best efforts underwriting and public re-offering by the Underwriters;

          2. by placements by the Depositor with institutional investors through dealers; and

          3. by direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, a Series of Securities may be offered in whole or in part in exchange for the Loans (and other assets, if applicable) that would comprise the Trust Fund for such Securities.

     If Underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of a particular Series of Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Securities, the Underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Depositor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several Underwriters and the Underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such Series.

     The Depositor anticipates that the Securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                    GLOSSARY

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise defined in the Prospectus Supplement for a Series, such definitions will apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the Agreements and the Agreements generally provides a more complete definition of certain of the terms. Reference should be made to the Agreements for a more complete definition of such terms.

     'Accrual Date' means, with respect to any Multiple Class Series, the date upon which interest begins accruing on the Securities of the Series, as specified in such Securities and the related Prospectus Supplement.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date on which all Securities of the related Series with Final Scheduled Distribution Dates earlier than that of such Class of Compound Interest Securities have been fully paid, or such other date or period as may be specified in the related Prospectus Supplement.

     'Additional Collateral' means marketable securities, insurance policies, annuities, certificates of deposit, cash, accounts or other personal property and, in the case of Additional Collateral owned by any guarantor, may consist of real estate.

     'Additional Collateral Loan' means a Mortgage Loan that, in addition to being secured by the related Mortgaged Property, is secured by other collateral owned by the related Mortgagors or are supported by third-party guarantees secured by collateral owned by the related guarantors.

     'Advance' means a cash advance by the Master Servicer or a Servicer in respect of delinquent payments of principal of and interest on a Loan, and for the other purposes specified herein and in the related Prospectus Supplement.

     'Agency Securities' means mortgage pass-through securities issued or guaranteed by GNMA, FNMA, FHLMC or other government agencies or government-sponsored agencies.

     'Agreement' means a Pooling and Servicing Agreement, Indenture, Owner Trust Agreement or Servicing Agreement.

     'Appraised Value' means, unless otherwise specified in the related Prospectus Supplement (i) with respect to a Mortgaged Property securing a Single Family or Multifamily Property, the lesser of (x) the appraised value determined in an appraisal obtained at origination of such Mortgage Loan, if any, or, if the related Mortgaged Property has been appraised subsequent to origination, the value determined in such subsequent appraisal and (y) the sales price for the related Mortgaged Property (except in certain circumstances in which there has been a subsequent appraisal); (ii) with respect to certain refinanced, modified or converted Single Family or Multifamily Properties, the lesser of (x) the appraised value of the related Mortgaged Property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related Mortgage Property or, if the Mortgage Loan is not a rate and term refinance Mortgage Loan and if the Mortgaged Property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related Mortgaged Property plus the added value of any improvements; and (iii) with respect to a Mortgaged Property securing a Manufactured Home Loan, the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums.

     'ARM' or 'Adjustable Rate Mortgage' means a Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments in the interest rate component of the Scheduled Payment pursuant to an Index as described in the related Prospectus Supplement.

     'Asset Group' means a group of individual Mortgage Assets which share similar characteristics and are aggregated into one group.

     'Available Distribution Amount' means the amount in the Certificate Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Securityholders on a Distribution Date.

     'Balloon Loan' means Mortgage Loan with payments similar to a Conventional Loan, calculated on the basis of an assumed amortization term, but providing for a Balloon Payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than such assumed amortization term.

     'Balloon Payment' means the payment of all outstanding principal and interest made at the end of the term of a Balloon Loan.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and regulations promulgated thereunder.

     'Bi-Weekly Loan' means a Mortgage Loan which provides for payments of principal and interest by the borrower once every two weeks.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

     'Buy-Down Fund' means a custodial account, established by the Master Servicer or the Servicer for a Buy-Down Loan, that meets the requirements set forth herein.

     'Buy-Down Loan' means a level payment Mortgage Loan for which funds have been provided by a Person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of such Mortgage Loan.

     'Certificate Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Master Servicer in respect of the Mortgage Assets in a Trust Fund.

     'Certificateholder' or 'Holder' means the Person in whose name a Certificate is registered in the Certificate Register.

     'Certificate Rate' means, with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Certificates of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

     'Certificates' means the Mortgage Pass-Through Certificates.

     'Class' means a Class of Securities of a Series.

     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established in the name of the Master Servicer for the deposit by the Master Servicer of payments received from the Mortgage Assets in a Trust Fund (or from the Servicers, if any).

     'Compound Interest Security' means any Security of a Multiple Class Series on which interest accrues and is added to the principal balance of such Security periodically, but with respect to which no interest or principal will be payable except during the period or periods specified in the related Prospectus Supplement.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, as of any Determination Date, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Loan' means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Conventional Loan' means a Loan that is not insured or guaranteed by the FHA or the VA.

     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a cooperative.

     'Cooperative Loan' means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) of a security interest in shares issued by the applicable Cooperative.

     'Cut-off Date' means the date designated in the Pooling and Servicing Agreement or Indenture for a Series on or before which amounts due and payable with respect to a Mortgage Asset will not inure to the benefit of Securityholders of the Series.

     'Deferred Interest' means excess interest resulting when the amount of interest paid by a Mortgagor on a Negatively Amortizing ARM in any month is less than the amount of interest accrued on the Stated Principal Balance thereof.

     'Depositor' means DLJ Mortgage Acceptance Corp.

     'Determination Date' means the day specified in the related Prospectus Supplement as the day on which the Master Servicer calculates the amounts to be distributed to Securityholders on the next succeeding Distribution Date.

     'Distribution Date' means, with respect to a Series or Class, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable to the Trustee or its nominee on any Mortgage Asset.

     'Eligible Account' means an account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each Rating Agency in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee prior to the establishment of such account, the holders of the Securities will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies. Eligible Accounts may bear interest.

     'Eligible Investments' means any one or more of the obligations or securities described as such at 'The Agreements -- Investment of Funds.'

     'Eligible Reserve Fund Investments' means Eligible Investments and any other obligations or securities described as Eligible Reserve Fund Investments in the applicable Agreement, as described in the related Prospectus Supplement for a Series.

     'Equity Certificates' means with respect to each Series of Notes where the Issuer is an owner trust, the ownership interest of the Trust Fund.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Escrow Account' means an account, established and maintained by the Master Servicer or the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premium and other comparable items that are required to be paid to the mortgagee are deposited.

     'FDIC' means the Federal Deposit Insurance Corporation.

     'FHA' means the Federal Housing Administration, a division of HUD.

     'FHA Loan' means a fixed-rate housing loan insured by the FHA.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of a Series, the date after which no Securities of such Class will remain outstanding assuming timely payments or distributions are made on the Mortgage Assets in the related Trust Fund.

     'Financial Guarantee Insurance' means an insurance policy issued by one or more insurance companies which will guarantee timely distributions of interest and full distributions of principal of a Series on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement for the Series.

     'Floating Interest Period' means the period of time during which a given Security Rate applies to a Class of Floating Interest Securities.

     'Floating Interest Security' means any Security of a Multiple Class Series which accrues interest at a Floating Rate.

     'Floating Rate' means a Security Rate which is subject to change from time to time.

     'FNMA' means the Federal National Mortgage Association.

     'GEM Loan' means, unless specified otherwise in the related Prospectus Supplement for a Series, a fixed rate, fully amortizing mortgage loan providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of such increases being applied to principal, and with further provision for level payments thereafter.

     'GNMA' means the Government National Mortgage Association.

     'GPM Fund' means a trust account established by the Master Servicer or the Servicer of a GPM Loan into which funds sufficient to cover the amount by which payments of principal and interest on such GPM Loan assumed in calculating payments due on the Securities of the related Multiple Class Series exceed scheduled payments on such GPM Loan.

     'GPM Loan' means a mortgage loan providing for graduated payments, having an amortization schedule (a) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period of time after which the monthly installments became fixed for the remainder of the mortgage term, (b) providing for deferred payment of a portion of the interest due monthly during such period of time and (c) providing for recoupment of the interest deferred through negative amortization whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

     'Guaranteed Investment Contract' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the agreement relating to a Series of Notes between the Issuer and the Trustee.

     'Index' means the index applicable to any adjustments in the Mortgage Rates of any ARMs included in the Mortgage Assets.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     'Insurance Proceeds' means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     'Interest Accrual Period' means the period specified in the related Prospectus Supplement for a Multiple Class Series, during which interest accrues on the Securities or a Class of Securities of such Series with respect to any Distribution Date.

     'Interest Weighted Securities' means a Class of Securities entitled to a greater percentage of interest on the Loans underlying or comprising the Mortgage Assets for the Series than the percentage of principal, if any, on such Loans to which it is entitled.

     'IRS' means the Internal Revenue Service.

     'Issuer' means with respect to each Series of Notes, the Depositor or an owner trust established by it for the purpose of issuing such Series of Notes.

     'L/C Bank' means the issuer of a letter of credit.

     'L/C Percentage' means the maximum liability of an L/C Bank under a letter of credit, equal to the percentage specified in the related Prospectus Supplement for a Series for which a letter of credit is issued of the initial aggregate principal balance of the Loans in the related Trust Fund or one or more Classes of Securities of the Series.

     'Letter of Credit' means an irrevocable letter of credit issued by the L/C Bank to provide limited protection against certain losses relating to Loans, as described in the related Prospectus Supplement for a Series.

     'Liquidation Proceeds' means amounts received by the Master Servicer or Servicer in connection with the liquidation of a mortgage, net of liquidation expenses.

     'Loan' means a Mortgage Loan (including an interest therein) or a Manufactured Home Loan (including an interest therein) that is deposited by the Depositor into the Trust Fund for a Series.

     'Loan-to-Value Ratio' means the ratio, expressed as a percentage, of the principal amount of a Loan, plus in the case of a Loan secured by a junior lien, the principal amount of the related Senior Lien, at the date of determination to the Appraised Value.

     'Manufactured Home' means a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.'

     'Manufactured Home Loan' means a loan secured by a Manufactured Home.

     'Master Servicer' means, with respect to a Series secured by Loans, the Person, if any, designated in the related Prospectus Supplement to manage and supervise the administration and servicing by the Servicers of the Loans comprising or underlying the Mortgage Assets for that Series, or the successors or assigns of such Person.

     'Maximum Floating Rate' means, as to any Multiple Class Series, the per annum interest rate cap specified for any Floating Rate Securities of such Series in the related Prospectus Supplement.

     'Maximum Mortgage Rate' means the maximum permissible Mortgage Rate during the life of each ARM.

     'Minimum Floating Rate' means, as to any Multiple Class Series, the per annum interest rate floor specified for any Floating Rate Security of such Series in the related Prospectus Supplement.

     'Minimum Mortgage Rate' means the lifetime minimum Mortgage Rate during the life of each ARM.

     'Mortgage' means the mortgage, deed of trust or other instrument securing a Mortgage Note.

     'Mortgage Assets' means the Private Mortgage-Backed Securities, Agency Securities or Loans, as the case may be, which are included in the Trust Fund for such Series. A Mortgage Asset refers to a specific Private Mortgage-Backed Security, Agency Security or Loan, as the case may be.

     'Mortgage Loan' means a mortgage loan (including an interest therein) secured by Mortgaged Property including Cooperative Loans and Condominium Loans.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Mortgage Loan.

     'Mortgage Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by each Loan.

     'Mortgaged Property' means the real property securing a Mortgage.

     'Multifamily Loan' means any Loan secured by a Multifamily Property.

     'Multifamily Property' means any property securing a Loan consisting of multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units.

     'Multiple Class Series' means a Series of Securities that may include Floating Interest Securities, Compound Interest Securities and Planned Amortization Securities, and/or Subordinate and Senior Classes embodying a subordination feature which protects the Senior Class or Classes in the event of failure of timely payment of Mortgage Assets.

     '1986 Act' means the Tax Reform Act of 1986.

     'Negatively Amortizing ARMs' means ARMs which provide for limitations on changes in the Scheduled Payment which can result in Scheduled Payments which are greater or less than the amount necessary to amortize such ARM by its stated maturity at the Mortgage Rate in effect in any particular month.

     'Nest Egg Mortgage LoanSM' means a Mortgage Loan originated under the Nest Egg Mortgage Loan ProgramSM, a mortgage loan origination program of DLJ Mortgage Capital, Inc., an affiliate of the Depositor, and the Nest Egg Mortgage Company LLC.

     'Note Interest Rate' means, with respect to a Series of a single Class of Notes, the rate of interest paid to the Noteholders in respect of the Mortgage Assets and with respect to any Multiple Class Series, the per annum rate at which interest accrues on the principal balance of the Notes of such Series or a Class of such Series, which rate may be fixed or variable, as specified in the related Prospectus Supplement.

     'Noteholder' or 'Holder' means the Person in whose name a Note is registered in the Note Register.

     'Notes' means the Mortgage-Backed Notes.

     'OTS' means the Office of Thrift Supervision.

     'Owner Trust Agreement' means the agreement relating to a Series of Notes between the Depositor and the Owner Trustee.

     'Owner Trustee' means the owner trustee for each Series of Notes under an Owner Trust Agreement, and its successors.

     'Participation Security' means a certificate or note evidencing a participation interest in a pool of Loans.

     'Pass-Through Rate' means, with respect to a Series of a single Class of Certificates, the rate of interest paid to the Certificateholders in respect of the Mortgage Assets.

     'Percentage Interest' means, with respect to a Security, the proportion (expressed as a percentage) of the percentage amounts of all of the Securities in the related Class represented by such Security, as specified in the related Prospectus Supplement.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'PMBS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private
Mortgaged-Backed Security is issued.

     'PMBS Issuer' means, with respect to Private Mortgage-Backed Securities, the depositor or seller/servicer under a PMBS Agreement.

     'PMBS Servicer' means the servicer of the housing loans underlying a Private Mortgage-Backed Security.

     'PMBS Trustee' means the trustee designated under a PMBS Agreement.

     'Pooling and Servicing Agreement' means the agreement relating to a Series of Certificates among the Depositor, the Master Servicer and the Trustee.

     'Prepayment Assumption' means the prepayment standard or model used with respect to the Securities of a Series, such as the Constant Prepayment Assumption or the Standard Prepayment Assumption, as described in 'Yield, Prepayment and Maturity Considerations -- Prepayments and Weighted Average Life.'

     'Prepayment Period' means with respect to any Distribution Date, the period specified in the related Prospectus Supplement for a Series.

     'Principal Weighted Security' means a Class of Securities entitled to a greater percentage of principal on the Loans underlying or comprising the Mortgage Assets in the Trust Fund for the related Series than the percentage of interest to which it is entitled.

     'Private Mortgage-Backed Security' means a mortgage participation or pass-through certificate representing a fractional, undivided interest in (i) Loans, (ii) collateralized mortgage obligations secured by Loans or (iii) Agency Securities.

     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'Rating Agency' means a nationally recognized statistical rating organization.

     'Regular Interest' means a regular interest in a REMIC as described herein under 'Certain Federal Income Tax Considerations -- Tax Status as a REMIC.'

     'Reinvestment Income' means any interest or other earnings on funds or accounts that are part of the Trust Fund for a Series.

     'REMIC' means a real estate mortgage investment conduit under Section 860D of the Code.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'Remittance Date' means the calendar day or days of each month, as specified in the related Prospectus Supplement for a Series, on which the Servicer is required to withdraw funds from the related Servicer Account for remittance to the Master Servicer.

     'REO Property' means real property which secured a defaulted Loan which has been acquired upon foreclosure, deed in lieu of foreclosure or repossession.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the Pooling and Servicing Agreement or Indenture.

     'Residual Interest' means a residual interest in a REMIC as described herein under 'Certain Federal Income Tax Considerations -- Tax Status as a REMIC.'

     'Retained Interest' means, with respect to a Mortgage Asset, the amount or percentage specified in the related Prospectus Supplement which is not sold by the Depositor or seller of the Mortgage Asset and, therefore, is not included in the Trust Fund for the related Series.

     'Sale and Servicing Agreement' means the sale and servicing agreement relating to a Series of Notes among the Depositor, the Master Servicer and the Trustee.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Mortgage Loan in accordance with the terms of the related Mortgage Note.

     'Security Interest Rate' means Pass-Through Rate, Certificate Rate or Note Interest Rate.

     'Securityholder' or 'Holder' means Certificateholder or Noteholder.

     'Securities' means Certificates or Notes.

     'Seller' means the Person or Persons, which may include banks, savings and loan associations, mortgage bankers, investment banking firms, the Resolution Trust Corporation (the 'RTC'), the Federal Deposit Insurance Corporation (the 'FDIC') and other mortgage loan originators or sellers affiliated or not affiliated with the Depositor, or who may be the Master Servicer or a Servicer, who sell the Loans to the Depositor for deposit into the Trust Fund.

     'Senior Lien' means a lien which is senior to a related junior lien.

     'Senior Securities' means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Senior Securityholder' means the Holder of a Senior Security.

     'Servicer' means the entity which has primary liability for servicing Loans if other than the Master Servicer.

     'Servicer Account' means an account established by a Servicer (other than the Master Servicer) who is directly servicing Loans, into which such Servicer will be required to deposit all receipts received by it with respect to the Mortgage Assets serviced by such Servicer.

     'Servicing Agreement' means the Sale and Servicing Agreement or another servicing agreement relating to a Series of Notes among the Depositor, the Master Servicer and the Trustee.

     'Servicing Fee' means the amount paid to the Master Servicer on a given Distribution Date, generally determined on a loan-by-loan basis, and calculated at a specified per annum rate.

     'Single Family Property' means property securing a Loan consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Subordinate Securities' means a Class of Securities as to which the rights of Holders to receive distributions of principal and interest are subordinated to the rights of Holders of Senior Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Subordinate Securityholder' means a Holder of a Subordinate Security.

     'Subordinated Amount' means the amount, if any, specified in the related Prospectus Supplement for a Series with a Class of Subordinated Securities, that the Subordinate Securities are subordinated to the Senior Securities of the same Series.

     'Subordination Reserve Fund' means the subordination reserve fund, if any, for a Series with a Class of Subordinate Securities, established pursuant to the related Pooling and Servicing Agreement or Indenture.

     'Trustee' means the trustee under a Pooling and Servicing Agreement or the indenture trustee under an Indenture, and its successors.

     'Trust Fund' means all property and assets held for the benefit of the Securityholders by the Trustee under the related Agreement for a Series of Securities as described under 'The Trust Funds -- General.'

     'UCC' means the Uniform Commercial Code.

     'VA' means the Department of Veterans Affairs.

     'VA Loans' means housing loans partially guaranteed by the VA.

                      FIRST NATIONWIDE TRUST SERIES 1999-3

                         DLJ MORTGAGE ACCEPTANCE CORP.
                                   Depositor

                     FIRST NATIONWIDE MORTGAGE CORPORATION
                              Seller and Servicer

                         PNC MORTGAGE SECURITIES CORP.
                              Seller and Servicer

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-3

                                  $841,488,757
                                 (APPROXIMATE)

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                          DONALDSON, LUFKIN & JENRETTE

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

    WE ARE NOT OFFERING THE SERIES 1999-3 MORTGAGE PASS-THROUGH CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

    WE DO NOT CLAIM THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATES STATED ON THE RESPECTIVE COVERS.

    DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE SERIES 1999-3 MORTGAGE PASS-THROUGH CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE SERIES 1999-3 MORTGAGE PASS-THROUGH CERTIFICATES WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS FOR NINETY DAYS FOLLOWING THE DATE OF THIS PROSPECTUS SUPPLEMENT.

                                 April 28, 1999